Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary February 13, 2024 Prepared for: Warrior Met Coal, Inc. 16243 Highway 216 Brookwood, Alabama 35444 Prepared by: MARSHALL MILLER & ASSOCIATES, INC. 582 Industrial Park Road Bluefield, Virginia 24605 www.mma1.com

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 1 Statement of Use and Preparation This Technical Report Summary (TRS) was prepared for the sole use of Warrior Met Coal, Inc. (Warrior Met) and its affiliated and subsidiary companies and advisors. Copies or references to information in this report may not be used without the written permission of Warrior Met. The report provides a statement of coal resources and coal reserves for Warrior Met, as defined under the United States Securities and Exchange Commission (SEC). The statement is based on information provided by Warrior Met and reviewed by various professionals within Marshall Miller & Associates, Inc. (MM&A). MM&A professionals who contributed to the drafting of this report meet the definition of Qualified Persons (QPs), consistent with the requirements of the SEC. The information in this TRS related to coal resources and reserves is based on, and fairly represents, information compiled by the QPs. At the time of reporting, MM&A’s QPs have sufficient experience relevant to the style of mineralization and type of deposit under consideration and to the activity they are undertaking to qualify as a QP as defined by the SEC. Certain information set forth in this report contains “forward-looking information”, including production, productivity, operating costs, capital costs, sales prices, and other assumptions. These statements are not guarantees of future performance and undue reliance should not be placed on them. The assumptions used to develop forward-looking information and the risks that could cause the actual results to differ materially are detailed in the body of this report. MM&A hereby consents (i) to the use of the information contained in this report dated December 31, 2023, relating to estimates of coal resources and coal reserves controlled by Warrior Met, (ii) to the use of MM&A’s name, any quotation from or summarization of this TRS in Warrior Met’s SEC filings, and (iii) to the filing of this TRS as an exhibit to Warrior Met’s SEC filings. This report was prepared by: Qualified Person: /s/ Marshall Miller & Associates, Inc. Date: February 13, 2024

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 2 Table of Contents Statement of Use and Preparation .......................................................................................................1 Table of Contents .................................................................................................................................2 1 Executive Summary .....................................................................................................................8 1.1 Property Description ......................................................................................................8 1.2 Ownership ......................................................................................................................9 1.3 Geology ..........................................................................................................................9 1.4 Exploration Status ........................................................................................................11 1.5 Operations and Development.......................................................................................11 1.6 Mineral Resource .........................................................................................................12 1.7 Mineral Reserve ...........................................................................................................12 1.8 Capital Summary ..........................................................................................................13 1.9 Operating Costs ............................................................................................................14 1.10 Economic Evaluation ....................................................................................................15 1.10.1 Cash Flow Analysis ..........................................................................................17 1.10.2 Sensitivity Analysis ..........................................................................................18 1.11 Permitting ....................................................................................................................18 1.12 Conclusion and Recommendations ...............................................................................19 2 Introduction ..............................................................................................................................20 2.1 Registrant, Terms of Reference, and Scope of Work .....................................................20 2.2 Information Sources .....................................................................................................20 2.3 Personal Inspections.....................................................................................................21 2.4 Updates to Previous TRS...............................................................................................22 3 Property Description .................................................................................................................23 3.1 Location .......................................................................................................................23 3.2 Titles, Claims or Leases .................................................................................................24 3.3 Mineral Rights ..............................................................................................................24 3.4 Encumbrances ..............................................................................................................26 3.5 Other Risks ...................................................................................................................26 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography ................................26 4.1 Topography, Elevation, and Vegetation ........................................................................26 4.2 Access and Transport ...................................................................................................26 4.3 Proximity to Population Centers ...................................................................................27 4.4 Climate and Length of Operating Season ......................................................................27 4.5 Infrastructure ...............................................................................................................27

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 3 5 History .......................................................................................................................................29 5.1 Previous Operation.......................................................................................................29 5.2 Previous Exploration.....................................................................................................29 6 Geological Setting, Mineralization and Deposit ........................................................................29 6.1 Regional, Local and Property Geology ..........................................................................29 6.2 Mineralization ..............................................................................................................32 6.3 Deposits .......................................................................................................................32 7 Exploration ................................................................................................................................34 7.1 Nature and Extent of Exploration .................................................................................34 7.1.1 Summary of Exploration Data .........................................................................34 7.2 Non-Drilling Procedures and Parameters ......................................................................36 7.3 Drilling Procedures .......................................................................................................36 7.4 Hydrogeology ...............................................................................................................37 7.4.1 Introduction....................................................................................................37 7.4.2 Summary of Hydrogeologic Findings ...............................................................37 7.5 Geotechnical Data ........................................................................................................39 8 Sample Preparation Analyses and Security ...............................................................................39 8.1 Prior to Sending to the Lab ...........................................................................................39 8.2 Lab Procedures .............................................................................................................40 8.3 Opinion of Qualified Person .........................................................................................40 9 Data Verification .......................................................................................................................41 9.1 Procedures of Qualified Person ....................................................................................41 9.2 Limitations ...................................................................................................................42 9.3 Opinion of Qualified Person .........................................................................................42 10 Mineral Processing and Metallurgical Testing ...........................................................................43 10.1 Testing Procedures .......................................................................................................43 10.1.1 M-Series Holes ................................................................................................43 10.1.2 NR5-Series Holes ............................................................................................43 10.1.3 S-Series Holes .................................................................................................44 10.2 Warrior Met’s Current Exploration Procedures.............................................................44 10.3 Quality Assessment ......................................................................................................44 10.4 Derivation of Product Yield ...........................................................................................45 10.5 Relationship of Tests to the Whole ...............................................................................46 10.6 Lab Information ............................................................................................................47 10.7 Relevant Results, Metallurgical Quality ........................................................................47 10.8 Pertinent Results and Opinion of the Qualified Person .................................................48

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 4 11 Mineral Resource Estimates ......................................................................................................49 11.1 Assumptions, Parameters and Methodology ................................................................50 11.1.1 Statistical Analysis for Classification ................................................................51 11.2 Qualified Person’s Estimates ........................................................................................53 11.3 Qualified Person’s Opinion ...........................................................................................53 12 Mineral Reserve Estimates ........................................................................................................54 12.1 Assumptions, Parameters and Methodology ................................................................54 12.2 Qualified Person’s Estimates ........................................................................................55 12.3 Qualified Person’s Opinion ...........................................................................................56 13 Mining Methods and Mine Plan Design ....................................................................................56 13.1 Geotechnical and Hydrologic Aspects of Mine Design ..................................................56 13.1.1 Horizontal Stress .............................................................................................56 13.1.2 Pillar Design ....................................................................................................57 13.1.3 Hydrogeology .................................................................................................57 13.2 Production Rates ..........................................................................................................58 13.3 Mining-Related Requirements ......................................................................................59 13.4 Required Equipment and Personnel .............................................................................59 14 Processing and Recovery Methods ............................................................................................60 14.1 Description or Flowsheet ..............................................................................................60 15 Infrastructure ............................................................................................................................61 15.1 Mine Ventilation ..........................................................................................................61 15.2 Methane ......................................................................................................................61 15.3 Materials Handling .......................................................................................................62 15.4 Seam Access .................................................................................................................62 15.5 Surface Infrastructure ..................................................................................................62 15.5.1 Preparation Plant & Materials Handling Infrastructure ...................................62 15.5.2 Clean Coal Transportation...............................................................................63 15.5.3 Water Supply ..................................................................................................63 15.5.3.1 Potable Water ........................................................................................64 15.5.4 Power .............................................................................................................64 16 Market Studies ..........................................................................................................................64 16.1 Market Description.......................................................................................................64 16.2 Price Forecasts .............................................................................................................64 16.3 Contract Requirements ................................................................................................66 17 Environmental Studies, Permitting and Plans, and Social and Community Impacts .................66 17.1 Results of Studies .........................................................................................................66

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 5 17.2 Requirements and Plans for Waste Disposal .................................................................66 17.2.1 Disposal Methods and Design Concepts ..........................................................66 17.2.2 Life-of-Mine Storage Requirements ................................................................67 17.2.3 Storage Areas .................................................................................................67 17.2.4 Control of Proposed Storage Areas .................................................................67 17.2.5 Refuse Permitting ...........................................................................................67 17.3 Permit Requirements and Status ..................................................................................68 17.4 Local Plans, Negotiations or Agreements ......................................................................69 17.5 Mine Closure Plans .......................................................................................................69 17.6 Qualified Person’s Opinion ...........................................................................................69 18 Capital and Operating Costs ......................................................................................................70 18.1 Capital ..........................................................................................................................70 18.2 Operating Cost .............................................................................................................71 18.3 Capex & Opex Summary Tables ....................................................................................72 19 Economic Analysis .....................................................................................................................73 19.1 Assumptions, Parameters and Methods .......................................................................73 19.2 Results .........................................................................................................................77 19.3 Sensitivity .....................................................................................................................79 19.4 Economic Analysis Summary ........................................................................................79 20 Adjacent Properties...................................................................................................................79 20.1 Information Used .........................................................................................................79 21 Other Relevant Data and Information .......................................................................................80 22 Interpretation and Conclusions .................................................................................................80 22.1 Conclusion ....................................................................................................................80 22.2 Project Risk Assessment ...............................................................................................80 22.2.1 Assumptions and Limitations ..........................................................................81 22.2.2 Methodology ..................................................................................................81 22.2.3 Development of the Risk Matrix .....................................................................82 22.2.3.1 Quantification of Risk Likelihood and Severity of Impact ........................82 22.2.4 Categorization of Risk Levels and Color Code Convention ...............................84 22.2.5 Summary of Residual Risk Ratings ...................................................................84 22.2.6 Risk Factors .....................................................................................................85 22.2.6.1 Geological and Coal Resource.................................................................85 22.2.6.1 Environmental ........................................................................................86 22.2.6.2 Regulatory Requirements .......................................................................87 22.2.6.3 Market and Transportation ....................................................................87

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 6 22.2.6.4 Mining Plan ............................................................................................88 23 Recommendations ....................................................................................................................92 24 References.................................................................................................................................93 25 Reliance on Information Provided by Registrant ......................................................................93 FIGURES (IN REPORT) Figure 1-1: Blue Creek Project Location Map ........................................................................................ 9 Figure 1-2: Generalized Stratigraphic Column of Warrior Basin Sequence with Mary Lee Coal Zone Highlighted in red (after Pashin, 2005) .................................................................... 10 Figure 1-3: Initial Investment Capital ($000) ....................................................................................... 14 Figure 1-4: OPEX ............................................................................................................................... 15 Figure 1-5: Blue Creek Production and Revenue ................................................................................ 16 Figure 1-6: After-tax Cash Flow Summary (000) ................................................................................. 17 Figure 1-7: Sensitivity of NPV ............................................................................................................ 18 Figure 2-1: Blue Creek Mine Construction Site (October 23, 2023) .................................................... 21 Figure 2-2: Blue Creek Mine Construction Site (October 23, 2023) .................................................... 22 Figure 3-1: Blue Creek Project Location Map ...................................................................................... 23 Figure 6-1: Geologic Column of the Mary Lee – Blue Creek Sequence ................................................ 31 Figure 6-2: Generalized Geologic Profile Indicating Dominant Overburden Lithologies...................... 34 Figure 7-1: Drill Hole Location Map ................................................................................................... 36 Figure 15-1: Approximate Location of Plant and Various Infrastructure ............................................ 63 Figure 18-1: Initial Investment Capital ($000) ..................................................................................... 70 Figure 18-2: OPEX.............................................................................................................................. 72 Figure 19-1: Blue Creek Production and Revenue .............................................................................. 78 Figure 19-2: After-tax Cash Flow Summary (000) ............................................................................... 78 Figure 19-3: Sensitivity of NPV .......................................................................................................... 79 TABLES (IN REPORT) Table 1-1: Coal Resources Summary as of December 31, 2023 .......................................................... 12 Table 1-2: Coal Reserves Summary, Specific to Mining Areas A through E1, (Marketable Sales Basis) as of December 31, 2023 ....................................................................................... 13 Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA .......................................................... 16 Table 2-1: Information Provided to MM&A by Warrior Met .............................................................. 20 Table 10-1: Yield, Clean Ash and Sulfur (1.5 SG), Eastern Mining Areas A Through D .......................... 45 Table 10-2: Yield, Clean Ash and Sulfur (1.5 SG), Eastern Mining Area E1 ........................................... 45 Table 10-3: Metallurgical Characteristics ............................................................................................ 48 Table 10-4: Summary of Wash Recovery Assumptions ....................................................................... 48 Table 11-1: General Reserve and Resource Criteria ........................................................................... 51 Table 11-2: Statistical Analysis of Drill Hole Data Spacing .................................................................. 52 Table 11-3: Coal Resources Summary as of December 31, 2023 ........................................................ 53

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 7 Table 12-1: Coal Reserves Summary, Specific to Mining Areas A through E1, (Marketable Sales Basis) as of December 31, 2023 ....................................................................................... 56 Table 13-1: Blue Creek Production Forecast Summary ...................................................................... 59 Table 14-1: 5 Years of Projected Wash Yields for Blue Creek ............................................................. 61 Table 16-1: Adjusted Pricing .............................................................................................................. 65 Table 17-1: Currently Active Permits ................................................................................................. 68 Table 18-1: Estimated Coal Production Taxes and Sales Costs ........................................................... 71 Table 18-2: Project Operating Life Expenditures ................................................................................ 72 Table 19-1: Blue Creek Project LOM After-tax Cash Flow.................................................................... 75 Table 19-2: Life-of-Mine Tonnage, P&L before Tax, and EBITDA ........................................................ 77 Table 22-1: Probability Levels of Risks and Corresponding Values ..................................................... 82 Table 22-2: Consequence Level Table ................................................................................................. 83 Table 22-3: Risk Matrix ...................................................................................................................... 84 Table 22-4: Residual Risk Assessment Matrix .................................................................................... 85 Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2) ....................................... 86 Table 22-6: Environmental (Risks 3 and 4) ......................................................................................... 87 Table 22-7: Regulatory Requirements (Risk 5) ................................................................................... 87 Table 22-8: Market (Risk 6) ............................................................................................................... 88 Table 22-9: Transportation (Risk 7).................................................................................................... 88 Table 22-10: Methane Management (Risk 8) ..................................................................................... 89 Table 22-11: Mine Fires (Risk 9)......................................................................................................... 89 Table 22-12: Availability of Supplies and Equipment (Risk 10) ........................................................... 90 Table 22-13: Labor – Work Stoppage (Risk 11) .................................................................................. 90 Table 22-14: Labor – Retirement (Risk 12) ......................................................................................... 90 Table 22-15: Construction Delays and Cost Overruns (Risk 13) .......................................................... 91 Table 22-16: Permitting Delays (Risk 14) ........................................................................................... 91 Table 22-17: Select, Isolated Parcels of Uncontrolled Mineral (non-BLM lease) within Mine Plan (Risk 15)........................................................................................................................... 92 Table 22-18: Select, Isolated Parcels of Uncontrolled Mineral (BLM lease) within Mine Plan (Risk 16) ................................................................................................................................... 92 Appendix A ................................................................................................................................................... Table

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 8 1 Executive Summary 1.1 Property Description Warrior Met Coal, Inc. (Warrior Met) authorized Marshall Miller & Associates, Inc. (MM&A) to prepare this Technical Report Summary (TRS) of its controlled coal reserves, located at its Blue Creek Mine (BCM) property in northern Tuscaloosa County, Alabama (the Property). The mine is currently being developed with seam access (shaft & slope installation) underway, and construction of surface facilities including bathhouse, preparation plant, loadouts, conveyor belts, and refuse disposal areas. The report provides a statement of coal resources and coal reserves for Warrior Met, as defined under the United States Securities and Exchange Commission (SEC) standards. Coal resources and coal reserves are herein reported in metric units of measurement and are rounded to millions of tonnes (Mt). The property is located in northwestern Alabama, approximately 27 miles north of the city of Tuscaloosa and 36 miles west of the city of Birmingham in the southern region of the US. Highway 69 North bisects the property controlled by Warrior Met. Figure 1-1 displays the property’s location. Warrior Met currently controls approximately 28,200 total acres of mining rights associated with the Project (the Property). Specific to reserve areas, Warrior Met controls approximately 10,600 acres of property, approximately 72-percent of which is leased from various entities and individuals. Based upon the current layout of the mine, the acquisition of additional leases will be required in the eastern and western portions of the Property, including leases from private entities and individuals, as well as a significant number of federally owned tracts from the Bureau of Land Management (BLM). To mitigate risk associated with the BLM tracts, MM&A has assisted Warrior Met in developing a mine plan for the property which excludes the BLM tracts. This is not presented in the TRS, but it is important to note that financial modeling associated with this alternative mine plan showed favorable economics absent the BLM tracts, albeit at a reduced tonnage.

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

Figure 1-1: Blue Creek Project Location Map


Fayette County
Walker County
Tuscaloosa County
BCM
Projections
Approx.
BCM
Resource
Area
Birmingham, AL
20 Miles
Tuscaloosa
County
Jefferson
County
Shoal Creek
Mine 4 - North
Projections
Mine 7
Projections
Tuscaloosa, AL
15 Miles
3 Miles
NAD27 Alabama West

Note: Coordinates/Gridlines are shown in the NAD27 Alabama West coordinate system.

1.2 Ownership

The Property was formerly controlled by **Jim Walter Resources (*Walter*)**, the predecessor company of Warrior Met. Walter acquired the majority of its mineral rights for the Blue Creek property in 2010 through its purchase of **Chevron Mining, Inc. (*Chevron*)**-owned coal assets located in Alabama. Warrior Met acquired mineral rights and mining operations from Walter in 2016, including two active operating longwall mines (Mine No. 4 and Mine No. 7), located south and southeast of the Project.

Reserves and resources associated with these adjacent properties are not included in this report but have been assessed by MM&A under separate engagements. *Figure 1-1* outlines the location of the Property in relation to Warrior Met's adjacent properties.

1.3 Geology

Operations at the Blue Creek Mine Complex extract the Mary Lee and Blue Creek coal beds by longwall mining methods. The strata of economic interest for this TRS belong to the Pennsylvanian-age Mary Lee Coal Group or Zone and the subject seams are the principal coal seams of interest within that

MARSHALL MILLER & ASSOCIATES, INC. 9

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 10 formation for the present evaluation. Due to the high value of this coal, it has been extensively mined in the region. The Blue Creek Mine is among the first in the region that targets the higher volatile portion of the basin, with existing and former operations in the basin generally targeting the low and mid volatile coal zones. The seam is situated below drainage throughout the Property and will be accessed by mine shafts and/or slopes. Figure 1-2: Generalized Stratigraphic Column of Warrior Basin Sequence with Mary Lee Coal Zone Highlighted in red (after Pashin, 2005) Warrior Met expects that market placement at BCM will largely be based upon the High-Volatile A Indices (HVA). The mine’s production will fit with high-volatile A parameters, so it is anticipated that market placement will be generally priced according to the HVA.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 11 1.4 Exploration Status Since as early as 1957, the Property has been extensively explored by means of: continuous coring and analytic testing, rotary drilling, ongoing drilling associated with coalbed methane (CBM) production, and by downhole geophysical logging methods. The majority of the data was acquired or generated by previous owners of the Property. These sources comprise the primary data used in the evaluation of the coal resources and coal reserves identified on the Property. MM&A examined the data available for the evaluation and incorporated all pertinent information into this TRS. Where data appeared to be anomalous or not representative, that data was excluded (or not honored) from the digital databases and subsequent processing by MM&A. Ongoing exploration has been carried out by Warrior Met since acquiring the Property, and Warrior Met’s recently acquired exploration data (through December 2023) has been consistent with past drilling activities. 1.5 Operations and Development Due to its coal reserve and seam characteristics, the BCM employs the longwall mining method. The mine plan presented in this TRS utilizes a single longwall supported by continuous mining units. Warrior Met is considering an alternative mine plan which would increase tonnage via production from two longwall units. However, this alternative mine plan is not considered as part of this TRS. The mine will produce coal that is suitable for export into the high volatile-A metallurgical coal markets. Run-of-mine coal will be transported to the surface via the slope. A service shaft and hoist serve as the primary means of transportation of miners, supplies, and equipment to the coal mine. An additional fan (exhaust) shaft is used for mine ventilation, and a third shaft (primary intake) is required to support longwall production. Bleeder shafts will be installed in each longwall district as they are developed. Run-of-mine coal will be processed in a new preparation plant with a capacity of 1,800 raw-tons-per- hour (1,633 raw tonnes-per-hour). MM&A’s assessment of coal quality information suggests that the operation will be capable of producing a 10-percent ash, sub-1-percent sulfur, high volatile-A coking coal in Resource and Reserve areas tagged as A through D. Exploration data suggests that the western portions of the property will net a higher ash and higher sulfur product which has been considered in reserve delineation and supporting financial modeling. Clean coal production will be transported to a newly constructed rail loadout and a portion of the coal is expected to be trucked to a barge loadout on the Black Warrior River. The development schedule set forth in this TRS mirrors Warrior Met’s continued continuous miner development plan with longwall mining expected to commence in year 2026. At a steady state, the mine will produce between 3 and 5 million tonnes (Mt) of coal annually and employ approximately 435 employees.

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

1.6 Mineral Resource

A coal resource estimate was prepared as of December 31, 2023, for the Blue Creek Mine, summarized in *Table 1-1*. Resources presented in *Table 1-1* include both resources inclusive of reserve and resources exclusive of reserve. Resources inclusive of reserve serve (see Areas A, B, C, D and E1 in *Appendix A*) serve as the basis for the life-of-mine plan and cost model developed at the pre-feasibility level to support reserves which are stated in this report.

Resources exclusive of reserve represent those coal tonnes on the western portion of the property which are not yet considered for reserve status (See "*Areas E2 and E3*" in *Appendix A*). Such tonnes are currently excluded from reserve consideration due to a combination of limited exploration information (especially related to quality) and some quality information suggesting elevated ash and sulfur percentages which may not meet current markets. Resources represent in-place coal tonnages *exclusive* of the interburden, but inclusive of any high-ash partings within the Mary Lee and Blue Creek coal seams. As such, in-situ tonnages and quality as presented in *Table 1-1* reflect the inclusion of high-ash partings which are ultimately removed after mining during coal preparation.

Table 1-1: Coal Resources Summary as of December 31, 2023

Seam	Coal Resource (Dry Tonnes, In Situ, Mt)				Resource Quality (Dry)		
	Measured	Indicated	Inferred	Total	Ash%	Sulfur%	VM%
Inclusive of Reserves							
Mary Lee	18.3	12.6	0.0	30.9	-	-	-
Blue Creek	48.5	25.5	0.0	74.0	-	-	-
Total	**66.8**	**38.1**	**0.0**	**104.9**	**13.9**	**0.7**	**30**
Exclusive of Reserves							
Mary Lee	0.0	12.9	0.0	12.9	-	-	-
Blue Creek	0.0	26.8	0.0	26.8	-	-	-
Total	**0.0**	**39.7**	**0.0**	**39.7**	**18.8**	**1.4**	**31**
Grand Total							
	66.8	**77.8**	**0.0**	**144.5**	**-**	**-**	**-**

Note 1: For A through E1, Resource tonnes are inclusive of reserve tonnes since they include the in-situ tonnes from which recoverable coal reserves are derived.

Note 2: For E2 and E3, Resource tonnes are exclusive of reserve tonnes since they include the in-situ tonnes for which no recoverable reserve tonnes have been estimated.

Note 3: Coal resources are reported on a dry basis, inclusive of high-ash partings which are ultimately removed during coal preparation. Surface moisture and inherent moisture are excluded.

Note 4: Coal resource quality reported on a raw, weight-averaged basis.

Totals may not add due to rounding.

1.7 Mineral Reserve

In areas A through E1, the resource estimate has been used as the basis for this reserve calculation, which utilizes a reasonable pre-feasibility level analysis, a life-of-mine (*LOM*) mine plan and practical recovery factors. Such factors include a mine recovery of 67 percent derived from an engineered mine plan, the consideration of out-of-seam and in-seam dilution material, an effective a wash recovery of 61 percent and the consideration of moisture factors. Projected mine recovery for Blue Creek in comparison to Warrior Met's other active mines is lower due to faults present in the reserve area which were considered when designing the mine plan. Production modeling was completed with an effective start date based on mining development faces circa October 1, 2023.

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12

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

Factors that would typically preclude conversion of a coal resource to coal reserve, include the following: inferred resource classification; absence of coal quality; poor mine recovery; lack of access; geological encumbrances associated with overlying and underlying strata; seam thinning and splitting; structural complications; and insufficient exploration have all been considered. Reserve consideration excludes those portions of the resource area which exhibit the aforementioned geological and operational encumbrances.

Proven and probable coal reserves were derived from the defined in-situ coal resource considering relevant processing, economic (including technical estimates of capital, revenue and cost), marketing, legal, environmental, socioeconomic, and regulatory factors. The proven and probable coal reserves on the Property are summarized below in *Table 1-2*.

Table 1-2: Coal Reserves Summary, Specific to Mining Areas A through E1, (Marketable Sales Basis) as of December 31, 2023

	Demonstrated Coal Reserves (Wet Tonnes, Washed or Direct Shipped, Mt)									Wash Recovery %
	By Reliability Category			By Control Type			Quality (Dry Basis)			
Seam	Proven	Probable	Total	Owned	Leased	Option	Ash%	Sulfur%	VM%	
Mary Lee	11.4	7.7	19.1	3.1	13.8	2.2	13.0	0.9	32	61%
Blue Creek	31.9	16.6	48.5	8.2	35.5	4.8	8.8	0.6	32	
Total	**43.3**	**24.3**	**67.6**	**11.3**	**49.2**	**7.1**	**10.0**	**0.7**	**32**	

Note 1: Marketable reserve tonnes are reported on a moist basis, including a combination of surface and inherent moisture. The combination of surface and inherent moisture is modeled at 10-percent, comparable to Warrior Met's current product moisture at its operating mines. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications.

Note 2: Wash recovery is based on LOM planning and reflects projected plant recovery after the consideration of out-of-seam dilution. Wash recover is not stated on a seam-by-seam basis, as the Mary Lee and Blue Creek seams are mined together – allocation of dilution material on a seam-by-seam basis would introduce confusion with regards to wash recovery. Detailed reserve tables (see Appendix) show projected in-seam wash recovery on a seam-by -seam basis, absent dilution assumptions.

Note 3: Coal Reserves are based upon sales assumptions provided to MM&A by Warrior Met and were relied upon by MM&A. Financial modeling assumes a long-term average sale price of approximately $198/tonne (free on board [*FOB*]-mine). See Chapter 16 for further details on marketing assumptions.

Totals may not add due to rounding.

In summary, the Project includes a total of 67.6 Mt (moist basis) of marketable coal reserves as of December 31, 2023. Of that total, 64 percent are proven, and 36 percent are probable. There are 11.3 Mt of owned coal reserves, 49.2 Mt of leased coal reserves and 7.1 Mt of reserve associated with lease options. All the reserves are considered suitable for the metallurgical coal market.

1.8 Capital Summary

Warrior Met and MM&A have collaborated to develop a capital expenditure (*CAPEX*) forecast. MM&A assumes that major equipment rebuilds occur over the course of each machine's operating life. All the equipment presented for use in the Project is standard well-proven equipment, used in numerous mines throughout the United States. No prototypes or experimental pieces of equipment are included.

The initial investment, defined as the CAPEX from project inception through the first full year of longwall production is summarized in *Figure 1-3.*

MARSHALL MILLER & ASSOCIATES, INC. 13

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 14 Figure 1-3: Initial Investment Capital ($000) Note: Capital figures are based upon MM&A’s best estimates and are supported by a combination of MM&A’s experience in comparable projects & comparable quotations. Such a level is sufficient to meet the criteria of a pre-feasibility level financial assessment. At Warrior Met’s request more Capital has been front-loaded into 2024 to mitigate the risk of extended lead times impacting timely delivery of the equipment. Beyond the Initial Investment of $684 million, excluding approximately $366 million in sunk cost through December 31, 2023, CAPEX is necessary for sustaining production. This includes rebuilds and replacement of equipment, mine development and multiple bleeder, intake and return shafts. Based on a previous detailed study of a mine in the basin, with pricing increased based on other recent purchases by Warrior Met or recent inflation trends, combined with a review of Warrior Met’s spending patterns, sustaining capital has been estimated at slightly under $9.50 per tonne. No efficiency or production increase projects have been included as they will be analyzed on a stand-alone basis when considered. 1.9 Operating Costs MM&A used a combination of recent pricing information provided by Warrior Met and detailed operating cost estimates from a previous study of a property in the region. Where necessary, operating costs were adjusted to reflect differences between this mine and the studied mine. Hourly labor rates and salaries were based upon recent information and expectations. Fringe-benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers’ compensation and pneumoconiosis, casualty and life insurance, healthcare, and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof-control costs. Other mine-supply costs are typically related to factors such as feet of section advance, run-of-mine (ROM) tonnes mined, and days worked. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services and other direct mining costs. Operating costs factors were developed in a similar manner for the coal preparation plant processing, refuse handling, and coal loading. Property taxes and insurance and bonding were calculated based on regional information and experience at Warrior Met’s other mines. Appropriate royalty rates were assigned for production from

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 15 leased coal lands, and sales related taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees. A summary of the operating costs (OPEX) for the Property is provided in Figure 1-4. Figure 1-4: OPEX *The LOM model and associated economic analysis is intended to prove the economic viability of the subject coal tonnage, allowing controlled tonnes to be classified as “reserve”. The development of costs incorporates a combination of Warrior Met’s historical performance and MM&A’s knowledge of mine productivity and cost structures for comparable operations. 1.10 Economic Evaluation The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of the coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Warrior Met property, but are intended to establish the economic viability of the estimated coal reserves. Economic models include non-controlled tonnes which are expected to be acquired by Warrior Met. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2024. On an un-levered basis, the NPV of the real cash flow after taxes represents the Enterprise Value of the Property. The cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities, costs for materials handling, coal preparation, refuse

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

disposal, coal loading, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes.

Table 1-3 shows LOM tonnage, P&L, and EBITDA for Blue Creek.

Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

Tonnes (000)	Pre-Tax P&L ($000)	P&L per Tonne	EBITDA ($000)	EBITDA per Tonne
103,500	$12,400,000	$120	$14,300,000	$138

Note 1: The LOM model includes tonnages contained within adverse tracts which are not included in reserve estimates.
Note 2: The LOM model does not consider resources exclusive of reserves on the western portion of the property.
Note 3: The LOM model and associated economic analysis is intended to prove the economic viability of the subject coal tonnage, allowing controlled tonnes to be classified as "reserve". The exercise should not be construed to represent a valuation of Warrior Met's holdings. Long-term cash flows incorporate forward-looking market projections which are expected to vary over time based upon historic volatility of coal markets. The development of costs incorporates a combination of Warrior Met's historical performance and MM&A's knowledge of mine productivity and cost structures for comparable operations.

As shown in *Table 1-3,* Blue Creek has positive EBITDA over the LOM. Overall, the operation shows positive LOM P&L and EBITDA of $12.4 billion and $14.3 billion, respectively.

Warrior Met's Blue Creek annual production and revenue are shown in *Figure 1-5* and the Mine's after-tax cash flow summary in constant dollars, excluding debt service, is shown in *Figure 1-6* below.

Figure 1-5: Blue Creek Production and Revenue


Annual Revenue ($x1,000)
Annual Sales Tonnes (x1,000)
Revenue ($000)
Sales Tonnes (000)
0
100,000
200,000
300,000
400,000
500,000
600,000
700,000
800,000
900,000
1,000,000
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051

Note 1: The LOM model includes a portion of tonnage contained within adverse tracts which are not included in reserve estimates.
Note 2: The LOM model and associated economic analysis is intended to prove the economic viability of the subject coal tonnage, allowing controlled tonnes to be classified as "reserve". The exercise should not be construed to represent a valuation of Warrior Met's holdings. Long-term cash flows incorporate forward-looking market projections which are expected to vary over time based upon historic volatility of coal markets. The development of costs incorporates a combination of Warrior Met's historical performance and MM&A's knowledge of mine productivity and cost structures for comparable operations.

MARSHALL MILLER & ASSOCIATES, INC.
16

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 17 Figure 1-6: After-tax Cash Flow Summary (000) Note 1: The LOM model includes a portion of tonnage contained within adverse tracts which are not included in reserve estimates. Note 2: The LOM model and associated economic analysis is intended to prove the economic viability of the subject coal tonnage, allowing controlled tonnes to be classified as “reserve”. The exercise should not be construed to represent a valuation of Warrior Met’s holdings. Long-term cash flows incorporate forward-looking market projections which are expected to vary over time based upon historic volatility of coal markets. The development of costs incorporates a combination of Warrior Met’s historical performance and MM&A’s knowledge of mine productivity and cost structures for comparable operations. Consolidated cash flows are driven by annual sales tonnage, which starts at 4.7 million tonnes in 2027, the first year of longwall production and averages 4.1 million tonnes per year from 2027 to 2050 the final full year of production. Projected consolidated revenue averages approximately $805 million per year during the period 2027 to 2050. Revenue totals $20.5 billion for the property’s life. Consolidated cash flow from the operation is positive throughout the projected operating period, with the exception of mine development years 2024 and 2025. In 2026, when the longwall starts, cash flow becomes positive. In the post-production years, cash flow becomes negative due to end-of-mine reclamation spending. Consolidated cash flow from the operation averages approximately $462 million per year from 2027 to 2050 and totals $11.1 billion over the mine life. Capital and Land expenditures, excluding sunk cost, through December 31, 2023, total $1.6 billion over the property’s life. 1.10.1 Cash Flow Analysis Cash flow after tax, but before debt service, generated over the life of the property was discounted to NPV at a 9% discount rate, which represents Warrior Met’s typical WACC. On an un-levered basis, the NPV of the property cash flows represents the Enterprise Value of the property and amounts to $3.5 billion. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was made for the purpose of confirming the economics for classification of coal reserves and not for purposes of valuing Warrior Met or its BCM

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 18 assets. The mine plan was not optimized, and actual results of the operation may be different, but in all cases, the mine production plan assumes the property is under competent management. 1.10.2 Sensitivity Analysis Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 9% discount rate when Base Case sales prices, operating costs, production, plant yield and capital costs are increased and decreased +/- 10%. A critical case combining Sales price and operating cost was also done reflecting the combined effect of plus 10% operating cost with -10% sales price to -10% operating cost and +10% sales price. Figure 1-7: Sensitivity of NPV 1.11 Permitting Warrior Met was successful in obtaining Mine Safety and Health Administration (MSHA) approval in March 2021 for the Slurry Impoundment No. 1 facility, which was designed with approximately 1,200 acre-foot of capacity. While the Slurry Impoundment No. 1 facility is no longer planned to be utilized as a primary tailings facility, a United States Army Corps of Engineers (USACE) 404 Individual Permit and Surface Mine Control and Reclamation Act (SMCRA) permit could be prepared and obtained in approximately 18 months to be fully permitted for use if found necessary to provide long-term support of the Blue Creek Mine. If a situation was to arise where the combined refuse facility or dewatering system required modification, a backup series of incised slurry cells is being designed and planned for use to provide system redundancy to allow for several months of availability without interrupting operations while necessary adjustments are made.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 19 Warrior Met reports that it has completed the initial design of the combined refuse disposal area which will provide approximately 10,000,000 cubic yards of initial capacity, which should accommodate up to the first 6 years of production while expansion designs are evaluated. Warrior Met performed geotechnical studies on the combined refuse materials in 2023 and submitted an updated plan to reflect these refuse handling options to MSHA in Q1 2023. MSHA technical support staff is currently reviewing Warrior Met’s responses to review comments and estimate issuance for the combined coarse facility is anticipated in Q1 2024. Additional mine permits which are currently in place include those from: Alabama Surface Mining Commission (ALSMC); Alabama Department of Environmental Management (ADEM); USACE; and MSHA. All of the currently approved permits have been renewed as needed and remain in good standing. 1.12 Conclusion and Recommendations Sufficient data have been obtained through various exploration and sampling programs to support the geological interpretations of seam structure and thickness for coal horizons situated on the subject. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. The geological data and pre-feasibility study, which considers mining plans, revenue, and operating and capital cost estimates, are sufficient to support the classification of coal reserves provided herein. As of the writing of this report, Warrior Met has recently been conducting core drilling on the Property, and a sustained program of continued exploration is recommended. Mine development continues as entries are developed in preparation for initial longwall production. Warrior Met is aware of potential geotechnical and hydrogeological encumbrances related to tectonic faulting. This geologic evaluation conducted in conjunction with the preliminary feasibility study concludes that the 67.6 Mt of marketable underground coal reserves identified on the Property are economically mineable under reasonable expectations of: continued acquisition of mining rights within future mine plan areas, future market prices for metallurgical coal products, estimated operation costs, and capital expenditures.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 20 2 Introduction 2.1 Registrant, Terms of Reference, and Scope of Work This report was prepared for the sole use of Warrior Met Coal, Inc. (Warrior Met) and its affiliated and subsidiary companies and advisors. The report provides a statement of coal resources and coal reserves for Warrior Met, as defined under the United States Securities and Exchange Commission (SEC) standards. The report provides a statement of coal reserves for Warrior Met. Exploration results and resource calculations were used as the basis for the mine planning and the preliminary feasibility study completed to determine the extent and viability of the reserve. Coal resources and coal reserves are herein reported in metric units of measurement and are rounded to millions of metric tonnes (Mt). 2.2 Information Sources The technical report is based on information provided by Warrior Met and reviewed by MM&A’s professionals, including geologists, mining engineers, civil engineers, and environmental scientists. MM&A’s professionals hold professional registrations and memberships which qualify them as Qualified Persons in accordance with SEC guidelines. Sources of data and information are listed below in Table 2-1: Table 2-1: Information Provided to MM&A by Warrior Met Category Information Provided by Warrior Met Report Section Geological Geologic data including digital databases and original source data including geologist logs, driller’s logs, geophysical logs. 9.1 Coal Quality Database of coal quality information supplemented with original source laboratory sheets where available. 10.1 Mining Historical productivities and manpower projections. 13 Coal Preparation Flow Sheet descriptions information related to coal processing. 14 Costs Historical and budgetary operating cost information used to derive cost drivers for reserve financial modeling 18 Note: While the sources of data listed in Table 2-1 are not exhaustive, they represent a significant portion of information which supports this TRS. MM&A reviewed the provided data and found it to be reasonable prior to incorporating it into the TRS. The TRS contains “forward-looking information” including forecasts of productivity and annual coal production, operating and capital cost estimates, coals sales price forecasts, the assumption that Warrior Met will continue to acquire necessary permits, and other assumptions. The TRS statements and conclusions are not a guarantee of future performance and undue reliance should not be placed on them. The ability of Warrior Met to recover the estimated coal reserves is dependent on multiple factors beyond the control of MM&A including, but not limited to geologic factors, mining conditions, regulatory approvals, and changes in regulations. In all cases, the plans assume the Property is under competent management.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 21 Warrior Met engaged MM&A to conduct a coal reserve evaluation of the BCM coal property as of December 31, 2023. For the evaluation, the following tasks were to be completed: > Process the information supporting the estimation of coal resources and reserves into geological models; > Develop life-of-reserve mine (LOM) plans and a financial model; > Hold discussions with Warrior Met company management; > Conduct a site visit of existing surface facilities; and > Prepare and issue a Technical Report Summary providing a statement of coal reserves which would include: - A description of the mines and facilities. - A description of the evaluation process. - An estimation of coal resources and reserves with compliance elements as stated under the new SEC Guidelines which became effective for the first fiscal year that commenced on or after January 1, 2022. 2.3 Personal Inspections MM&A is very familiar with the Blue Creek property, having provided a variety of services since 1991 (including geophysical logging) to the present, and MM&A has conducted multiple site visits to the property. Most recently, MM&A visited the site in October of 2023, and observed construction of surface facilities including the bathhouse, preparation plant, loadouts, conveyor belts, and refuse disposal areas. Figure 2-1: Blue Creek Mine Construction Site (October 23, 2023)

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 22 Figure 2-2: Blue Creek Mine Construction Site (October 23, 2023) 2.4 Updates to Previous TRS This TRS reflects an update to a TRS, published in early 2023 to reflect resources and reserves as of December 31, 2023. Material revisions reflected in this TRS include: 1. Pre-feasibility level financial model updates based upon current cost drivers (both OPEX and CAPEX). 2. Inclusion of a rail loadout and associated conveyor system to the development schedule, capital schedule and operating cost structure. 3. Removal of the overland conveyor system which was originally anticipated to feed the barge loadout. 4. Revisions to development schedule and anticipated production rates. 5. Updated projected sales realization values provided by Warrior Met. 6. Changes to Property Control which occurred in calendar year 2023. 7. Incorporation of exploration drilling information obtained in calendar year 2023 and subsequent updates to geological models.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 23 3 Property Description 3.1 Location The Project is located in Tuscaloosa County, in northwestern Alabama, approximately 27 miles north of the city of Tuscaloosa and 36 miles west of the city of Birmingham in the southern region of the US. Highway 69 North bisects the Property. Figure 3-1 displays the Project’s location. Figure 3-1: Blue Creek Project Location Map Note: Coordinates/Gridlines are shown in the NAD27 Alabama West coordinate system. The BCM Property is adjoined by two nearby longwall mining operations that have extracted coal from the same Mary Lee and Blue Creek seams: > Peabody’s Shoal Creek on the east > Warrior Met’s Mine No. 4 on the south BCM reserves and resources are located in two principal areas and five (5) blocks or areas:

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 24 > Resource (Inclusive of Reserve) & Associated Reserve: - Area A - Area B - Area C - Area D - Area E1 > Western Resource (Exclusive of Reserve), No Corresponding Reserve - Area E2 - Area E3 3.2 Titles, Claims or Leases MM&A has not carried out a separate title verification for the coal property and has not verified leases, deeds, surveys or other property control instruments pertinent to the subject resources. Warrior Met has represented to MM&A that it controls the mining rights to the reserves as shown on its property maps, and MM&A has accepted these as being a true and accurate depiction of the mineral rights controlled by Warrior Met. 3.3 Mineral Rights Warrior Met, through its predecessor Walter, acquired the majority of its mineral rights for the Blue Creek property in 2010 through its purchase of the Chevron-owned coal assets located in Alabama. At the time of purchase, this acquisition included the North River longwall mine operating in the Pratt seam (which has since been divested). Since this acquisition, Warrior Met has strategically purchased and leased mineral and surface rights (and other tracts with options to lease) to further assemble the Project. Currently, Warrior Met currently controls approximately 28,200 total acres of mining rights associated with the Project (the Property). Specific to reserve areas, Warrior Met controls approximately 10,600 acres of property, approximately 72-percent of which is leased from various entities and individuals. In comparison to its other active operations, reserves associated with the BCM mine plan include relatively more adverse mineral control parcels, although mineral control acquisitions associated with the initial mining districts at BCM are largely complete. Warrior Met has employed a similar strategy of obtaining leases as needed to support the near future mining at its active operations—as such, MM&A honored mine planning for controlled reserve delineation in areas with intermittent control at BCM. Adverse tonnes are not included in reserve tabulations but are included in financial modeling under the assumption that their leases will be obtained by Warrior Met. Warrior Met was notified by Bureau of Land Management (BLM) of a failure to determine a Finding of No Significant Impact (FONSI) on the 4N-Cassidy Environmental Assessment (EA) in 2023. After several discussions with BLM representatives, BLM requested Warrior Met combine the existing 4N and Blue

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 25 Creek EA packages into one combined environmental impact statement (EIS) to expedite review for both lease requests. Due to the new National Environmental Policy Act (NEPA) amendments codified within the Fiscal Responsibility Act of 2023, signed into law by President Joe Biden on June 3, 2023, EIS reviews are to be completed in under 24-months. After several discussions with BLM, Warrior Met notified BLM of their intent to accept the BLM request to combine both applications into a single NEPA EIS review, while still maintaining their respective status as separate lease applications. Warrior Met has supplied BLM with an updated Memorandum of Understanding (MOU) and a Notice of Intent (NOI) for the combined EIS and is currently awaiting formal issuance of the NOI in the Federal Register to initiate the 24-month review period. Due to the new codified review schedule and significant amount of existing work already performed on both lease packages, Warrior Met anticipates the federal coal leases for both the Blue Creek and 4N applications to be finalized in 2025. To mitigate risk associated with the BLM tracts, MM&A has assisted Warrior Met in developing an alternative mine plan for the property which excludes the BLM tracts. This is not presented in the TRS, but it is important to note that financial modeling associated with this alternative mine plan showed favorable economics absent the BLM tracts, albeit at a reduced tonnage. It is of importance to note that tracts categorized as “owned” represent those in which Warrior Met owns a percentage of tract’s mineral rights. In addition to Warrior Met, other parties and entities own various portions of the “owned” tracts mineral rights. Additionally, the “leased” category includes those tracts in which Warrior Met leases a percentage of the tract’s mineral rights. By assignment, as part of the Study, MM&A has not completed a review of the major leases. Due to confidentiality, only general facts related to the major leases are noted. The majority of the coal leases have an identical initial term of 20 years from the date of execution with an additional 20-year lease term extension. A portion of the coal leases have 10-year term extensions. Certain leases have performance terms related to mining execution. The leases can be extended so long as mining operations are being conducted on the leased premises. The leases are then held by a series of earned production royalty payments. The annual minimum royalty is reduced by the amount of earned production royalty paid on mined coal. All annual minimum royalty payments are recoupable against any earned royalty due under the coal leases on a lease-by- lease basis. The royalty rates for the BCM project are estimated to be 8.0% of the sales revenue free on board (FOB) at the mine after deduction of all transportation and loading costs between the mine and the vessel. By assignment, MM&A has not independently verified property boundaries specific to each lease; however, MM&A has reviewed Warrior Met-supplied boundary mapping.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 26 3.4 Encumbrances No title encumbrances are known. By assignment, MM&A has not completed a query related to title encumbrances. 3.5 Other Risks There is always risk involved in property control. Warrior Met has had their legal teams examine the deeds and title control in order to minimize the risk. Historically, property control has not posed any challenges related to Warrior Met’s operations. A significant portion of uncontrolled tracts which must be obtained by Warrior Met in order to execute the mine plan presented herein are owned by the Federal Government’s Bureau of Land Management (BLM). Regionally, operators (including Warrior Met’s predecessors) have experienced a successful track record of obtaining mining rights to BLM properties. In comparison to its active operations, the BCM project carries an elevated level of risk with regards to property control based upon its intermittent control in areas outside of the initial longwall mining districts. 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Topography, Elevation, and Vegetation The Property is located in the physiographic region of northern Alabama within the Black Warrior Basin (BWB) region of the US. The area is rugged upland of moderate topography with more than 200 feet of relief adjacent to major streams. The area is dissected by streams that flow to the southeast and eventually to the Black Warrior River. A major drainage within the Property is Big Yellow Creek and its two tributaries, Little Yellow Creek and Four Mile Creek. The upland topographic features are controlled by lithology, with large flat surfaces formed by underlying sandstone with steeper slopes formed by weathered shale and siltstones. Maximum relief within the Property is approximately 460 feet with elevation ranging from 260 feet above mean sea level (MSL) along the banks of the Big Yellow River to 720 feet along the top of the flat ridges. 4.2 Access and Transport General access to the Project complex is very good via State Route 69 which traverses the central portion of the Property from southwest to northeast. State Route 69 is a well maintained, paved, two- lane road with Interstate access in close proximity to both the north and south. SR-69 directly intersects Interstates 59 and 20 approximately 30 miles to the south at Tuscaloosa and intersects Interstate 22 about 23 miles to the north (with Birmingham about 40 miles to the east). Direct access to the preparation and coal handling facilities, as well as the supply yard at the mine slope is off of County Route 46 (Brandon School Road) which runs southeast to northwest through the

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 27 Property from State Route 69. Brandon School Road is also a paved two-lane road, and these facilities lie within about 2.5 miles of the intersection with SR-69. The deep mine’s portal and shaft facilities lie along an unimproved road approximately one-quarter mile off of SR-69. All of the initial facilities are in close proximity to high quality, public roads and lie within 3 miles of each other. A multitude of coalbed methane (CBM) and gas well roads bisect the Property providing exceptional surface access to areas overlying the mineral boundaries. A rail loadout is being constructed on a rail line located approximately 8 miles to the northwest at the intersection of Brandon School Road and County Route 30 near the town of Berry. The loadout will be fed via overland conveyor from the mine’s surface facilities. A portion of the product would be shipped from a new barge loadout being constructed on the Black Warrior River located approximately 10 miles southeast of the proposed preparation plant. Trucks will be utilized to transport coal from the mine’s surface facilities to the barge loadout. It is anticipated that coal will be shipped into the seaborne metallurgical markets. As part of a commercial real estate transaction with Alabama State Port Authority in 2014, Warrior Met secured expansion capacity of the McDuffie Terminal to accommodate planned production. 4.3 Proximity to Population Centers The Property lies in close proximity to two large population centers. The city of Tuscaloosa lies approximately 27 miles south and Birmingham lies about 36 miles east of the proposed mine site. The Tuscaloosa and Birmingham metropolitan areas have populations of approximately 277 thousand and 1.16 million respectively (as of 2022). Both areas have large industrial and manufacturing bases with employers such as Honda, Michelin and Mercedes-Benz having production facilities in the area. The city of Birmingham is home to the Birmingham-Shuttlesworth International Airport which handles close to 3-million passengers annually. 4.4 Climate and Length of Operating Season The typical climate in this portion of Alabama is rather humid but temperate. The average annual temperature is 66 degrees Fahrenheit. The climate is hot during the summer when temperatures are typically in the 90-degree Fahrenheit range and cool during the winter when temperatures are typically in the upper 40-degree Fahrenheit range. The warmest month is generally July, and the coldest month is generally January. Alabama receives on average 56 inches of rainfall per year. The area is somewhat prone to severe thunderstorms resulting in occasional tornado activity and the inland effects of seasonal hurricanes. Seasonal variations in climate typically do not affect underground mining in the area, however, weather events could potentially impact the efficiency of surface and preparation plant operations on a very limited basis. 4.5 Infrastructure Infrastructure in the area surrounding the Blue Creek site is very diverse, well established and robust due to the large populations and current industrial activity in the surrounding metropolitan areas of

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 28 Birmingham and Tuscaloosa. All of the primary infrastructure that the mine will need to operate (power, water, transportation/roads) is available with reasonable access requirements. Below is a list of the regional infrastructure near the proposed Blue Creek operation: Electrical Power The immediate area contains numerous coal-fired power plants producing base-load electricity. Major transmission and distribution lines are located within the area of interest. Alabama Power is the local utility which will provide electricity for the Project. Water and Sewer Public water is available locally through Oakman Water Works, Inc. No public sewer systems are available. Roads The area is serviced by an extensive network of well-maintained, federal, state and county highways in close proximity to the proposed mine site. Railroads A major commercial railroad is located along the western edge of the area of interest. Barge The Black Warrior River, located east of the Property, provides a means of barge transportation. Airports Birmingham-Shuttlesworth International Airport is located approximately 40 miles to the east. Mining Service Providers, Equipment Manufacturers and Supply Companies The Property is well serviced by major mining equipment manufacturers, rebuild facilities, and mine supply vendors. Specialized mining service providers including slope, shaft, and preparation plant construction companies are located in the immediate area. Hospitals – Ambulance, Med Flights There are numerous fully functioning hospitals (including major trauma centers) within a 50-mile radius of the area of interest. The area is serviced by a network of public and private ambulance and helicopter medical flight providers. Emergency Services – Fire, Police There are numerous fire departments and emergency medical service (EMS) providers within a 50-mile radius of the proposed mine site. The area is well serviced by a large network of federal, state and local law enforcement agencies with central dispatch and communications systems, including emergency 911 services. Schools The region has a well-developed public education network consisting of federal, state and local government-backed schools as well as privately funded schools. These include elementary, middle, and high schools, as well as technical and vocational schools. College/University The region contains numerous colleges and universities as well as well- established mining universities and training centers. Namely, the University

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 29 of Alabama is located in the city of Tuscaloosa and offers scientific and engineering degrees. 5 History 5.1 Previous Operation The Property has gone through multiple ownership changes throughout its history. Prior to Warrior Met, the Property was controlled by Walter, which acquired the rights to the Property in 2010 through purchase from Chevron. Exploration and development efforts have been ongoing throughout the tenures of various owners. Although this particular project site has no operational history of its own, the region in general has a long, successful history of mining similar projects. There are currently four operating underground longwall operations mining the Mary Lee and Blue Creek seams on adjacent properties. Warrior Met operates two of the four mines, one of which utilizes two independent longwalls for coal production. 5.2 Previous Exploration The Property has been extensively explored as early as 1957 by subsurface drilling efforts carried out by numerous entities, most of which were completed prior to acquisition by Warrior Met including: Tennessee Coal, Iron & Railroad Company; U.S. Steel; The Pittsburgh & Midway (P&M) Coal Mining Company/Chevron; and Walter. The majority of the drilling was accomplished by means of conventional core hole exploration and air rotary drilling with geophysical logging for CBM wells. 6 Geological Setting, Mineralization and Deposit 6.1 Regional, Local and Property Geology The Black Warrior coal basin (BWB), which encompasses the subject Property, is a foreland basin covering approximately 23,000 square miles (59,570 square kilometers) of northwestern and central Alabama. The basin extends approximately 230 miles from west to east and 188 miles from north to south. The BWB lies within the Cumberland Plateau portion of the Appalachian Highlands and contains Pennsylvanian System (300 million years) sedimentary coal-bearing strata of the Upper Pottsville Formation. Metallurgical coal deposits in northern Alabama are divided into three coal fields; the Black Warrior, the Cahaba, and the Coosa, of which the Black Warrior is the largest in both size and productivity. Of the coal groups within the BWB, historically the most dominant is the Mary Lee group (see Figure 6- 1). This sequence is “tagged” or identified with a 4-digit numeric system that generally includes the following strata (in descending stratigraphic order):

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 30 > 7200 / 7300 – New Castle (typically present as Upper and Lower benches), 30 to 50 feet above the Mary Lee seam > 7400 – Mary Lee seam > 7450 – Middleman (rock parting) > 7480 – Rider seam (not always present) – included as part of the Middleman > 7490 – Parting between the Rider and Blue Creek seams (not always present) – included as part of the Middleman > 7500 – Blue Creek seam > 7600 – Jagger seam, where present, typically a few feet to tens of feet below the Blue Creek; however, may locally become part of the mineable section with the overlying Blue Creek seam.

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

Figure 6-1: Geologic Column of the Mary Lee – Blue Creek Sequence


Depth (feet)
1204'
1206'
1208'
1210'
1212'
1214'
1216'
1218'
1220'
1222'
1224'
1226'
10.83' SI
9.17' SHDK
1.35' COBRT: 7400
0.04' FC, boney: 7400
0.39' COBRT: 7400
0.89' FC
0.17' FC
0.42' BO
8.38' COBRT: 7500
1.29' FC
9.92' SHDK
Sandstone Channel
Mary Lee
Blue Creek
Depth (feet)
1224'
1226'
1228'
1230'
1232'
1234'
1236'
1238'
1240'
1242'
1244'
1246'
18.27' SS
1.73' SI
1.31' COBRT: 7400
0.04' BO: 7400
0.19' COBRT: 7400
0.15' BO
0.73' FC
0.29' BO
5.58' COBRT: 7500
6.38' FC

The BWB is bound by the Alabama Valley and Ridge, Highland Rim, and East Gulf Coastal Plain physiographic providences. The southwestern and southeastern margins of the basin are terminated by frontal thrust faulting of the Ouachita and Appalachian orogeny. The basin has regionally southwestward dipping strata that are overlain by Cretaceous and Tertiary age deposits.

The major structural feature within the basin is the Sequatachie anticline, which trends northeast to southwest between the Arkadelphia and Coalburg synclines. Structurally, coal horizons are typically characterized as gently dipping to the southwest and contain minor folds. However, the regional trend has locally been significantly modified by the presence of a prominent structural feature referred to as the Wiley Dome (with relief of several hundreds of feet), which is present on the Blue Creek Mine

MARSHALL MILLER & ASSOCIATES, INC.
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Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 32 property, between the east and west areas of the mine plan. A smaller scale fold referred to as the Whitson anticline is present north of the Wiley dome. Faulting is widespread across the basin with high-angle, scissor-type normal faults and fault grabens common, which are typically oriented in a southeast to northwest alignment. Vertical displacement typically varies from only a few feet to as much as 350 feet. Multiple published and in-house reports have been compiled and examined during the course of this evaluation, and subsequently compared with the data shown on the base-of-seam structure for the Blue Creek seam. While faulting on the subject property generally reflects the same regional southeast to northwest pattern, a zone of inferred low-angle faulting (originally identified from a US Steel 1983 report) has been identified on the Property, nearly perpendicular to the regional fault orientation. The dip of this low-angle fault zone has been estimated at approximately 30 to 35 degrees, in contrast to the nearly vertical faults identified elsewhere in the basin. Prior studies as well as recent exploration on the Property have identified locations where the subject coal beds are locally faulted and replaced by fault gouge. The orientation of the low-angle fault zone is northeast-to-southwest and is located on the north side of the Wiley Dome. Warrior Met mining personnel have reported evidence of fractured / brecciated material within the slope during construction, corresponding to the predicted low-angle fault zone, however mining conditions have been manageable, and no water has been encountered. Mine areas A and B are separated by this fault zone. 6.2 Mineralization Regional coal rank in the BWB generally ranges from a low-volatile coal in the southeastern portion of the basin to a high-volatile coal to the northwest. Due to the value of the Mary Lee and Blue Creek seams in the low- to medium-volatile coking coal market at its active Mine No. 4 and Mine No. 7 operations (and adjoining mines) to the south and east of the Property, the subject coal seams have been extensively mined in the region. Laboratory data for the Blue Creek Project indicates a typically high volatile (greater than 31% volatile matter) bituminous coal product. Based on analysis of coal samples, the Mary Lee and Blue Creek seams on the Property are considered a high-volatile metallurgical-grade coal product. 6.3 Deposits Sediments of the Upper Pottsville Mary Lee coal zone are Lower Pennsylvanian in age and comprised of cyclic sequences (refer to Figures 1-2 above and 6-2 below) including: sandstone, siltstone/sandy shale, shale (and occasional marine shale zones), and coal. Located within the middle of the Black Warrior Basin stratigraphic sequence, the Mary Lee and Blue Creek horizon is situated below drainage throughout the Property and is accessible by slope and shafts. General lithologic characteristics of the are described below:

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 33 > The New Castle seam is present approximately 15 to 50 feet above the Mary Lee seam. > The lithologic composition of the roof strata varies throughout the Property, consisting primarily of a coarsening-upward sequence of shale or sandy shale, with occasional sandstone channels located within the immediate or main roof of the Mary Lee seam. > Although rare, areas where sandstone occupies the immediate roof of the Mary Lee seam have been observed from drilling records, where scouring of the seam may occur locally. Where sandstone channels are present within 4 to 6 feet above the Mary Lee (roof bolt horizon), there is potential for increased drawrock conditions and roof instability beneath the sandstone/shale contact. > The Mary Lee typically averages 1.75 feet within the eastern mine plan area of the Property; and 1.25 feet in the western area. The Mary Lee seam is the lithologically more consistent of the two seams in terms of thickness; however, it generally thins to the west in Area E. Areas where the Mary Lee seam is absent are inferred to more often be associated with structurally faulted horizons than to depositional factors. > The composition of the stratum comprising the Middleman is highly variable and consists of shale, carbonaceous shale, or fireclay, to sandy shale; from a few inches to over 3.0 feet, averaging 1.0 feet to 1.5 feet in thickness. > The Blue Creek seam, which represents the better metallurgical quality of the two seams and typically averages 4.35 feet within the eastern mine plan area of the Property; and 2.65 feet in the western area. The Blue Creek seam is subject to more erratic and abrupt thickness variation than the overlying Mary Lee seam. Reasons for this are not entirely clear but may be the result of: seam splitting; channel incision; differential compaction; presence of contemporaneous (“growth”) faults; or other paleographic factors present during or subsequent to deposition of the Blue Creek paleoswamp. The Blue Creek is typically thicker in the eastern portions of the Property and thins or splits to the west. > The combined thickness of the Mary Lee – Blue Creek typically averages 7.0 feet within the eastern mine plan area of the Property; and 5.0 feet in the western area. Areas within mine plan projections where the combined thickness of the Mary Lee – Blue Creek horizon are less than a minimum cutting height are generally rare, and where this occurs, roof (and/or floor) strata are expected to be excavated as out-of-seam dilution (OSD). > Compositional variability and thickness of the floor strata underlying the Blue Creek seam typically occurs within a coarsening-downward sequence varying from: very soft, thick fireclay within the immediate floor, to sandy fireclay, shale, sandy shale, and finally sandstone within the first three feet below the seam. Fireclay varies in thickness, from less than a foot to more than 10 feet. Due to inherently high clay content, this stratum is typically moisture-sensitive and may degrade when exposed to water accumulation on the mine floor.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 34 Figure 6-2: Generalized Geologic Profile Indicating Dominant Overburden Lithologies 7 Exploration 7.1 Nature and Extent of Exploration Exploration information has largely been collected, analyzed, and summarized by personnel from previous owners of the Property, Warrior Met, and their consultants. Vertical drilling has been the sole method of collecting exploration information since the seam does not outcrop within or near the Property, and there has been no mining on the Property. Spacing and quantity of exploratory drill holes is generally sufficient to define the coal resource within the Property. Initial exploration on the Project was entirely by drilling to collect data for delineation of coal and CBM resources. As a general practice, continuous core hole exploration is physically logged by a professional geologist while CBM holes are geophysically logged. Geophysical information from CBM wells was obtained by Warrior Met’s predecessor from the Geological Survey of Alabama Oil and Gas Board (GSA) and used to determine seam thickness and elevation. 7.1.1 Summary of Exploration Data MM&A was provided with the core hole records or summary information from geophysical logs as summarized below as of December 31, 2023. > Total number of holes: 1,265 drill holes utilized for mapping purposes. > Total footage: 1,911,000 feet. > Hole depths: ranging from 835 feet to 2,275 feet, averaging 1,525 feet.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 35 > Depth to top of Mary Lee seam: ranging from 810 feet to 1,615 feet, averaging 1,255 feet. > A small group of drilling records was identified and categorized as “not honored” for various reasons (poor recovery, faulted, etc.), and as such were ignored for mapping purposes. Additional discussion is provided below in Section 9.1. Much of the coal quality information provided to MM&A consisted of previously summarized data in the form of Microsoft® Excel spreadsheets in an Adobe® PDF (PDF) format. Where available, scanned copies of coal quality sheets and summary reports were also provided. The most recent drill hole quality data (2023) were derived from exploration activity on the Property. Bulk sample analyses obtained from adjacent mines were made available as was one bulk sample from two combined drill holes from which multiple wedged samples were obtained. Extensive exploration in the form of subsurface drilling has been carried out on the Property by numerous entities, most of whose efforts were completed prior to acquisition by Warrior Met. Diamond core, rotary, and CBM drilling are the three primary types of exploration on the Property. Data for correlation and mining conditions are derived from core descriptions and geophysical logging (e-logging). The location of the drilling is shown on the maps included within this report. The concentration of exploration varies across the Property, with the proposed underground mining areas having the highest concentration of drill holes. Drilling on the Property is typically sufficient for delineation of potential underground mineable benches. The M-series and S-series core holes were typically logged by professional geologists, while the remaining core hole data comes from simplified driller’s logs, which often lack specific details regarding geotechnical conditions and specific geology, making correlations and floor and roof conditions difficult to determine. Geophysical logging (e- logging) techniques, by contrast, document specific details useful for geologic interpretation and mining conditions. Mapping of future mining conditions is derived from data-compiled from a variety of past and present exploration programs, but projections and assumptions can be made within a reasonable degree of certainty. Due to the long history of exploration by various parties on the Property, a wide variety of survey techniques exist for documentation of data point locations. Many of the older exploration drill holes appear to have been located by survey. However, some holes appear to have been approximately located using USGS topography maps or other methods which are less accurate. Therefore, discretion had to be used regarding the accuracy for the location and ground surface elevation of some of these older drill holes. In instances where a drill hole location (or associated coal seam elevations) appeared to be inconsistent with the overall structural trend (or surface topography for surface-mineable areas), the data point was not honored for geological modeling. Others with apparently minor variances were adjusted and then used by MM&A. Moreover, MM&A compiled topographic map files from the USDA website, using 1-meter resolution LIDAR Digital Elevation Models (DEM’s). Locations of all drill holes on the Property are shown on Figure 7-1 below.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 36 Figure 7-1: Drill Hole Location Map 7.2 Non-Drilling Procedures and Parameters Aside from exploration-based drilling and drilling associated with gas development, no additional information specific to the subject reserve’s thickness and quality characteristics is available. The coal reserve, including the Mary Lee and the Blue Creek seams, is approximately 1,200 to 1,300 feet below drainage across the Property, eliminating the potential of any outcrop examination. Information from mines on adjacent properties does provide some indication regarding anticipated structural trends and thickness continuity. Such parameters have been considered by MM&A in this TRS. 7.3 Drilling Procedures Core drilling methods utilize NX-size (21/8 inch) or similar-sized core cylinders to recover core samples, which can be used to delineate geologic characteristics, and for coal quality testing. In addition to the core holes, rotary drilled holes also exist on most of the Property. Data for the rotary drilled holes are mainly derived from downhole geophysical logs, which are used to interpret coal and rock thickness and depth since logging of the drill cuttings is not reliable. CBM holes are always logged geophysically, and the resulting interpreted data are incorporated into the geological model. Exploratory drilling generally requires drilling to depths from 800 to 1,600 feet to penetrate the target coal seams on the Property.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 37 A wide variety of core-logging techniques have been implemented on the Property. For many of the core holes, the primary data source is a generalized lithology description by the driller, while others were logged by a professional geologist. These drilling logs were provided to MM&A as a geological database. MM&A geologists were not involved in the production of original core logs but did perform a basic check of information within the provided database. 7.4 Hydrogeology 7.4.1 Introduction The hydrogeologic aspects of the project area have been assessed based on a previous hydrogeologic study specific to the area, permitting documents, geologic logging records, and experience from other mines in the region. The assessment focuses on the potential for groundwater inflow to the proposed mine. As the majority of available geologic and hydrogeologic information is contained in Areas A, B, C and D, the current hydrogeological summary is most relevant to these areas but may also be applicable to Area E. Water quality data associated with the Mary Lee and Blue Creek coal horizons in the project area is not available. As such, water quality expectations specific to groundwater inflow to the mine have not been addressed. In general, the results of the current evaluation suggest that the quantity of groundwater inflow to the proposed mine is not likely to cause significant concern in most areas. Previous hydrogeologic assessment of the subject area and regional experience identifies that larger and persistent fracture zones, often those with high angle or vertical faults and fractures, have the greatest potential to convey larger volumes of water into the mine, especially in areas affected by longwall mining subsidence. While there are numerous larger faults and fracture zones identified in the project area, the current mine plan significantly avoids most major areas of hydrogeologic concern identified via previous hydrogeologic assessment of the Project. The former hydrogeologic study of the area by others suggests possible water inflow challenges in limited portions of the projected mining areas. Most notably, the northern portions of reserve Area D (located immediately adjacent (north and northeast) of the projected slope bottom area) could exhibit hydrogeological challenges. This area is largely isolated from initial longwall mining and is not planned to be mined until the later years of the project’s life. Further follow-up studies are recommended to better understand the mechanisms which could contribute to water inflow and to best engineer systems to mitigate such risks. 7.4.2 Summary of Hydrogeologic Findings In general, the proposed mining is not expected to experience mine-wide, extensive water inflow issues, and in fact, most of the mine may be expected to be relatively dry. However, zones of significant faulting and fracturing do exist in the project area. Experiences in other mines in the region do suggest that the potential for significant water inflow via faults and fracture zones coupled with longwall mining-induced fractures does exist, especially where there is potential for interaction with surface

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 38 water features. The current mine plan layout avoids the majority of potentially problematic areas, as designated by a previous assessment by others. The available hydrogeologic information for the project area indicates that significant water inflow to the mine is more likely to be associated with areas where longwall mining approaches areas of natural faulting and fracturing. In addition, water inflows in such areas are likely to be enhanced by proximity and connection of the combination of longwall mining-induced fractures and natural fractures to surface water bodies that may recharge water into the system. As a result, future drilling activity (core drilling or rotary bit) should include collection of fracture orientation and fracture frequency data. Data collection should include downhole geophysical techniques that allow for in situ measurement of discontinuity orientations. In addition, any core holes drilled should be logged with specific attention given to fracture characteristics, including frequency, orientation, weathering, and infilling. Given the vertical nature of a significant portion of the known fractures, angled drilling may be required to intersect and define the fracture zones. As mining approaches known fracture and fault zones, the extent, character, and water-bearing potential of the zones should be investigated. Such investigations may include combinations of angled drilling, downhole geophysics, and hydraulic conductivity testing. While many of the major faults and fracture zones have been identified, the extent to which fracturing extends from the mapped lines is unknown and may vary by area. Previous investigation suggests that relatively intense jointing may extend out to approximately 200 feet on either side of some faults, with the most intense fracturing only extending to approximately five feet on each side of known faults. During 2023, Warrior Met mining personnel reported evidence of fractured / brecciated material within the slope during construction, corresponding to the predicted low-angle fault zone; however, mining conditions have been manageable, and no water has as yet been encountered. As previously mentioned, the current assessment does not address the expected chemical quality of water to be encountered in the proposed mine. Groundwater quality data at the Mary Lee and Blue Creek horizon does not appear to be available. Future exploration activities should consider collection of water samples from the proposed mine horizon, if possible, to provide an initial means for evaluation. Future groundwater quality investigation should include analyses for metals (e.g., iron, manganese, and select “trace” metals), major ions (ex: chloride, sodium, sulfate, magnesium, calcium, and potassium), pH, Total Suspended Solids (TSS), Total Dissolved Solids (TDS), and Specific Conductance (SC). Recent guidance from the United States Environmental Protection Agency (USEPA) suggests that coal mine operations with discharges having SC values greater than 300 microsiemens per centimeter (µS/cm) should be closely monitored and operations with discharges of greater than 500 µS/cm should be required to take mitigative action. The guidance is not law and enforcement of such standards is unknown.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 39 7.5 Geotechnical Data Geotechnical data specific to the expected mine horizon is somewhat limited and has not been systematically collected as part of the mineral exploration drilling process. However, a report completed by Park (1989) contains site-specific laboratory and core logging geotechnical information for seven holes centrally located within the proposed mine area. Available data includes laboratory results for roof and floor rock and coal, for specific gravity, Uniaxial Compressive Strength (UCS), elastic modulus, Poisson’s Ratio, angle of internal friction, and cohesion. Core logging geotechnical data includes Rock Quality Designation (RQD) values for the roof and floor of the proposed mine. Additional UCS values, estimated from Point Load Tests (PLT), are also available for one additional hole located along Little Yellow Creek. The available data suggests that the proposed mine area may have the potential for some mine floor instability. Incorporation of additional geotechnical data collection via core drilling and downhole geophysics is recommended. Pillar sizing and design for the proposed mine is similar to that of Warrior Met’s two nearby active mines, and consistent with region-specific design equations initially developed in the 1980’s. The stability of the current pillar designs has also been verified using the Analysis of Coal Pillar Stability (ACPS) software. The pillar design incorporates a yield pillar concept that may mitigate some of the potential floor heave concerns. 8 Sample Preparation Analyses and Security 8.1 Prior to Sending to the Lab All of the coal samples have been obtained from the Property by subsurface exploration using core drilling techniques. The protocol for preparing and testing the samples has varied over time and is not well documented for the older holes drilled on the Property. Typical core-drilling sampling methods for coal in the United States involves drilling through the seam, removing the core from the barrel, describing the lithology, wrapping the sample in a plastic sleeve and placing it lengthwise into a covered core box, marking hole ID and depth intervals on each box and lid, and allowing the core to be delivered to a laboratory in correct stratigraphic order, with original moisture content. This process has been the norm for both historical practices at Warrior Met’s active and depleted operations and ongoing exploration activities at the Blue Creek property. This work is typically performed by the supervising driller, geologist, or company personnel. Samples are most often delivered to the company after each shift or acquired by company personnel or representatives. Most of the coal core samples were obtained by previous or current operators on the Property. MM&A did not participate in the collection, sampling and analysis of the core samples. However, it is reasonable to assume, given the consistency of quality from previous operators, that these samples were generally collected and processed under industry best practices. This assumption

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 40 is based on MM&A’s familiarity with the operating companies and the companies used to perform the analyses. 8.2 Lab Procedures Coal quality testing has been performed over many years by operating companies using different laboratories and testing regimens. Some of the samples have raw analyses and washabilities on the full seam (with coal and rock parting layers co-mingled) and are mainly useful for characterizing the coal quality for projected production from underground mining. Other samples have coal and rock analyzed separately, the results of which can be manipulated to forecast underground mining quality. Care has been taken to use only those analyses that are representative of the coal quality parameters for the appropriate mining type for each sample. Standard procedure upon receipt of core samples by the testing laboratory is to: 1) log the depth and thickness of the sample; then 2) perform testing as specified by a representative of the operating company. Samples are then analyzed in accordance with procedures defined under American Society for Testing and Materials (ASTM) standards including, but not limited to washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); Free Swell Index (FSI) (ASTM D720). While not confirmed by MM&A, it is assumed that best practices and ASTM (or equivalent standards at the time of testing) were utilized in laboratory quality testing. 8.3 Opinion of Qualified Person Based upon the consistency of quality information derived from multiple historical and ongoing exploration campaigns, MM&A finds the security protocols of past an ongoing exploration to be sufficient for resource and reserve documentation. Warrior Met’s geology staff reports that it currently manages all exploration-based logistics, including core/channel sampling logging, transportation of material to the requisite laboratories, and the population/security of samples and appropriate laboratory forms. Currently, Warrior Met’s in-house Central Lab handles the majority of coal analytical procedures related to exploration. While Warrior Met’s Central Lab does not hold certifications, the consistency of analyzed exploration data leads confidence to the accuracy of analyzed results. Occasionally, CoalTech Petrographics Associates Inc. (Murrysville, Pennsylvania) or Precision Testing Lab Inc. (Daniels, West Virginia) also analyze samples. Additional laboratories engaged to conduct analyses of shipped coal samples for Warrior Met’s other mines include: > SAI Gulf, LLC (Mobile, Alabama) –moisture, ash, sulfur, and volatile matter. > SGS North America (Sophia, West Virginia) –phosphorus and iron oxide, in addition to other analyses. > DMT GmbH & Co. KG (Germany) – analysis of bulk samples collected for pilot scale oven test.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 41 Procedures utilized by Warrior Met are aligned with typical protocols used in the coal industry. 9 Data Verification 9.1 Procedures of Qualified Person MM&A reviewed the Warrior Met supplied digital geologic database, consisting of data records which include drill hole and coal quality information for holes that lie within and adjacent to the Property. To the extent available, scanned copies of original documents were provided for much of the Property (mining areas A, B, C, D, and E1, E2, and E3), and these were reviewed by MM&A on a test case basis. These sources comprise the primary data utilized in the evaluation of reserves within the Property. Warrior Met maintains copies of geologist field observation logs for each core hole drilled by Warrior Met and those that could be obtained from other entities. They have compiled the core hole data into a digital geologic database consisting of approximately 1,265 drill holes, supplemented with additional GSA log data interpreted by MM&A. Of these, there are approximately 775 active CBM wells located in the project area operated by Warrior Met’s gas division, with an additional 455 wells operated by Urban Oil and Gas. CBM wells are typically drilled on approximately 40-acre centers, which equates to roughly ¼-mile spacing. Geophysical logs were used wherever available to assist in confirming seam correlation and to verify seam thickness measurements. These are highly useful tools not only for identification of seam thickness, but also to determine intervals between seams; the relative location and amount of displacement found adjacent to faults as depicted on the maps can also be evaluated with this type of data. The level of accuracy for geophysical logs can be broadly grouped into one of three categories: low- resolution, intermediate-resolution, and high-resolution, due to: vintage of the logs, quality of scanned images, suite of tools used to log the well, source-to-detector spacing, scale of presentation, and so forth. Geophysical logs on the Property are of two general types: > CBM wells from various logging companies, which are publicly available from the GSA and have previously been reviewed and recorded by Warrior Met geologists for entry in the Warrior Met geological database. There are approximately 950 gas well geophysical logs within the Property, for which copies of approximately 750 scanned logs or LAS files (within all areas of the mine) were provided and reviewed on a test case basis by MM&A. Classification of these logs ranges from low- to intermediate-resolution. > Core holes drilled for P&M and geophysically logged by MM&A between 1991 and 1995, of which there are 87 high-resolution geophysical logs incorporated into this evaluation, most of which are located in the eastern portion of the Property (with a few scattered in the west). Copies of the MM&A geophysical logs are maintained within its archives located in Bluefield, Virginia. (An

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 42 additional 23 holes were geophysically logged by MM&A on the Property; however, coordinates are unavailable and consequently have not been utilized in this evaluation.) A significant effort was put into verifying the integrity of the database. As noted previously, an additional group of drilling records was identified and categorized as not honored and ignored for mapping purposes for the following reasons: - possessing poor or suspect core recovery; or - thickness impacted by the influence of tectonic faulting; or - seam thickness information was interpreted from older vintage and/or lower resolution geophysical logs. - original records were unavailable from which to confirm suspect information. Once this was completed, stratigraphic columnar sections were generated in select areas using cross- sectional analysis to establish or confirm coal-seam correlations. Furthermore, reported drill hole collar elevations were checked and verified utilizing a LIDAR topographic model, and adjustments were made as deemed appropriate. When the database was fully vetted, seam thickness, base-of-seam elevation, roof and floor lithology, and overburden maps were finally generated for use in the mine planning process. 9.2 Limitations As with any exploration program, localized geologic anomalies cannot always be identified; however, the greater the density of samples taken, the lower the risk. Once an area is identified as being of interest for inclusion in the mine plan, additional samples are normally collected to reduce the risk within those specific areas. In general, provision is made in the mine planning portion of the study to allow for localized anomalies that are typically classed more as a nuisance than a hinderance. 9.3 Opinion of Qualified Person In the eastern portion of the Property (Mining Areas A through E1), sufficient data has been obtained through various exploration and sampling programs to support the geological interpretations of seam structure and thickness for the mineable coal horizons. The data are of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS, compliant with 2022 SEC Standards. Acquisition of data (specifically core drilling and coal quality testing) are ongoing within the eastern, western and southwestern portions of the Property (mining Areas E2 and E3). Thus, resource tonnage estimates presented herein specific to mining Areas E2 and E3 are based upon preliminary result. MM&A’s interpretation of the limited quality information in areas E1, E2, and E3 suggests an increasing ash and sulfur trend when moving from east to west, prohibiting reserve delineation in areas E2 and E3 based on currently available data. As a result of higher ash and sulfur values in E1 in comparison to areas A through D, MM&A has categorized tonnages in area E1 as indicated. It is Warrior Met’s and

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 43 MM&A’s intentions to continually evaluate the classification of such resources in Areas E1, E2 and E3 via further geologic analysis and an ongoing exploration program to determine quality characteristics of the subject coal. 10 Mineral Processing and Metallurgical Testing 10.1 Testing Procedures Coal quality data was available for coal samples from the legacy core holes within the resource area. Because these samples were obtained by different entities at different times, some variability exists between sampling and/or testing procedures (i.e., variable float gravity, coal only sampling, etc.). Data from three sets of borings have been provided and are referenced as the M-series, NR5-series, and S - series of holes. 10.1.1 M-Series Holes The M-series of borings were performed by U.S. Steel and the samples were tested by the U.S. Steel’s Research Division. The M-Series borings are further sub-divided into two groups based on the reports in which they were issued. Borings M-360 through M-808 were reported in a memorandum from the U.S. Steel Research Division, “Evaluation of Mary Lee/Blue Creek-Seam Coal Drill Cores and Composite Samples from the West-West Wilmington Area, Tuscaloosa County, Alabama, December 1980”. From the report, the total seam, including the Middleman, was processed in laboratory analysis. The samples were crushed to minus ¼-inch, and then split for washability and composite analysis. These samples were evaluated at cumulative float specific gravities of 1.35 and 1.55. The resulting samples were tested for Proximate Analysis, Gieseler Plasticity, Free Swelling Index, Hardgrove Grindability, and Petrographic Analysis. The second set of M-series borings, M-812 through M-817, were reported in a study issued by U.S. Steel, “West Wilmington Coal Project Tuscaloosa County, Alabama, 1983”. Again, the total seam was considered in this study, including the Middleman. The samples were crushed to minus ¼-inch and then subjected to washability analysis. The samples were evaluated at a cumulative float specific gravity of 1.55. This sample was then divided, half of which was retained for further analysis. Half of the sample was re-analyzed at a float at a specific gravity of 1.37. The resulting samples were subjected to the following tests: Proximate Analysis, Total Sulfur, Ultimate Analysis, Calorific Value Analysis, Gieseler Plasticity, Free Swelling Index, Ash Composition, Ash Fusion Temperature, and Petrographic Analysis. 10.1.2 NR5-Series Holes The NR5-series of borings were performed by P&M. A report summarizing the NR5 series of borings has not been provided to or reviewed by MM&A. Inferences have been made based on the provided laboratory data sheets. The Mary Lee and Blue Creek samples were processed separately for these

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 44 borings, and no Middleman was included. It is unknown if the samples were crushed prior to the washability analysis. These samples were only floated at a cumulative specific gravity of 1.7. The resulting samples were tested by Commercial Testing & Engineering Company with report dates in 1990, 1991, and 1992. The tests performed on these samples include Proximate Analysis, Ultimate Analysis, Ash Fusion Temperature, Forms of Sulfur, Water Soluble Alkalis, Hardgrove Grindability, Equilibrium Moisture, Free Swelling Index, Ash Composition, Base-Acid Ratio, Fouling Index, and Slagging Index. 10.1.3 S-Series Holes The S-series of borings were previously performed by Walter. Since property acquisition, Warrior Met has continued to use the S-series designation for core holes. As with the NR5-series holes, no report has been provided summarizing the sampling and testing methods for the S-series borings. Some inferences have been made from the laboratory data sheets that have been provided. The Mary Lee and Blue Creek samples from these borings were processed separately and the Middleman was not included in the analysis. It is unknown if the samples were crushed prior to the washability analysis. These samples were typically tested at specific gravities of 1.40, 1.50, 1.60, and 1.70. The resulting samples were tested for ash and sulfur. A composite sample, assumed to be analyzed at a cumulative Float 1.50 specific gravity sample, was tested for a Proximate Analysis and Free Swelling Index. These basic coal quality tests were performed by Warrior Met’s in-house lab. Over the years, select samples have been sent to various laboratories including: SGS; Coal Tech Petrographic Associates; and Precision Testing Laboratory for more specialized testing. These analyses include Ultimate Analysis, Hardgrove Grindability, Ash Fusion Temperature, Ash Composition, Coke Reactivity Index, Coke Strength After Reaction, Arnu Dilatometer, Gieseler Plasticity, and Petrographic Analysis. Report dates for the S-series borings include data from 2009 through 2023. 10.2 Warrior Met’s Current Exploration Procedures During Warrior Met’s 2023 exploration program on the Property, eight (8) fully cored or spot-cored holes have been drilled. Coal samples were subsequently delivered to Warrior Met’s laboratory for analytical testing, the results of which have been included in this report. 10.3 Quality Assessment Coal quality parameters (yield, ash and sulfur) at a cumulative float gravity of 1.50 were used to assess the consistency of the data across the holes described above. MM&A reconstituted a combined Mary Lee, Middleman and Blue Creek section for each honored drill hole. In instances where a float gravity of 1.50 was not tested, appropriate values were determined using graphical interpolation of similar holes. These values were processed using Carlson Software and the grids were generated to contour and assess consistency across the mine property. MM&A determined that in-seam yield and product ash were generally consistent across Areas A through D when assessing the total mineable section.

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

Product sulfur appears to generally increase gradually from the eastern to western portion of the Property. Further exploration is recommended to confirm or dispute this trend.

The results of these exploration programs have been assembled and tabulated in a Microsoft® Excel spreadsheet to determine the basic statistical parameters (average, maximum, minimum) of typical chemical and physical coal quality properties. The data has been tabulated for the Mary Lee, Blue Creek, and Total Seam (including the Middleman) by density class.

For Areas A through D, the basic statistical parameters for each seam at a float 1.50 gravity, or nearest available gravity, are shown below in *Table 10-1*. Samples that were deemed to be erroneous were excluded from calculations.

Table 10-1: Yield, Clean Ash and Sulfur (1.5 SG), Eastern Mining Areas A Through D

	Mary Lee Float 1.5			Blue Creek Float 1.5		
	% Rec.	% Ash	% Sulfur	% Rec.	% Ash	% Sulfur
Average	88.15	12.79	0.90	91.91	8.53	0.61
Maximum	96.26	14.26	1.20	98.01	11.15	0.79
Minimum	76.09	11.51	0.71	73.50	6.98	0.52
No. of Samples	20	20	20	21	21	21

Coal quality for Area E1 is shown on *Table 10-2* below.

Table 10-2: Yield, Clean Ash and Sulfur (1.5 SG), Eastern Mining Area E1

	Mary Lee Float 1.5			Blue Creek Float 1.5		
	% Rec.	% Ash	% Sulfur	% Rec.	% Ash	% Sulfur
Average	87.63	13.22	1.26	84.63	10.65	1.04
Maximum	90.03	13.86	1.85	85.68	10.85	1.36
Minimum	85.78	12.69	0.93	83.43	10.44	0.83
No. of Samples	3	3	3	3	3	3

As stated previously, the method of sampling, testing, and reporting was not consistent across the different data series. Due to the lack of summary reports describing the testing procedures, observations of the reported data were used to determine when a combined sample (i.e., combination of Mary Lee and Blue Creek horizons) sample did or did not include the middleman parting. This observation was used to exclude data when necessary as well as identify what borings required further data processing for inclusion in MM&A's analysis. Where quality results were deemed not useful or unrepresentative, those results were excluded (not honored) from statistical analyses and coal quality modeling but are included within detailed coal quality tables in MM&A's files for informational purposes with the appropriate qualifying comments.

10.4 Derivation of Product Yield

Generalized washabilities (i.e., cumulative float tables at various gravities) were produced for both the Mary Lee and Blue Creek seams. Due to the lack of sizing data, the washabilities are presented on a

MARSHALL MILLER & ASSOCIATES, INC.
45

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 46 whole (by zero) basis with top-sizes varying between 2 inches and one-quarter inch, depending on the vintage of the drill hole. Averages were generated for each respective float specific gravity. This introduced some bias, as certain gravities included analysis for more holes, because not all holes were evaluated at the same gravity increments. Efforts were made to include as much of the provided washability data as possible. Data points that were deemed to be erroneous were omitted from the analysis. Likewise, the M-series data was not included in the average because its test work included the parting between the Mary Lee and Blue Creek seams. Due to the thickness variability of the respective Mary Lee and Blue Creek seams, it was determined that yields were to be calculated independently for each seam, with the assumption that all Middleman material reports to reject circuitry. All the provided exploration data was from exploration core testing. Quality evaluations associated with slim core testing (including NX-sized core) tend to produce cleaner ash and higher yield than is achievable during the mining process. This is due to the small top-size of the core samples which provide greater coal-ash liberation than expected in a typical run-of-mine product. Additionally, laboratory results are theoretical and do not account for plant inefficiencies or losses. MM&A modified yields and clean ash values as presented in Table 10-1 above to reflect a 96-percent plant efficiency and a 0.25-percent gain in clean ash for the 1.5 float product. For Areas A through D, examining the total seam washability shows that washing the combined coal at a 1.50 specific gravity results in a product ash of 10-percent with yields approaching 87-percent on a dry basis. Projecting this cut point on an individual seam basis suggests respective yields of 88-percent and 85-percent for the Blue Creek and Mary Lee seams, inclusive of a 96-percent plant efficiency factor. Average washabilities suggest individual dry product ashes of 8.7-percent and 13.0-percent for the Blue Creek and Mary Lee seams. As the relative thicknesses and subsequent tonnage ratios vary from the average 2.3 to 1 (Blue Creek to Mary Lee), total clean ash will fluctuate. Production timing as incorporated in financial modeling suggests annual average clean ash variations to be in the range of 0.5-percent. Localized higher ash zones and zones with relatively low percentages of Blue Creek coal will result in higher ash fluctuations. Such fluctuations in quality can be mitigated by stockpiling raw and clean coal and blending. Specific to area E1, MM&A extrapolated and interpolated 1.40 and 1.50 float data to project clean coal qualities in area E1 at a projected float of 1.45, netting a 10.7 ash product (inclusive of aforementioned ash adder) and sulfur values of 1.0 to 1.2-percent. Further, all tonnes associated with Area E1 were defaulted to an "indicated” status, reflective of the amount of supporting coal quality information and information which suggests elevated ash and sulfur. 10.5 Relationship of Tests to the Whole The actual quality of shipped coal will likely vary due to the following factors: 1) particle size of the coal fed to the plant; 2) specific gravity of the float media in use at the preparation plant; 3) type of plant

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 47 circuit(s); 4) efficiency of the plant circuit(s); 5) the moisture content of the final product; and 6) customer requirements. However, once baseline coal quality is established, additional sampling programs and testing procedures can be implemented to assist with: 1) predicting additionally refined plant yields which account for anticipated particle sizes that reflect a typical run-of-mine (ROM) product and include OSD; 2) assessing optimum specific gravity of preparation plant float media to meet product specifications; and 3) further designing and/or modifying plant circuit(s) if necessary. In general, the data obtained thus far shows that the quality attributes are reasonably consistent and should allow for predictability of the product coal quality from the subject seams. 10.6 Lab Information Currently, samples are analyzed at a company-operated coal testing laboratory located in Brookwood, Alabama. While Warrior Met’s Central (company) Lab does not hold certifications, the consistency of analyzed exploration data leads confidence to the accuracy of analyzed results. MM&A assumes that laboratory testing has followed appropriate ASTM or equivalent standards, including those defined under ASTM standards including, but not limited to: > ASTM D 4371 – Test Method for Determining Washability Characteristics of Coal > ASTM D 3174 – Method for Ash in the Analysis Sample of Coal and Coke > ASTM D 3175 – Test Method for Volatile Matter in the Analysis Sample of Coal and Coke > ASTM D 5515 - Test Method for Determination of the Swelling Properties of Bituminous Coal Using a Dilatometer (Arnu) > ASTM D 2639 – Test Method for Plastic Properties of Coal (Gieseler) 10.7 Relevant Results, Metallurgical Quality Table 10-4 presents a summary of the ranges of available metallurgical quality data for the combined seams. This data covers samples from various float gravities as well as the total number of samples analyzed per data set. Data from any erroneous holes were excluded from the reported ranges. Detailed metallurgical quality tables are retained in MM&A’s files. Three sets of quality tables provide seam Rheological Information, Petrographic Information, as well as summarize any additional testing. The individual coal sample reports from the various coal testing laboratories are held in the MM&A files and can be provided upon request.

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

Table 10-3: Metallurgical Characteristics

	Total Seam			
Elemental Ash Analysis	**Min**	Max	No. of Samples	Wedge Sample
Na_2O (Sodium Oxide) + K_2O (Potassium Oxide)	1.75	3.76	17	
Base / Acid Ratio (in ash)	0.1	0.2	17	
Audibert-Arnu				
Maximum Dilatation	113	180	5	
Maximum Contraction	-27	-22	5	
Gieseler Plasticity				
Max. Fluidity DDPM (dial divisions per minute)	1300	30000	82	
Fluid Temp. (Plastic) Range ºC	71	117	82	
Petrographic Indices				
Hardgrove Grindability Index	54	67	53	
Free Swelling Index (FSI)	8	9	66	
Mean Max Reflectance %	0.95	1.23	127	
Composition Balance Index (CBI)	0.22	1.01	127	
Rank Index (Calculated Strength)	3.22	5.18	127	
Calculated Stability Factor	30	64.5	21	54-56
Coke Reactivity Index (CRI)	31.8	34.5	2	22-24
Coke Strength After Reaction (CSR)	45.2	48	2	62-64

Note:

Warrior Met obtained a sizeable sample for testing via wedging. Such samples provide a more confident analysis for various tests due to the size of the sample in comparison to a relatively small core sample. Stronger reliance should be placed upon the wedge samples.

10.8 Pertinent Results and Opinion of the Qualified Person

Wash recovery factors on a seam-by-seam basis, exclusive of dilution material, is summarized in the table below. Additionally, wash recovery estimates on a LOM basis are included, reflective of dilution material.

Table 10-4: Summary of Wash Recovery Assumptions

Seam	Basis	Wash Recovery (%)
Area A - D		
Mary Lee	Simulations to Achieve 10% Ash Product	84.6%
Blue Creek		88.2%
Area E1		
Mary Lee	Simulations to Target Practically Achievable Ash of 10.7%	65.7%
Blue Creek		71.8%
LOM		
Mary Lee + Blue Creek + Dilution	Above Assumptions + Consideration of Dilution	60.6%

The Qualified Persons finds that the metallurgical and mineral processing information derived from historical and ongoing exploration campaigns is adequate to document mineral resources and reserves

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Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 49 presented herein. The distribution of quality information has been considered in measured and indicated resource status, and subsequently in probable and proven reserve status. Warrior Met’s ongoing drilling campaigns are addressing short-term and long-term quality projections. 11 Mineral Resource Estimates MM&A independently created a geologic model to define the coal resources at the Property. Coal resources were estimated as of December 31, 2023. Resources are reported inclusive (Areas A through E1) of coal reserves and exclusive of coal reserves (Areas E2 and E3). Resources for Areas A through E1 presented herein are utilized for mine planning purposes, and subsequently, reserve estimates. Due to constraints imposed by differences in coal quality testing methodology, resources represent in-place coal tonnages and in-place coal quality, exclusive of the interburden between the Mary Lee and Blue Creek seams (a.k.a. Middleman). Ash bands and partings within the Mary Lee and Blue Creek horizons are included in tonnage and quality projections for the property’s resource. Pertinent definitions related to mineral resources are shown below. > Mineral Resource is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled. > Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project and may not be converted to a mineral reserve. No inferred mineral resources are considered as part of this exercise. > Indicated Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an indicated mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated mineral resource has a lower level of

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 50 confidence than the level of confidence of a measured mineral resource, an indicated mineral resource may only be converted to a probable mineral reserve. > Measured Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a measured mineral resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a measured mineral resource has a higher level of confidence than the level of confidence of either an indicated mineral resource or an inferred mineral resource, a measured mineral resource may be converted to a proven mineral reserve or to a probable mineral reserve. 11.1 Assumptions, Parameters and Methodology Geological data were imported into Carlson Mining® (formerly SurvCADD®) geological modelling software in the form of Microsoft® Excel files incorporating drill hole collars, seam and thickness picks, bottom seam elevations and raw and washed coal quality. These data files were validated prior to importing into the software. Once imported, a geologic model was created, reviewed and verified- with a key element being a gridded model of coal seam thickness. Resource tonnes were estimated by using the seam thickness grid based on each valid point of observation and by defining resource confidence arcs around the points of observation. Points of observation for Measured and Indicated confidence arcs were defined for all valid drill holes that intersected the seam using standards deemed acceptable by MM&A based on a detailed geologic evaluation and a statistical analysis of all drill holes within the projected reserve areas as described in Section 11.1.1. The geological evaluation incorporated an analysis of seam thickness related to depositional environments, adjacent roof and floor lithologies, and structural influences. After validating coal seam data and establishing correlations, the thickness and elevation for seams of economic interest were used to generate a geologic model. Due to the reasonable continuity of the coal beds, the principal geological interpretation necessary to define the geometry of the coal deposits is the proper modeling of their thickness and elevation. Both coal thickness and quality data are deemed by MM&A to be reasonably sufficient within the resource areas. Therefore, there is a reasonable level of confidence in the geologic interpretations required for coal resource determination based on the available data and the techniques applied to the data. Table 11-1 below provides the geological mapping and coal tonnage estimation criteria used for the coal resource and reserve evaluation. These cut-off parameters were developed by MM&A based on its experience with comparable mining projects. This experience includes technical and economic evaluations of numerous properties in the region for the purposes of determining the economic viability of the subject coal reserves.

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

Table 11-1: General Reserve and Resource Criteria

Item	Parameters	Technical Notes & Exceptions*
• General Reserve Criteria		
Reserve Classification	Reserve and Resource	
Reliability Categories	Reserve (Proven and Probable) Resource (Measured and Indicated)	To better reflect verified geological information, "arcs" which represent indicated resource (probable reserve) and measured resource (proven reserve) are limited to those holes in which MM&A verified source data
Effective Date of Resource Estimate	December 31, 2023	Property is currently under development.
Effective Date of Reserve Estimate	December 31, 2023	Property is currently under development.
Seam Density	Variable, dependent upon seam characteristics (based on available drill hole quality). Density estimates are based upon the relative thickness of the 3 primary constituents of the mineable section, with the Mary Lee, Middleman and Blue Creek respectively modeled at 89, 140 and 85 pounds per cubic foot.	
• Underground-Mineable Criteria		
Map Thickness	Total seam thickness	
Minimum Seam Thickness	Approximately attributed to an equivalent 3-feet of combined coal thickness between the Mary Lee and Blue Creek horizons	In some instances, projections extend beyond 3-ft coal thickness cutoff for contiguous mine plan.
Minimum Mining Thickness	5-feet for Longwall Mining; 7-feet for Continuous Mining Sections	
Minimum In-Seam Wash Recovery	Driven by 3-feet coal thickness	
Wash Recovery Applied to Coal Reserves	Variable, dependent upon seam characteristics (based on available drill hole quality). Recovery estimates are based upon the relative thickness of the 3 primary constituents of the mineable section, with the Mary Lee, Middleman and Blue Creek respectively modeled at 85, 0 and 88 percent for mining areas A-D and 66, 0 and 72 percent for Area E1.	
Out-of-Seam Dilution Thickness for Run-of-Mine Tonnes Applied to Coal Reserves	0 inches	Dilution assumed to wash-out of ROM product and is not included in saleable reserves. Financial modeling includes assumption of minimum of 3-inches of Out-of-Seam dilution at 140 lb./ft^3 density
Mine Barrier	Not Applicable—Projections Do Not Border Active or Abandoned Reserves	
CBM Wells	CBM Wells Assumed to be Plugged Ahead of Mining and Mined Through. No reserve/resource reductions considered.	
Adjustments Applied to Coal Reserves	10 percent moisture increase; 4 percent preparation plant inefficiency (included in aforementioned wash recovery). Longwall panel tonnages further decreased by 5-percent factor to account for uncertainty associated with faulting.	

11.1.1 Statistical Analysis for Classification

MM&A completed a statistical analysis on drill holes within the reserve boundaries to determine the applicability of the common United States classification system for measured and indicated coal resources. Historically, in the United States it has been assumed that coal within ¼ mile of a point of observation represents a measured resource whereas coal between ¼ mile and ¾ mile from a point of observation is classified as indicated. Inferred resources are commonly assumed to be located between ¾ mile and 3 miles from a point of observation. Per SEC regulations, only measured and indicated resources may be considered for reserve classification, respectively as proven and probable reserves.

MARSHALL MILLER & ASSOCIATES, INC. 51

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

A general acceptable thickness variation for measured resources is approximately 20 percent. Thickness variations for indicated resources are assumed to average less than 30 percent, which is also comparable with historical standards.

MM&A extracted drill hole information from within projected reserve areas, which included coordinates (northing and easting) and combined Mary Lee and Blue Creek seam thickness. The drill holes included diamond core, rotary, and CBM holes. Those holes which lacked source data (i.e., lacked high resolution geophysical logs or original drillers logs) were fileted separately.

Once the data was extracted, matrices were formed to calculate the distance and percent change in seam thicknesses between each combination of drill holes in the reserve area. Distances were then sorted from smallest to largest and the variation in thicknesses was analyzed as a function of distance between drill holes. Ultimately, the average variation in thicknesses between drill holes at ¼-, ¾- and 3-mile intervals were calculated to determine the applicability of common US resource classification systems.

The total number of drill holes used in this study is 517, of which 275 are included as source data. *Table 11-2* is a breakdown of the statistics used in the study with all three bench configurations combined.

Table 11-2: Statistical Analysis of Drill Hole Data Spacing

Classification:	Measured	Indicated	Inferred
Distance Between Drill holes (miles):	0 – ¼	¼ - ¾	¾ - 3
Number of Data Pairs (Source Data Only):	518	4,694	41,192
Number of Data Pairs (All Data):	*1,478*	*10,604*	*119,622*
Average Thickness Variation (Source Data Only):	24%	28%	33%
Average Thickness Variation (All Data):	*45%*	*40%*	*57%*
Percent of Pairs Exhibiting Less Than 20-percent Negative Variability (Source Data Only):	80%	80%	78%
Percent of Pairs Exhibiting Less Than 20-percent Negative Variability (All Data):	*73%*	*75%*	*69%*

As is shown, the thickness variation between holes (verified data only) is approximately equivalent to historically accepted standards. Utilizing all of the drill hole information, including that which lacks source data, significant variations exist which would prohibit historically accepted standards. As such, MM&A only utilized those points of observation with source information for indicated and measured status. Of important note, thickness modeling for resource (and subsequently, reserve) estimates included all available thickness information, including the highly variable, non-vetted drill holes which lack source information. MM&A initially computed resource estimates both with and without the highly variable, non-vetted information. Resources estimates were within 1-percent of one-another, despite the highly variable nature of the non-vetted information.

MM&A geologists and engineers modeled the deposit to reflect the realities of mining. This statistical study demonstrates that for each configuration of mineable seams, the classification system of measured (0 to ¼ mile), indicated (¼ to ¾ mile), and inferred (¾ to 3 miles) is reasonably adequate to

MARSHALL MILLER & ASSOCIATES, INC. 52

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

predict seam thickness variation for modeling and mining purposes, for those drill holes which contain sufficient source exploration to be deemed reliable points of observation for thickness.

11.2 Qualified Person's Estimates

Based on the work described and detailed modelling of the areas considering all the parameters defined, a coal resource estimate, summarized in *Table 11-3*, was prepared as of December 31, 2023, for Property (*see Appendix A*). Resources represent in-place coal tonnages *exclusive* of the interburden, but inclusive of any high-ash partings within the Mary Lee and Blue Creek coal seams. As such, in-situ tonnages and quality as presented in *Table 11-3* reflect the inclusion of high-ash partings which are ultimately removed after mining during coal preparation.

Table 11-3: Coal Resources Summary as of December 31, 2023

Seam	Coal Resource (Dry Tonnes, In Situ, Mt)				Resource Quality (Dry)		
	Measured	Indicated	Inferred	Total	Ash%	Sulfur%	VM%
Inclusive of Reserves							
Mary Lee	18.3	12.6	0.0	30.9	-	-	-
Blue Creek	48.5	25.5	0.0	74.0	-	-	-
Total	**66.8**	**38.1**	**0.0**	**104.9**	**13.9**	**0.7**	**30**
Exclusive of Reserves							
Mary Lee	0.0	12.9	0.0	12.9	-	-	-
Blue Creek	0.0	26.8	0.0	26.8	-	-	-
Total	**0.0**	**39.7**	**0.0**	**39.7**	**18.8**	**1.4**	**31**
Grand Total	**66.8**	**77.8**	**0.0**	**144.5**	**-**	**-**	**-**

Note 1: For A through E1, Resource tonnes are inclusive of reserve tonnes since they include the in-situ tonnes from which recoverable coal reserves are derived.
Note 2: For E2 and E3, Resource tonnes are exclusive of reserve tonnes since they include the in-situ tonnes for which no recoverable reserve tonnes have been estimated.
Note 3: Coal resources are reported on a dry basis, inclusive of high-ash partings which are ultimately removed during coal preparation. Surface moisture and inherent moisture are excluded.
Note 4: Coal resource quality reported on a raw, weight-averaged basis.
Totals may not add due to rounding.

11.3 Qualified Person's Opinion

Based on the data review, the attendant work done to verify the data integrity and the creation of an independent geologic model, MM&A believes this is a fair and accurate representation of the Property's resources.

Resources exclusive of reserve are limited by quality definition. Initial drilling suggests potentially higher ash and sulfur parameters in comparison to the eastern areas. Sufficient exploration data exists to define the thickness distribution trends of the western area, but ongoing additional exploration is needed to better define quality characteristics of the subject coals. Additionally, the western resource area exhibits thinner seam characteristics than the eastern area. Extrapolation of trends between seam thickness and costs suggests that the coals in the western resource area could be mined at reasonably similar costs to those in the east, albeit higher. The market impact of potentially higher ash and sulfur values is unknown. Warrior Met is conducting an exploration campaign to better define these trends.

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Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 54 12 Mineral Reserve Estimates 12.1 Assumptions, Parameters and Methodology Coal Reserves are classified as proven or probable considering “modifying factors” including mining, metallurgical, economic, marketing, legal, environmental, social and governmental factors. > Mineral Reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted. > Proven Coal Reserves are the economically mineable part of a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting. > Probable Coal Reserves are the economically mineable part of an indicated coal resource, and in some circumstances a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting. Upon completion of delineation and calculation of coal resources, MM&A generated a LOM plan for the Project. The footprint of the LOM plan is shown on the maps in various figures throughout the text. The mine plan was generated based on previous mine plans, anticipated lease acquisitions, and operational criteria with modifications where necessary due to geologic mapping, or other factors determined during the evaluation. Carlson Mining software was used to generate the LOM plan. The mine plan was sequenced based on productivity schedules developed collaboratively between MM&A and Warrior Met. MM&A judged the productivity estimates and plans to be reasonable based on experience and current industry practice. Mining plans encompass a significant portion of uncontrolled tonnage. While a risk, it is assumed that adverse parcels will be acquired as needed by Warrior Met to support longwall mining. A minimum mining height of 5 feet was used due to the longwall mining method being employed, and 7.0 feet for continuous miner sections. For coal seams thinner than the assigned mining height, the difference between the coal seam height and assigned mining height consists of OSD. Mine recovery generally varies between 30 and 60 percent for continuous mining panels, and 95 percent for longwall. Plant recovery is a function of in-seam recovery, OSD and adjustments to produce a 10-ash product in Areas A-D and a 10.7-percent ash product in Area E1. A typical entry width is 20-feet.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 55 Raw, ROM production data outputs from LOM plan sequencing were processed into Microsoft® EXCEL spreadsheets and summarized on a quarter and annual basis for processing into the economic model. Average seam densities were estimated to determine raw coal tonnes produced from the LOM plan. Average mine recovery and wash recovery factors were applied to determine coal reserve tonnes. Coal reserve tonnes in this evaluation are reported at a 10.0-percent moisture and represent the saleable product from the Property. Pricing, as provided by Warrior Met, is described in Section 16.2. The pricing data assumes an FOB railcar or barge price of approximately $206 per metric tonne for calendar year 2024. In 2025, prices drop to approximately $172 per tonne before climbing to a long-term price of $204/tonne. The coal resource mapping and estimation process, described in the report, was used as a basis for the coal reserve estimate. Proven and probable coal reserves were derived from the defined coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socio-economic, and regulatory factors and are presented on a moist, recoverable basis. As is customary in the United States, the categories for proven and probable coal reserves are based on the distances from valid points of measurement as determined by the QP for the area under consideration. For this evaluation, measured resource, which may convert to a proven reserve, is based on a ¼-mile radius from a valid point of observation. Points of observation include exploration drill holes and gas wells, approximately half of which have been vetted by the review of original, source information. The geologic model is based on seam depositional modeling, the interrelationship of overlying and underlying strata on seam mineability, seam thickness trends, the impact of seam structure (i.e., faulting), intra-seam characteristics, etc. Once the geologic model was completed, a statistical analysis, described in Section 11.1.1 was conducted and a ¼-mile radius from a valid point of observation was selected to define Measured Resources. Likewise, the distance between ¼ and ¾ of a mile radius was selected to define Indicated Resources. Indicated Resources may convert to Probable Reserves. There are no Inferred Resources (greater than a ¾-mile radius from a valid point of observation) within the mine plan, resources, or reserves. 12.2 Qualified Person’s Estimates The coal reserves, as shown in Table 12-1, are based on a technical evaluation of the geology and a bankable feasibility study of the coal deposits. The extent to which the coal reserves may be affected by any known environmental, permitting, legal, title, socio-economic, marketing, political, or other relevant issues has been reviewed. Similarly, the extent to which the estimates of coal reserves may be materially affected by mining, metallurgical, infrastructure and other relevant factors has also been considered. Such factors include a mine recovery of 67 percent derived from an engineered mine plan,

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

the consideration of out-of-seam and in-seam dilution material, an effective a wash recovery of 61 percent and the consideration of moisture factors. Projected mine recovery for Blue Creek in comparison to Warrior Met's other active mines is lower due to faults present in the reserve area which were considered when designing the mine plan.

The results of this TRS define an estimated 67.6 Mt of proven and probable marketable coal reserves.

Table 12-1: Coal Reserves Summary, Specific to Mining Areas A through E1, (Marketable Sales Basis) as of December 31, 2023

	Demonstrated Coal Reserves (Wet Tonnes, Washed or Direct Shipped, Mt)									Wash Recovery
	By Reliability Category			By Control Type			Quality (Dry Basis)			
Seam	Proven	Probable	Total	Owned	Leased	Option	Ash%	Sulfur%	VM%	%
Mary Lee	11.4	7.7	19.1	3.1	13.8	2.2	13.0	0.9	32	61%
Blue Creek	31.9	16.6	48.5	8.2	35.5	4.8	8.8	0.6	32	
Total	**43.3**	**24.3**	**67.6**	**11.3**	**49.2**	**7.1**	**10.0**	**0.7**	**32**	

Note 1: Marketable reserve tonnes are reported on a moist basis, including a combination of surface and inherent moisture. The combination of surface and inherent moisture is modeled at 10-percent, comparable to Warrior Met's current product moisture at its operating mines. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications.

Note 2: Wash recovery is based on LOM planning and reflects projected plant recovery after the consideration of out-of-seam dilution. Wash recover is not stated on a seam-by-seam basis, as the Mary Lee and Blue Creek seams are mined together – allocation of dilution material on a seam-by-seam basis would introduce confusion with regards to wash recovery. Detailed reserve tables (see Appendix) show projected in-seam wash recovery on a seam-by -seam basis, absent dilution assumptions.

Note 3: Coal Reserves are based upon sales assumptions provided to MM&A by Warrior Met and were relied upon by MM&A. Financial modeling assumes a long-term sales price of approximately $204/tonne (FOB-mine). See Chapter 16 for further details on marketing assumptions.

Totals may not add due to rounding.

12.3 Qualified Person's Opinion

The estimate of coal reserves was determined in accordance with SEC standards.

The LOM mining plan for the Property was prepared to the level of preliminary feasibility. Mine projections were prepared with a timing schedule to match production with coal seam characteristics. Production timing was carried out from current locations to depletion of the coal reserve area. Coal reserve estimates could be materially affected by the risk factors described in *Section 22.2*.

Based on the preliminary feasibility study and the attendant economic review, MM&A believes this is a fair and accurate estimation of Property's coal reserves.

13 Mining Methods and Mine Plan Design

13.1 Geotechnical and Hydrologic Aspects of Mine Design

13.1.1 Horizontal Stress

The orientation and magnitude of horizontal stress in the subject area has not been measured; however, consideration of published data from The World Stress Map Project and industry experience

MARSHALL MILLER & ASSOCIATES, INC. 56

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 57 in the general region suggests that the orientation of the principal horizontal stress may be between approximately N50°E and N70°E. No significant horizontal stress issues are known to have been reported at Warrior Met’s Mine No. 4 and Mine No. 7. Future exploration activities may consider conducting horizontal stress-related measurements, potentially via overcoring to determine stress magnitude and direction or by using an Acoustic Televiewer (ATV) downhole geophysical probe to detect principal horizontal stress orientation. 13.1.2 Pillar Design Pillar design for the proposed mine has been evaluated considering design methodology successfully implemented at nearby mines, as well as with modern pillar design software. Deep mining in the subject region commonly implements a yield pillar design (herein referred to as the Wilson Method) as described in Carr and Wilson (1982) and Martin, et al. (1988). In addition, pillar design specific to the subject area is discussed in Park (1989). In addition to assessment via the Wilson Method, the proposed pillar designs were also evaluated using a software package known as Analysis of Coal Pillar Stability (ACPS), which includes a combination of methodologies initially developed as part of the National Institute for Occupational Safety & Health (NIOSH) Ground Control Toolbar. Pillar sizing and design for the proposed mining is consistent with that of Warrior Met’s two active mines that operate locally in similar geologic conditions. The proposed pillar dimensions are expected to be adequate for mine stability under typical mining conditions. Pillar stability assessment should be updated as additional geotechnical information is collected for the project. Cut-depth, panel sequencing, face ventilation, and seal locations have not been specifically considered for the current pillar stability assessment. 13.1.3 Hydrogeology Hydrogeologic concerns are expected to be minimal within the majority of the proposed mine area, with the exception of areas near existing faults and overlain by large surface water features (see Section 7.4). Warrior Met currently operates two similar mines in the vicinity, using the same mining methods and in the same coal beds as the proposed mine. These two active mines have reportedly experienced minimal hydrologic concerns or material issues. Mining of the subject reserve is generally projected to occur in areas exhibiting similar hydrogeological conditions as Warrior Met’s other active mines, including stream undermining, undermining of aquifers, and mining through hydraulically fractured coalbed methane wells. Based upon the history of the current operations with regards to hydrogeological matters, the proposed operation is not expected to be significantly affected by mine- wide hydrogeologic issues. Former hydrogeologic studies of the area by others suggest possible water inflow challenges in limited portions of the projected mining areas. Most notably, the northern portions of reserve Area D (located immediately adjacent (north and northeast) of the projected slope bottom area) could exhibit hydrogeological challenges. This area is largely isolated from initial longwall mining and is not planned to be mined until the later years of the project’s life. Further follow-up studies are recommended to better understand the mechanisms which could contribute to water inflow and to best engineer systems to mitigate such risks.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 58 The mine’s slope crosses multiple faults and a heavily fractured/breccia zone which also extends into areas proximal to the slope bottom and adjacent to the initial longwall mining district. This area is roughly encompassed by the aforementioned hydrogeologic concern areas delineated by others, although Warrior Met has not encountered hydrogeologic challenges in these zones during slope development. Warrior Met was aware of this potential encumbrance which was strategically avoided by planned initial longwall mining. MM&A has not conducted a detailed geotechnical or hydrogeological study associated with this potential hazard, but rather makes note to the reader of available lithologic data and researched publications which suggests a possible encumbrance. Warrior Met’s initial longwall districts avoid areas which have been previously identified by others as potential hazards. 13.2 Production Rates Plans summarized in this TRS include a single longwall operation which is supported by continuous mining units. Warrior Met is considering an alternative plan which would include two longwall mining units. The mine plan and productivity expectations reflect historical performance and efforts have been made to adjust the plan to reflect future conditions. MM&A is confident that the mine plan is reasonably representative to provide an accurate estimation of coal reserves. Mine development and operation have not been optimized within the TRS. Rather, the plan is developed at the Pre-Feasibility level to gain a realistic estimate of potential operational and capital costs to demonstrate the economic viability of the subject reserves. Productivity for continuous mining sections and longwall units reflect typical rates incurred in the region. At a steady state, the mine produces approximately 4.4 million clean tonnes per year. Carlson Mining software was used by MM&A to generate the mine plan for the underground mineable coal seams. The mine plan was sequenced based on productivity schedules provided by Warrior Met, which were based on historically achieved productivity levels. All production forecasting ties assumed production rates to geological models as constructed by MM&A’s team of geologists and mining engineers. Table 13-1 below summarizes the production forecast for the Blue Creek Mine illustrating the clean production tonnes and tonnage breakdowns by controlled (reserve) and adverse status. Adverse tonnages represent a risk to the project, as mineral rights must be acquired ahead of mining. Such represent approximately 34-percent of the LOM projected tonnages. Risk 15 and 16, identified in Chapter 22, provide a discussion of the relative severity of such risks. Most notably, the acquisition of BLM properties represents a material risk to the project as projected in this TRS.

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

Table 13-1: Blue Creek Production Forecast Summary

Tonnes x 1,000,000	LOM	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
In Seam Tonnes, (ML + BC)	120.7	0.2	1.0	3.0	5.4	5.0	5.1	5.2	5.4	4.9	5.1
Dilution Tonnes, Raw	50.0	0.1	0.4	1.4	2.3	2.1	2.4	2.2	2.5	2.3	2.1
Total Raw Tonnes	170.7	0.3	1.5	4.4	7.7	7.1	7.4	7.4	7.9	7.2	7.3
Total Clean Tonnes	103.5	0.2	0.9	2.6	4.7	4.4	4.4	4.5	4.7	4.3	4.5
Clean Tonnes - Reserve	67.6	0.2	0.9	2.5	4.7	4.2	4.2	4.3	2.8	3.4	1.9
Clean Tonnes - Adverse	36.0	0.0	0.0	0.1	0.1	0.1	0.3	0.2	1.9	0.8	2.6
Percentage Controlled, %	65%	100%	100%	97%	99%	97%	94%	95%	59%	80%	43%
	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044
In Seam Tonnes, (ML + BC)	4.8	5.0	5.3	5.5	5.2	5.2	4.6	4.8	4.7	5.0	4.8
Dilution Tonnes, Raw	2.4	2.3	2.1	2.0	1.9	1.9	1.7	1.7	1.7	1.6	1.5
Total Raw Tonnes	7.2	7.2	7.4	7.5	7.0	7.1	6.3	6.4	6.4	6.6	6.3
Total Clean Tonnes	4.2	4.3	4.6	4.7	4.5	4.5	4.0	4.1	4.1	4.3	4.1
Clean Tonnes - Reserve	0.8	1.2	3.6	3.1	3.1	3.0	2.5	0.6	1.3	2.3	1.9
Clean Tonnes - Adverse	3.4	3.1	1.0	1.6	1.3	1.5	1.5	3.5	2.8	2.0	2.2
Percentage Controlled, %	19%	29%	79%	66%	70%	68%	63%	14%	31%	54%	47%
	2045	2046	2047	2048	2049	2050	2051				
In Seam Tonnes, (ML + BC)	4.2	3.2	3.6	3.5	4.1	4.1	3.0				
Dilution Tonnes, Raw	1.5	1.9	1.7	1.4	1.4	1.8	1.6				
Total Raw Tonnes	5.6	5.1	5.3	4.9	5.5	5.9	4.7				
Total Clean Tonnes	3.0	2.3	2.8	3.1	3.6	3.6	2.7				
Clean Tonnes - Reserve	1.6	1.0	2.2	2.7	2.9	3.3	1.2				
Clean Tonnes - Adverse	1.4	1.3	0.6	0.3	0.6	0.4	1.4				
Percentage Controlled, %	52%	45%	78%	89%	82%	90%	47%				

13.3 Mining-Related Requirements

Although the continuous miner sections are significantly more expensive to operate on a cost-per-tonne basis, they are necessary to open up areas of the mine by developing main entries and gate roads in preparation for the longwall. The LOM plan included in this TRS requires three continuous mining support sections for the majority of the duration of the operation.

13.4 Required Equipment and Personnel

The Blue Creek Project will be a sister operation to Warrior Met's active operations, Mine No. 7 and Mine No. 4. The longwall shearing machines are used for extraction of coal at the production face. A chain conveyor is used to remove coal from the longwall face for discharge onto the conveyor belt which then ultimately delivers it to the slope. Development for the longwalls is conducted by the extraction of coal from the production faces using continuous miners and haulage using shuttle cars to a feeder-breaker located at the tail of the section conveyor belt. The feeder-breaker crushes large pieces of coal and rock and regulates coal feed onto the mine conveyor. Roof-bolting machines are used to support the roof on the development sections of the longwall mine and battery scoops are available to clean the mine entries and assist in delivery of mine supplies to work areas. Other supplemental equipment such as personnel carriers, supply vehicles, etc., are also used daily.

MARSHALL MILLER & ASSOCIATES, INC.
59

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 60 Mine conveyors typically range in width up to 6 feet. Multiple belt flights are arranged in series to deliver raw coal to the underground storage. Along the main and sub-main entries and panels, a travel way is provided for personnel and materials by rubber-tired equipment or on rail. The haulage slope conveyor will be used to transport ROM coal to the surface where the coal may be sampled, crushed and washed in the preparation plant and stockpiled to await shipment. Surface ventilation fans are installed as needed to provide a sufficient volume of air to ventilate production sections, coal haulage and transport entries, battery charging stations, and transformers in accordance with approved plans. High-voltage cables deliver power throughout the mine where transformers reduce voltage for specific equipment requirements. The Mine Improvement and New Emergency Response Act of 2006 (MINER Act) requires that carbon monoxide detection systems be installed along mine conveyor belts and that electronic two-way tracking and communications systems be installed throughout the underground mine. Water is required to control dust at production sections and along conveyor belts, and to cool electric motors. Water is available from nearby sources and is distributed within the mine by pipelines as required. At a steady state, the mine is projected to employ approximately 435 employees. 14 Processing and Recovery Methods 14.1 Description or Flowsheet A new coal processing plant is being constructed to handle the run-of-mine coal from the proposed longwall operation. Current plans call for a processing plant with a capacity of 1,800 tonnes per hour (1,620 metric tonne per hour). Following initial sizing of the material, the coarse coal (2-inch by 1-mm) is to be cleaned using a dense media cyclone (DMC) with the overflow from the DMC being dried via clean coal centrifuges. The undersize material (sub-1-mm) will be divided at 100-mesh via classifying cyclones. The underflow material from the cyclones (greater than 100-mesh) is processed by spirals. The overflow stream from the classifying cyclones (smaller than 100-mesh) is to be treated using stack cell flotation technology. The cleaned coal from the flotation and spiral units will be combined and dewatered using a screen bowl centrifuge (SBC). Warrior Met is planning to utilize various novel dewatering techniques and is planning to utilize test batches of coal from bottom development to fine-tune the preparation plant. Warrior Met reports success in utilizing such processes at its active plants.

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

Table 14-1: 5 Years of Projected Wash Yields for Blue Creek

Total LOM	Basis	Projected Yield %
2024	Projected	63%
2025	Projected	62%
2026	Projected	60%
2027	Projected	61%
2028	Projected	61%
LOM	**Projected**	**61%**

15 Infrastructure

15.1 Mine Ventilation

The subject coal reserves will be accessed via a combination of vertical shafts and a slope. Ventilation to the Blue Creek mine workings will be provided through multiple shafts, utilizing an exhausting ventilation fan atop the main return shaft to power the airflow. The fresh-air intake shaft will be divided, housing a personnel/supply elevator to service the mine as well as provide intake air. Prior to longwall startup, a dedicated intake shaft will be developed on the initial mains to support longwall ventilation. In conjunction with the longwall mining plan, each longwall district will be ventilated using a dedicated bleeder shaft with its own exhaust fan. Additional main ventilation shafts will be needed as the mainline entries progress further from the slope bottom.

15.2 Methane

Methane is not expected to adversely affect mine production and should be managed with attention to sound ventilation practices. Coalbed degasification and methane drainage are very mature practices in the BWB and many of the CBM wells began degasification 20 to 30 years ago. Therefore, it is expected that degasification has been completed to the extent that methane will not represent a significant source of production delays.

CBM liberated during mining can create a safety hazard and interrupt production if the concentrations along the working face exceed safe limits. The mine ventilation system has been designed to deliver sufficient volume of air to ensure that the methane concentration in the immediate return of the production sections does not exceed 1 percent. Factors that may affect the concentration and liberation of methane gas during mining include depth of overburden cover, which generally exceeds 1,000 feet in the proposed mine area; geology and structural features such as faults; mine production rates; methane release characteristics of the coal seam; and previous CBM development (vertical and/or horizontal wells).

MARSHALL MILLER & ASSOCIATES, INC. 61

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 62 15.3 Materials Handling Transport of coal within the mine and to the surface via the slope will be done exclusively with belt conveyors. The Blue Creek conveyors are designed to accommodate constant, high volume longwall production. 15.4 Seam Access Access to the mine will be provided by a combination of a slope and shafts. Warrior Met reports that as of the issuance of this TRS, the slope and initial shafts have reached their ultimate depth. The decline slope will be for conveyor access, in order to transport ROM coal from the mine and multiple shafts will allow for transport of personnel, materials, and equipment as well as serve for ventilation purposes. Details pertaining to engineering design of slopes and shafts are retained in MM&A and/or Warrior Met’s files. 15.5 Surface Infrastructure 15.5.1 Preparation Plant & Materials Handling Infrastructure The Project includes surface facilities actively being constructed at multiple locations in close proximity to the intersection of State Route 69 and Brandon School Road. The map in Figure 15-1 illustrates the locations of various site infrastructure. Warrior Met reports that both the primary service intake shaft and first return ventilation shaft were completed in Q4 2023 and have started lateral in-seam development of the bottom area. Warrior Met completed the construction of the primary Blue Creek office and bathhouse building in January 2024. The construction and installation of the slope head house and ROM belt structure are in advanced stages, with the slope and ROM belts feeding the raw coal storage areas anticipated to be operational in Q3 2024. Slope development has advanced approximately 4,400 of the designed 4,757 linear feet and has less than 400 feet of remaining development. The slope is anticipated to be completed and tied into the bottom development area in March 2024. Construction of the preparation plant foundation and supports are currently taking place. An initial circuit of the preparation plant is expected to be operational in Q1 2025. Reclaim tunnels for both the raw and clean coal pile storage areas are underway, with tunnel walls being erected. Completion of the entire preparation facility and supporting infrastructure is anticipated to be completed in Q4 2025.

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

Figure 15-1: Approximate Location of Plant and Various Infrastructure


Approximate Course Refuse Disposal Area
Approximate Clean Coal and Fine Refuse Disposal Storage
Approximate Plant and Raw Coal Area
Raw Coal Belt
Slope Top
Portal Site/Bathhouse/Shafts
N
4000 ft

15.5.2 Clean Coal Transportation

This TRS assumes that clean coal is shipped to market via a rail loadout NW of the mine's surface facilities near Berry. Coal will be transported to the rail loadout via a conveyor system. Additionally, Warrior Met plans to utilize truck transportation for a portion of the coal to a barge loadout to be constructed on the Black Warrior River.

Development of both the barge and rail loadout facilities were initiated in Q4 2024 with the start of site development and bulk earthwork grading. The rail loadout facility is projected to be operational by Q2 2025, with the barge loadout facility planned to be ready for use in Q4 2025.

The installation of a 9-mile overland clean coal belt is designed and planned to transport products from the clean coal site to the rail loadout facility. This overland clean coal conveyor is partially permitted with final permits pending. The overland conveyor is expected to be fully permitted in March 2024. Work on the initial portion of the overland conveyor system is planned to begin in January 2024, with the completion of the overland conveyor scheduled for Q4 2025.

15.5.3 Water Supply

The Project's water system is designed to deliver water to multiple end-use locations across the mine complex and maintain storage capacity in the freshwater impoundment. A freshwater pump in a proximal waterway will provide the majority of water for the operation, including firefighting water, plant make-up water and water for mining needs. Details pertaining to the design are retained in MM&A and Warrior Met's files.

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Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 64 15.5.3.1 Potable Water Potable water will be needed at several surface locations such as the bathhouse, plant, and mine office. Additionally, potable water is required for emulsion hydraulic system for longwall equipment, preventing algae buildup in the hydraulic system. Public water is available locally through Oakman Water Works, Inc. (Oakman). Public sewers are not available in the area, requiring the construction of a sewage treatment facility to handle the raw sewage prior to discharge. Multiple systems may be required to service the preparation plant and the deep mine. Permitting actions through the Health Department and National Pollutant Discharge Elimination System (NPDES) may be required. 15.5.4 Power Power for the Project is sourced from Alabama Power’s 115kV transmission line that lies to the west of the Property. It is anticipated that the final power system will be similar to those employed at Warrior Met’s active operations with additional demand starting when the plant and longwall come online. Capital associated with power systems has been included in the pre-feasibility level economic analysis. 16 Market Studies 16.1 Market Description Drill hole data was utilized to develop average coal quality characteristics for the Project. Detailed metallurgical characteristics are presented in Table 10-3. Yield projections are based upon a 10% dry ash product, where possible, with sulfur percentages under 1% for Areas A through D. In the area of the mine plan where the ash is projected to average higher ashes (i.e., Area E1), pricing adjustments have been made. All the mine production serves the metallurgical markets. The coal is expected to be marketed as a high-volatile A (typically greater than 32 percent and less than 34 percent volatile matter content) product. Recent exploration activities in Resource and Reserve Area E1 have shown slightly elevated ash and sulfur, and as such, has been classified as an “indicated” status, reflective of the unknowns with processing and marketing. Resource Areas E2 and E3, which do not include reserves, have minimal exploration information to support market placement. The limited quality information in these areas suggests elevated ash and sulfur values which could prohibit metallurgical market placement. 16.2 Price Forecasts Warrior Met provided MM&A with the most recent IHS Markit Ltd. (IHS) coking coal forecast through 2030 as the basis of the pricing assumptions. Pricing was reduced slightly in 2031 and held constant

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

beyond that date. Warrior Met also provided MM&A with appropriate transportation adjustments to derive FOB-mine realized sales prices from the HIS forecast.

For the purpose of this TRS, coal from the Blue Creek Mine is assumed to be sold at 95% of the US high-vol price listed; although it has qualities that will likely list it among the best high-vol A coals in the US based on strong CSR, and lower sulfur levels.

Warrior Met has recommended utilizing the HVA forecast to determine sales realizations for the Blue Creek Project. To develop the price received FOB the mine, transportation and loading were backed out of the FOB vessel price. The adjusted pricing is detailed in *Table 16-1.*

Table 16-1: Adjusted Pricing

	LOM	2024	2025	2026	2027	2028
Price FOB Vessel	$230.94	$234.65	$200.45	$207.10	$214.70	$223.25
Transportation and Loading	$31.00	$29.16	$31.00	$31.00	$31.00	$31.00
Plant to Rail or Barge Costs	$1.20	$3.04	$1.19	$1.20	$1.19	$1.20
Base Price FOB the Mine	$198.74	$202.45	$168.25	$174.90	$182.50	$191.05
Impact of higher ash area	$0.72	$0.00	$0.00	$0.00	$0.00	$0.00
Price received FOB the Mine	$198.02	$202.45	$168.25	$174.90	$182.50	$191.05
	2029	**2030**	**2031**	**2032**	**2033**	**2034**
Price FOB Vessel	$231.80	$241.30	$232.75	$232.75	$232.75	$232.75
Transportation and Loading	$31.00	$31.00	$31.00	$31.00	$31.00	$31.00
Plant to Rail or Barge Costs	$1.19	$1.20	$1.19	$1.19	$1.19	$1.19
Base Price FOB the Mine	$199.60	$209.10	$200.55	$200.55	$200.55	$200.55
Impact of higher ash area	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Price received FOB the Mine	$199.60	$209.10	$200.55	$200.55	$200.55	$200.55
	2035	**2036**	**2037**	**2038**	**2039**	**2040**
Price FOB Vessel	$232.75	$232.75	$232.75	$232.75	$232.75	$232.75
Transportation and Loading	$31.00	$31.00	$31.00	$31.00	$31.00	$31.00
Plant to Rail or Barge Costs	$1.19	$1.19	$1.19	$1.19	$1.19	$1.19
Base Price FOB the Mine	$200.55	$200.55	$200.55	$200.55	$200.55	$200.55
Impact of higher ash area	$0.00	$0.00	$0.18	$0.25	$0.35	$0.15
Price received FOB the Mine	$200.55	$200.55	$200.38	$200.30	$200.21	$200.40
	2041	**2042**	**2043**	**2044**	**2045**	**2046**
Price FOB Vessel	$232.75	$232.75	$232.75	$232.75	$232.75	$232.75
Transportation and Loading	$31.00	$31.00	$31.00	$31.00	$31.00	$31.00
Plant to Rail or Barge Costs	$1.19	$1.19	$1.19	$1.19	$1.19	$1.19
Base Price FOB the Mine	$200.55	$200.55	$200.55	$200.55	$200.55	$200.55
Impact of higher ash area	$0.46	$0.42	$0.56	$0.41	$8.53	$9.43
Price received FOB the Mine	$200.10	$200.13	$199.99	$200.14	$192.03	$191.12
	2047	**2048**	**2049**	**2050**	**2051**	
Price FOB Vessel	$232.75	$232.75	$232.75	$232.75	$232.75	
Transportation and Loading	$31.00	$31.00	$31.00	$31.00	$31.11	
Plant to Rail or Barge Costs	$1.19	$1.19	$1.19	$1.19	$1.09	
Base Price FOB the Mine	$200.55	$200.55	$200.55	$200.55	$200.55	
Impact of higher ash area	$5.47	$0.00	$0.00	$0.00	$0.00	
Price received FOB the Mine	$195.09	$200.55	$200.55	$200.55	$200.55	

IHS is a well-recognized source of such data. IHS is a global diversified provider of critical information, analytics, and solutions. It offers next-generation information, analytics, and solutions to customers in business, finance, and government, improving their operational efficiency and providing deep insights. IHS serves business and government customers worldwide.

MARSHALL MILLER & ASSOCIATES, INC.
65

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 66 16.3 Contract Requirements Some contracts are necessary for successful marketing of coal. For Blue Creek, since all mining, preparation and marketing is done in-house, the remaining contracts required include: > Transportation – The mine will contract with requisite railroad and barge transportation companies to transport the coal to either the domestic customers or to the Mobile export terminal for overseas shipment. > Handling – Contracts for loading vessels for export sales are necessary. These are typically handled by annual negotiations based on projected shipments. > Sales – Sales contracts are a mix of spot and contract sales. 17 Environmental Studies, Permitting and Plans, and Social and Community Impacts 17.1 Results of Studies The Project represents a greenfield site with minimal completed development work. Aside from baseline analysis pertaining to permitting, MM&A is not aware of existing environmental studies on the Property. MM&A did not undertake a review of permitting violation history for the active permits or an Environmental Site Assessment (ESA) of the properties. The property is located adjacent and proximal to multiple active longwall operations which are subject to the same regulatory environment as the proposed BCM mine. 17.2 Requirements and Plans for Waste Disposal 17.2.1 Disposal Methods and Design Concepts Coal refuse from the preparation plant will be disposed of on site at several locations over the life of the mine. Due to the success of the dry slurry dewatering system installed at Mine No. 7, the same technology is currently being evaluated for use at Blue Creek Mine No. 1, the primary option for refuse disposal. This requires modifying the refuse handling plan for Blue Creek to include a waste product where dewatered tailings are combined with typical coarse refuse and compacted in a combined refuse disposal area. This matches Warrior Met’s plan to move away from traditional tailings impoundment structures. Combined refuse will travel by conveyor belt to a central location and then by truck to its final destination as needed. Bulldozers and other mobile equipment will be used to spread and compact the material for the construction of the disposal structures. The refuse produced by the plant is expected to generate 4 tonnes of coarse refuse per tonne of fine refuse. Volumetrically, this equates to 2.33 cubic yards of coarse refuse produced to every cubic yard

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 67 of slurry (on a dry, consolidated, design basis). Warrior Met reports that it is also considering the option of combined coarse/fine refuse storage should slurry impoundments become prohibitive. 17.2.2 Life-of-Mine Storage Requirements For the life of the Project, it is estimated that the plant will generate 25,000 acre-foot of fine refuse and 95 million cubic yards of coarse refuse. These figures were derived from the MM&A’s production model using a coarse to fine ratio and refuse densities provided by Warrior Met. Such figures were reviewed by MM&A and deemed appropriate. These characteristics are also typical of Warrior Met’s active facilities that are mining and processing similar material as that expected at the Project. For refuse planning, the assumed ratio of coarse to fine refuse is 4 to 1 by weight and dry, compacted densities are 110 pounds per cubic foot (coarse refuse) and 64 pounds per cubic foot (fine refuse). At full production, BCM is expected to generate an average of 1.7 million cubic yards of coarse refuse and 450 acre-ft of slurry annually. 17.2.3 Storage Areas Warrior Met has identified 4 slurry impoundment sites and 2 separate coarse refuse sites for refuse disposal. MM&A has confirmed storage volumes for these sites. Total storage estimated within these areas is roughly 13,550 acre-foot for slurry and about 59 million cubic yards for coarse refuse. This represents approximately 31 years of slurry and 35 years of coarse refuse storage, or over half of the LOM needs of the Project. Preliminary design for these sites appears to be reasonable and it is expected that permit approvals can be obtained for these locations. More detailed design work will be needed; however, general layouts and expected capacities should not result in significant change. 17.2.4 Control of Proposed Storage Areas Warrior Met currently controls the surface property needed for three of the proposed refuse disposal areas and is in the process of permitting two of the sites. The areas currently controlled by Warrior Met for refuse disposal consist of two slurry impoundment sites and one coarse refuse site. An estimated 13 years of storage for both fine and coarse refuse is contained on these controlled sites. Warrior Met does control a majority of the surface property for the other sites as well. Property control for the remaining impoundment areas ranges from 60 to 80-percent. Timely property acquisitions will need to be made to utilize these planned sites. MM&A has no reason to believe that the remaining surface properties will not be acquired. 17.2.5 Refuse Permitting Warrior Met was successful in obtaining Mine Safety and Health Administration (MSHA) approval in March 2021 for the Slurry Impoundment No.1 facility, which was designed with approximately 1,200 acre-foot of capacity. While the Slurry Impoundment No. 1 facility is no longer planned to be utilized as a primary tailings facility, a United States Army Corps of Engineers (USACE) 404 Individual Permit

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

and **Surface Mine Control and Reclamation Act (*SMCRA*)** permit could be prepared and obtained in approximately 18-months to be fully permitted for use if found necessary to provide long-term support of the Blue Creek Mine. If a situation were to arise where the combined refuse facility or dewatering system required modification, a backup series of incised slurry cells is being designed and planned for use to provide system redundancy to allow for several months of availability without interrupting operations while necessary adjustments are made.

Warrior Met reports that it has completed the initial design of the combined refuse disposal area which will provide approximately 10,000,000 cubic yards of initial capacity, which should accommodate up to the first 6 years of production while expansion designs are evaluated. Warrior Met performed geotechnical studies on the combined refuse materials in 2023 and submitted an updated plan to reflect these refuse handling options to MSHA in Q1 2023. MSHA technical support staff is currently reviewing Warrior Met's responses to review comments and estimate issuance for the combined coarse facility is anticipated in Q1 2024. .

17.3 Permit Requirements and Status

Warrior Met (through its predecessor, Walter) has successfully obtained multiple permits for the proposed operations on the Property. *Table 17-1* depicts the mine permits which are currently in place from: **Alabama Surface Mining Commission (*ALSMC*)**; **Alabama Department of Environmental Management (*ADEM*)**; USACE*;* and MSHA. All of the currently approved permits have been renewed as needed and remain in good standing. The existing SMCRA permit will require a minor revision to accommodate revised surface infrastructure plans which have changed since the Project's inception.

Permits listed in *Table 17-1* pertain to the proposed preparation plant and portal facilities. Additional permitting actions will be needed for the development and installation of the slurry Impoundment, coarse refuse facility, overland conveyor, rail and barge loading facility.

Table 17-1: Currently Active Permits

Facility Name	Issuing Agency	Permit No.	Permit Type	Approval Date	Expiration Date
Blue Creek Mine No. 1	ASMC	P-3964	Mining		6/20/2027
Blue Creek Transportation	ASMC	P-4003	Mining	12/19/2023	12/19/2028
Blue Creek Mine No.1	ADEM	AL0081477	NPDES - Individual Permit	1/24/2022	1/31/2027
Barge Loadout Loading Facility	USACE	SAM-2011-1645-CMS		9/19/2023	9/18/2028
Blue Creek Mine No. 1	ADEM	ALR10BFR6	NPDES -- General Construction		3/31/2026
Blue Creek Transportation Rail Load Out (Fayette County)	ADEM	ALR10C480	NPDES -- General Construction	8/21/2023	3/31/2026
Blue Creek Transportation Revision-1 (Fayette County)	ADEM	ALR10C4U9	NPDES -- General Construction	1/24/2024	3/31/2026
Blue Creek Mine No. 1	ADEM	ALR10C4C2	NPDES -- General Construction	9/22/2023	3/31/2026
Blue Creek Mine No. 1 Alabama Highway 69 Entrance Road	ADEM	ALR10C2XU	NPDES -- General Construction	9/30/2022	3/31/2026

Additionally, Warrior Met will require permits related to the coarse and fine refuse facilities, barge loadout, and overland conveyor. Regulatory agencies which will be involved with such permit activities include the USACE, ALSMC, MSHA and ADEM.

MARSHALL MILLER & ASSOCIATES, INC. 68

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 69 The most time-consuming aspect of the required remaining permitting action is associated with the MSHA review of the Slurry Impoundment design. These structures are classified as High-Hazard dams and as such, receive thorough and lengthy technical reviews through MSHA’s Technical Support group in Pittsburgh, Pennsylvania. Review approvals for these facilities can be expected to take two to three years. Early submittal is essential to receiving timely approvals for these critical structures. National Pollutant Discharge Elimination System (NDPES) discharge for the impoundment area is covered under the existing state mine permit. While the Coarse Refuse Facility will also require MSHA review and approval, these structures do not have the same complexity in design and can be approved rather quickly. Permits for the overland conveyor, rail loadout and the Barge Loading Facility pose minimal risk of delay to the Project if pursued diligently. The permitting process will need to begin in the near future to match the required construction timeline for these items. 17.4 Local Plans, Negotiations or Agreements MM&A found no indication of ancillary agreements beyond the scope of Federal or State Regulations. 17.5 Mine Closure Plans Applicable regulations require that mines be properly closed, and reclamation commenced immediately upon abandonment. In general, site reclamation includes removal of structures, backfilling, regrading, and revegetation of disturbed areas. Sediment control is required during the establishment of vegetation, and bond release generally requires a minimum five-year period of site maintenance, water sampling, and sediment control following mine completion and rough grading. For most mines, unless special issues arise, reclamation and monitoring costs continue for about 7 years after cessation of production. Reclamation of underground mines includes closure and sealing of mine openings such as portals and shafts in addition to the items listed above. Estimated costs for mine closure for all the Blue Creek facilities, including water quality monitoring during site reclamation, are included in the financial model. As with all mining companies, an accretion calculation is performed annually so the necessary Asset Retirement Obligations (ARO) can be shown as a liability on the balance sheet. Costs have been included for the closure of some existing facilities prior to the exhaustion of the mine. As Bleeder shafts are determined to no longer be needed, they are sealed and as refuse disposal areas are filled and replaced, reclamation is done. The costs for this non-ARO reclamation work have been accrued on a per-tonne basis in the model. 17.6 Qualified Person’s Opinion Warrior Met’s environmental and permitting staff is strongly engaged in the project. As it continues to move forward within existing project timelines and schedules, it is anticipated that Warrior Met will remain on target to obtain all necessary permits.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 70 Estimated expenditures for site closure and reclamation are included in the financial model for this site. 18 Capital and Operating Costs 18.1 Capital Capital expenditures (CAPEX) are typically reviewed and compared to other projects using three measures: initial investment, LOM capital and LOM capital per ton (or tonne) of production. For the purpose of this TRS, the initial investment for this project is defined as the capital necessary through the first full year of full production. With the longwall starting in the second Quarter of 2026, CAPEX for the Project through 2027 as shown in Figure 18-1 totals $684 million, excluding approximately $366 million in sunk cost through the end of 2023. Major development capital items include the slope, shafts, bottom development and other purchases necessary to commence production. Remaining expenditures for the new 1,800 TPH (1,620 tonnes per hour) preparation plant and an overland conveyor to the new rail loadout have also been included in the Initial CAPEX. Figure 18-1: Initial Investment Capital ($000) Note: Capital figures are based upon MM&A’s best estimates and are supported by a combination of MM&A’s experience in comparable projects & comparable quotations. Such a level is sufficient to meet the criteria of a pre-feasibility level financial assessment. At Warrior Met’s request more Capital has been front-loaded into 2024 and 2025 to mitigate the risk of extended lead times impacting timely delivery of the equipment. Beyond the Initial Investment of $684 million, excluding approximately $366 million in sunk cost through December 31, 2023, CAPEX is necessary for sustaining production. This includes rebuilds and replacement of equipment, mine development and multiple bleeder, intake and return shafts. Based on a previous detailed study of a mine in the basin, with pricing increased based on other recent purchases by Warrior Met or recent inflation trends, combined with a review of Warrior Met’s spending patterns, sustaining capital has been estimated at slightly under $9.50 per tonne. No efficiency or production increase projects have been included as they will be analyzed on a stand-alone basis when considered. LOM CAPEX and Land totals $1.6 billion, inclusive of sustaining and replacement items and excluding sunk cost through December 31, 2023. All equipment and infrastructure are assumed to be

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

purchased new for this project, with the exception of the 54-inch conveyor for the initial tailgate that is currently available from other Warrior Met mines.

For the purpose of calculating tax liability, it is necessary to forecast Depreciation. Development Capital is assumed to have an average depreciable life of 8 years beginning once the mine starts production. Sustaining Capital has been assumed to have an average depreciable life of 5 years, beginning at purchase. The sunk cost, which includes significant expenditures on buildings and other items with longer depreciable lives has been depreciated straight-line over ten years. Since Sunk Capital is not included in the analysis, this only impacts non-cash costs and income taxes.

For the life of the mine, the CAPEX Expenditures from January 1, 2024, forward average $15.33 per marketed tonne which is reasonable for a project of this magnitude.

18.2 Operating Cost

MM&A used a combination of recent pricing information provided by Warrior Met and detailed operating cost estimates from a previous study of a property in the region. Where necessary, operating costs were adjusted to reflect differences between this mine and the studied mine. Hourly labor rates and salaries were based upon recent information and expectations. Fringe-benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare, and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof-control costs. Other mine-supply costs are typically related to factors such as feet of section advance, ROM tonnes mined, and days worked. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services and other direct mining costs.

Operating costs factors were developed in a similar manner for the coal preparation plant processing, refuse handling, and coal loading, all of which are based on a cost per ROM tonne.

Property taxes and insurance and bonding were calculated based on regional information and experience at Warrior Met's other mines. Appropriate royalty rates were assigned for production from leased coal lands, and sales related taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Mandated sales related costs such as black lung excise tax are summarized in *Table 18-1.*

Table 18-1: Estimated Coal Production Taxes and Sales Costs

Description of Tax or Sales Cost	Basis of Assessment	Cost
Federal Black Lung Excise Tax - Underground	Per Tonne	$0.50
Federal Reclamation Fees – Underground	Per Tonne (Moisture Adjusted)	$0.121
Alabama Severance Tax	Per Tonne (Moisture Adjusted)	$0.340
Royalties	Percentage of Revenue (FOB Mine)	8%

Note: 1. Federal black lung excise tax is paid only on coal sold domestically. MM&A assumed 15% of total coal sales to be domestic in the economic analysis discussed below.

MARSHALL MILLER & ASSOCIATES, INC. 71

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

A summary of the projected operating costs is in *Figure 18-2*.

Figure 18-2: OPEX


$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$/Tonne
Cash Operating Costs
Other Cash Costs
Non-Cash Costs
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
2048
2049
2050
2051
Years

*The LOM model and associated economic analysis is intended to prove the economic viability of the subject coal tonnage, allowing controlled tonnes to be classified as "reserve". The development of costs incorporates a combination of Warrior Met's historical performance and MM&A's knowledge of mine productivity and cost structures for comparable operations.

18.3 Capex & Opex Summary Tables

Table 18-2 shows the projected expenditures for the Operating Life of the Blue Creek Mine. Costs have been considered to the level of pre-feasibility with an accuracy of +/- 25 percent. Cost estimations use historical costs from similar mining operations as a basis to project costs forward with appropriate adjustments based on geological and economic factors.

Table 18-2: Project Operating Life Expenditures

(000)	Total LOM	2024	2025	2026	2027	2028
ROM Tonnes Produced	170,729	330	1,456	4,358	7,669	7,126
Clean Tonnes Produced	103,517	209	896	2,595	4,706	4,358
Mining Costs	$3,695,274	$22,819	$58,014	$98,414	$136,105	$135,676
Preparation and Loading	$744,644	$894	$10,807	$21,549	$30,274	$28,803
General & Administrative	$250,118	$4,397	$10,469	$9,133	$9,168	$9,180
Royalties	$1,384,071	$2,831	$10,104	$30,326	$57,452	$56,199
Property and Sales related Taxes	$127,203	$912	$1,623	$3,117	$5,036	$4,786
Total Capex and Land	$1,597,073	$328,309	$299,294	$95,075	$33,094	$10,841
Total Expenditures	**$7,798,383**	**$360,161**	**$390,311**	**$257,614**	**$271,129**	**$245,486**

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Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

(000)	2029	2030	2031	2032	2033	2034
ROM Tonnes Produced	7,442	7,428	7,919	7,179	7,295	7,156
Clean Tonnes Produced	4,423	4,528	4,730	4,268	4,489	4,158
Mining Costs	$148,246	$166,844	$159,311	$149,791	$155,170	$152,919
Preparation and Loading	$31,141	$30,528	$32,020	$30,072	$30,407	$29,992
General & Administrative	$9,180	$9,180	$9,180	$9,180	$9,180	$8,465
Royalties	$58,711	$64,466	$63,015	$57,682	$59,532	$55,178
Property and Sales related Taxes	$5,440	$5,440	$4,987	$5,211	$4,990	$4,995
Total Capex and Land	$51,089	$34,839	$56,660	$15,877	$139,013	$38,150
Total Expenditures	**$303,807**	**$311,298**	**$325,173**	**$267,813**	**$398,291**	**$289,699**

(000)	2035	2036	2037	2038	2039	2040
ROM Tonnes Produced	7,229	7,411	7,462	7,025	7,075	6,270
Clean Tonnes Produced	4,332	4,586	4,733	4,459	4,493	3,986
Mining Costs	$148,260	$150,510	$149,639	$152,236	$149,094	$145,176
Preparation and Loading	$30,211	$30,717	$30,873	$29,723	$29,857	$32,907
General & Administrative	$8,465	$8,465	$8,465	$8,465	$8,465	$8,465
Royalties	$57,248	$62,247	$63,890	$60,759	$59,752	$52,279
Property and Sales related Taxes	$4,995	$5,182	$5,246	$5,131	$5,088	$4,721
Total Capex and Land	$37,790	$78,561	$47,996	$8,760	$36,821	$33,416
Total Expenditures	**$286,969**	**$335,683**	**$306,109**	**$265,074**	**$289,078**	**$276,964**

(000)	2041	2042	2043	2044	2045	2046
ROM Tonnes Produced	6,428	6,418	6,611	6,316	5,639	5,139
Clean Tonnes Produced	4,096	4,050	4,295	4,104	3,036	2,313
Mining Costs	$155,444	$148,247	$142,133	$137,859	$135,950	$123,914
Preparation and Loading	$28,155	$28,120	$28,653	$27,876	$25,967	$24,569
General & Administrative	$8,465	$8,465	$8,465	$8,465	$8,465	$8,465
Royalties	$54,937	$53,972	$57,789	$55,737	$44,463	$33,834
Property and Sales related Taxes	$4,972	$4,811	$4,843	$4,713	$4,196	$3,579
Total Capex and Land	$35,273	$25,997	$34,269	$39,663	($8,370)	$62,338
Total Expenditures	**$287,247**	**$269,612**	**$276,152**	**$274,313**	**$210,672**	**$256,700**

(000)	2047	2048	2049	2050	2051	2052
ROM Tonnes Produced	5,308	4,935	5,528	5,907	4,669	
Clean Tonnes Produced	2,774	3,074	3,561	3,609	2,656	
Mining Costs	$135,749	$123,695	$118,532	$111,010	$81,700	
Preparation and Loading	$25,085	$23,933	$24,479	$25,163	$21,870	
General & Administrative	$8,021	$8,021	$8,021	$8,021	$8,021	
Royalties	$38,695	$42,623	$45,953	$47,759	$36,636	
Property and Sales related Taxes	$4,034	$4,023	$4,296	$4,322	$3,295	
Total Capex and Land	$48,850	$16,100	$33,266	$17,339	($7,267)	
Total Expenditures	**$260,435**	**$218,396**	**$234,547**	**$213,615**	**$144,255**	

Notes

Cash Bonds Posted have been added to G&A
Insurance has been added to G&A
Annual Capex and Land reflects changes in working Capital

19 Economic Analysis

19.1 Assumptions, Parameters and Methods

A pre-feasibility LOM plan was prepared by MM&A for the Blue Creek operation. MM&A prepared mine projections and production timing forecasts based on coal seam characteristics. Production timing was carried out to depletion (exhaustion) of the coal reserve areas, which is projected for the year 2051. All costs and prices are based on 2024 constant United States real dollars.

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73

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 74 The mine plan, productivity expectations and cost estimates generally reflect historical performance by Warrior Met and efforts have been made to adjust plans and costs to reflect conditions at Blue Creek. MM&A is confident that the mine plan and MM&A’s financial model are reasonably representative to provide an accurate estimation of coal reserves. A capital forecast was developed by MM&A for mine development, infrastructure, and on-going capital requirements for the life of the mine. Staffing levels were prepared, and operating costs estimated by MM&A. MM&A utilized historical cost data provided by Warrior Met and its own knowledge and experience to estimate direct and indirect operating costs. The preliminary feasibility financial model, prepared by MM&A for this TRS, was developed to test the economic viability of the coal reserve areas. Economic models include non-controlled tonnes which are expected to be acquired by Warrior Met. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations, but are intended to prove the economic viability of the estimated coal reserves. All costs and prices are based on 2024 constant United States dollars. On an unlevered basis, the NPV of the real cash flows after taxes was estimated for the purpose of classifying coal reserves. The cash flows, excluding debt service, are calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities costs for materials handling, coal preparation, refuse disposal, coal loading, sampling and analysis services, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the federal black lung tax, federal reclamation taxes, property taxes, local transportation prior to delivery at rail or barge loading sites, coal production royalties, sales and use taxes, income taxes and State severance taxes. Warrior Met’s historical costs provided a useful reference for MM&A’s cost estimates. Sales revenue is based on the metallurgical coal price information provided to MM&A by Warrior Met, based on the HVA forecast. Projected debt service is excluded from the P&L and cash flow model to determine enterprise value. The financial model expresses coal sales prices, operating costs, and capital expenditures in current day dollars without adjustment for inflation. Capital expenditures and reclamation costs are included based on estimates for the mine by year. Warrior Met will pay royalties for the various current and projected operations. The royalty rates vary by mining method and location. The average royalty rate for Blue Creek is estimated to be 8.0% of the sales revenue FOB the mine after deduction of all transportation and loading costs between the mine and the vessel.

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

The projection model also includes consolidated income tax calculations at the Warrior Met level, incorporating federal and state income taxes with an overall effective rate of 14%. To the extent the mine generates net operating losses for tax purposes, the losses are assumed to offset other corporate taxable income. The term "cash flows" is used in this report refers to after tax cash flows.

Consolidated cash flows are driven by annual sales tonnage, which starts at 4.7 million tonnes in 2027, the first year of longwall production and averages 4.1 million tonnes per year from 2027 to 2050 the final full year of production. Projected consolidated revenue averages approximately $805 million per year during the period 2027 to 2050. Revenue totals $20.5 billion for the property's life.

Consolidated cash flow from the operation is positive throughout the projected operating period, with the exception of mine development years 2024 and 2025. In 2026, when the longwall starts, cash flow becomes positive. In post-production years, cash flow becomes negative due to end-of-mine reclamation spending. Consolidated cash flow from the operation averages approximately $462 million per year from 2027 to 2050 and totals $11.1 billion over the mine life. Capital and Land expenditures, excluding sunk cost, through December 31, 2023, total $1.6 billion over the property's life.

Table 19-1 shows the Project LOM after tax cash flows from January 1, 2024, through the completion of reclamation in 2058.

Table 19-1: Blue Creek Project LOM After-tax Cash Flow

(000)	Total LOM	2024	2025	2026	2027	2028
Tonnes Produced	103,517	209	896	2,595	4,706	4,358
Tonnes Sold	103,517	89	896	2,595	4,706	4,358
Revenue	$20,498,890	$18,051	$150,672	$453,946	$858,815	$832,607
Price ($/tonne FOB Mine)	$198.02	$202.45	$168.25	$174.90	$182.50	$191.05
Mining Costs	$3,695,274	$22,819	$58,014	$98,414	$136,105	$135,676
Preparation and Loading	$744,644	$894	$10,807	$21,549	$30,274	$28,803
Royalties	$1,384,071	$2,831	$10,104	$30,326	$57,452	$56,199
Property and Sales related Taxes	$127,203	$912	$1,623	$3,117	$5,036	$4,786
General & Administrative	$250,118	$4,397	$10,469	$9,133	$9,168	$9,180
Income Taxes	$1,615,289	($9,279)	($3,466)	$23,456	$68,505	$63,586
Capital and Land Expenditures	$1,597,073	$328,309	$299,294	$95,075	$33,094	$10,841
Reclamation and Closing Costs	$15,913	$0	$0	$0	$0	$0
Total After Tax Cash Flow	**$11,069,304**	**($332,831)**	**($236,173)**	**$172,876**	**$519,181**	**$523,536**
NPV at 9% Discount Factor	**$3,529,386**					

(000)	2029	2030	2031	2032	2033	2034
Tonnes Produced	4,423	4,528	4,730	4,268	4,489	4,158
Tonnes Sold	4,423	4,528	4,730	4,268	4,489	4,158
Revenue	$882,800	$946,847	$948,695	$855,985	$900,184	$833,944
Price ($/tonne FOB Mine)	$199.60	$209.10	$200.55	$200.55	$200.55	$200.55
Mining Costs	$148,246	$166,844	$159,311	$149,791	$155,170	$152,919
Preparation and Loading	$31,141	$30,528	$32,020	$30,072	$30,407	$29,992
Royalties	$58,711	$64,466	$63,015	$57,682	$59,532	$55,178
Property and Sales related Taxes	$5,440	$5,440	$4,987	$5,211	$4,990	$4,995
General & Administrative	$9,180	$9,180	$9,180	$9,180	$9,180	$8,465
Income Taxes	$67,687	$63,779	$64,833	$57,381	$57,003	$56,482
Capital and Land Expenditures	$51,089	$34,839	$56,660	$15,877	$139,013	$38,150
Reclamation and Closing Costs	$0	$0	$0	$0	$0	$0
Total After Tax Cash Flow	**$511,673**	**$571,770**	**$558,235**	**$531,015**	**$444,669**	**$487,768**

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Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

(000)	2035	2036	2037	2038	2039	2040
Tonnes Produced	4,332	4,586	4,733	4,459	4,493	3,986
Tonnes Sold	4,332	4,586	4,733	4,459	4,493	3,986
Revenue	$868,806	$919,755	$948,374	$893,193	$899,425	$798,795
Price ($/tonne FOB Mine)	$200.55	$200.55	$200.38	$200.30	$200.21	$200.40
Mining Costs	$148,260	$150,510	$149,639	$152,236	$149,094	$145,176
Preparation and Loading	$30,211	$30,717	$30,873	$29,723	$29,857	$32,907
Royalties	$57,248	$62,247	$63,890	$60,759	$59,752	$52,279
Property and Sales related Taxes	$4,995	$5,182	$5,246	$5,131	$5,088	$4,721
General & Administrative	$8,465	$8,465	$8,465	$8,465	$8,465	$8,465
Income Taxes	$63,604	$75,225	$79,013	$73,874	$75,146	$72,305
Capital and Land Expenditures	$37,790	$78,561	$47,996	$8,760	$36,821	$33,416
Reclamation and Closing Costs	$0	$0	$0	$0	$0	$0
Total After Tax Cash Flow	**$518,233**	**$508,846**	**$563,252**	**$554,245**	**$535,202**	**$449,526**

(000)	2041	2042	2043	2044	2045	2046
Tonnes Produced	4,096	4,050	4,295	4,104	3,036	2,313
Tonnes Sold	4,096	4,050	4,295	4,104	3,036	2,313
Revenue	$819,687	$810,572	$858,985	$821,296	$582,986	$441,991
Price ($/tonne FOB Mine)	$200.10	$200.13	$199.99	$200.14	$192.03	$191.12
Mining Costs	$155,444	$148,247	$142,133	$137,859	$135,950	$123,914
Preparation and Loading	$28,155	$28,120	$28,653	$27,876	$25,967	$24,569
Royalties	$54,937	$53,972	$57,789	$55,737	$44,463	$33,834
Property and Sales related Taxes	$4,972	$4,811	$4,843	$4,713	$4,196	$3,579
General & Administrative	$8,465	$8,465	$8,465	$8,465	$8,465	$8,465
Income Taxes	$73,133	$74,242	$81,735	$77,478	$46,767	$29,354
Capital and Land Expenditures	$35,273	$25,997	$34,269	$39,663	($8,370)	$62,338
Reclamation and Closing Costs	$0	$0	$0	$0	$0	$0
Total After Tax Cash Flow	**$459,307**	**$466,718**	**$501,098**	**$469,504**	**$325,548**	**$155,937**

(000)	2047	2048	2049	2050	2051	2052
Tonnes Produced	2,774	3,074	3,561	3,609	2,656	0
Tonnes Sold	2,774	3,074	3,561	3,609	2,776	0
Revenue	$541,089	$616,456	$714,252	$723,875	$556,805	$0
Price ($/tonne FOB Mine)	$195.09	$200.55	$200.55	$200.55	$200.55	$0.00
Mining Costs	$135,749	$123,695	$118,532	$111,010	$81,700	$586
Preparation and Loading	$25,085	$23,933	$24,479	$25,163	$21,870	$0
Royalties	$38,695	$42,623	$45,953	$47,759	$36,636	$0
Property and Sales related Taxes	$4,034	$4,023	$4,296	$4,322	$3,295	$590
General & Administrative	$8,021	$8,021	$8,021	$8,021	$8,021	$3,933
Income Taxes	$41,101	$53,509	$67,547	$70,341	$53,433	($721)
Capital and Land Expenditures	$48,850	$16,100	$33,266	$17,339	($7,267)	($46,036)
Reclamation and Closing Costs	$0	$0	$0	$0	$0	($6,414)
Total After Tax Cash Flow	**$239,553**	**$344,551**	**$412,159**	**$439,920**	**$359,116**	**$48,062**

(000)	2053	2054	2055	2056	2057	2058
Tonnes Produced	0	0	0	0	0	0
Tonnes Sold	0	0	0	0	0	0
Revenue	$0	$0	$0	$0	$0	$0
Price ($/tonne FOB Mine)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Mining Costs	$388	$376	$376	$365	$365	$365
Preparation and Loading	$0	$0	$0	$0	$0	$0
Royalties	$0	$0	$0	$0	$0	$0
Property and Sales related Taxes	$588	$392	$392	$392	$392	$392
General & Administrative	$2,486	$1,240	$1,240	$1,240	$790	$790
Income Taxes	($490)	($281)	($281)	($279)	($216)	($216)
Capital and Land Expenditures	$10	$6	$0	$1	$0	$46
Reclamation and Closing Costs	$11,450	$8,874	$1,260	$515	$115	$115
Total After Tax Cash Flow	**($14,431)**	**($10,606)**	**($2,986)**	**($2,233)**	**($1,444)**	**($1,444)**

Note 1: G&A costs include Insurance premiums and Cash Bond posted.
Note 2: Income Tax credits, when available, are taken against other corporate income.
Note 3: Capital and Land Expenditures include annual Working Capital adjustments.
Note 4: Reclamation and Closing Costs include an adjustment for the projected residual value of Equipment.

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Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 77 19.2 Results Cash flow after tax, but before debt service, generated over the life of the property was discounted to NPV at a 9% discount rate, which represents Warrior Met’s typical WACC. On an un-levered basis, the NPV of the property cash flows represents the Enterprise Value of the property and amounts to $3.5 billion. The pre-feasibility financial model, prepared by MM&A for this TRS, was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, as may be required for financing of any current or future mining operations contemplated but are intended to prove the economic viability of the estimated coal reserves. Optimization of the LOM plan was outside the scope of the engagement. Table 19-2 shows LOM tonnage, P&L, and EBITDA for Blue Creek. Table 19-2: Life-of-Mine Tonnage, P&L before Tax, and EBITDA Tonnes (000) Pre-Tax P&L ($000) P&L per Tonne EBITDA ($000) EBITDA per Tonne 103,500 $12,400,000 $120. $14,300,000 $138 Note 1: The LOM model includes tonnages contained within adverse tracts which are not included in reserve estimates. Note 2: The LOM model does not consider resources exclusive of reserves on the western portion of the property. Note 3: The LOM model and associated economic analysis is intended to prove the economic viability of the subject coal tonnage, allowing controlled tonnes to be classified as “reserve”. The exercise should not be construed to represent a valuation of Warrior Met’s holdings. Long-term cash flows incorporate forward-looking market projections which are expected to vary over time based upon historic volatility of coal markets. The development of costs incorporates a combination of Warrior Met’s historical performance and MM&A’s knowledge of mine productivity and cost structures for comparable operations. As shown in Table 19-2, Blue Creek has positive EBITDA over the LOM. Overall, the operation shows positive LOM P&L and EBITDA of $12.4 billion and $14.3 billion, respectively. Warrior Met’s Blue Creek annual production and revenue are shown in Figure 19-1 and the Mine’s after-tax cash flow summary in constant dollars, excluding debt service, is shown in Figure 19-2 below.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 78 Figure 19-1: Blue Creek Production and Revenue Note 1: The LOM model includes a portion of tonnage contained within adverse tracts which are not included in reserve estimates. Note 2: The LOM model and associated economic analysis is intended to prove the economic viability of the subject coal tonnage, allowing controlled tonnes to be classified as “reserve”. The exercise should not be construed to represent a valuation of Warrior Met’s holdings. Long-term cash flows incorporate forward-looking market projections which are expected to vary over time based upon historic volatility of coal markets. The development of costs incorporates a combination of Warrior Met’s historical performance and MM&A’s knowledge of mine productivity and cost structures for comparable operations. Figure 19-2: After-tax Cash Flow Summary (000) Note 1: The LOM model includes a portion of tonnage contained within adverse tracts which are not included in reserve estimates. Note 2: The LOM model and associated economic analysis is intended to prove the economic viability of the subject coal tonnage, allowing controlled tonnes to be classified as “reserve”. The exercise should not be construed to represent a valuation of Warrior Met’s holdings. L ong-term cash flows incorporate forward-looking market projections which are expected to vary over time based upon historic volatility of coal markets. The development of costs incorporates a combination of Warrior Met’s historical performance and MM&A’s knowledge of mine productivity and cost structures for comparable operations.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 79 19.3 Sensitivity Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 9% discount rate when base case sales prices, operating costs, and capital costs are increased and decreased within a +/- 10% range. Figure 19-3: Sensitivity of NPV 19.4 Economic Analysis Summary This TRS, conducted in accordance with industry standards, is sufficient to conclude the Property has a reasonable potential of obtaining long-term shareholder value given forecast market conditions approaching those used in the analysis. The plan appears to be reasonable, complete, and capable of being executed under competent management. 20 Adjacent Properties 20.1 Information Used No Proprietary information associated with neighboring properties was used as part of this study. In the event that Warrior Met decides to expand the mine footprint, evaluation of the neighboring properties will be completed.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 80 21 Other Relevant Data and Information MM&A has performed various technical studies of the Property over the past decade. MM&A utilized this former work as the basis of an updated study which meets those standards set forth by the SEC. Additionally, MM&A has a longstanding history of various geological- and mining-based studies in the Black Warrior Basin, with specific projects conducted for Warrior Met in several operations adjacent to the Property during due diligence activities. This experience was utilized in the development of this TRS. 22 Interpretation and Conclusions 22.1 Conclusion Sufficient data have been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Property. The data are of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. The geological data and TRS, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein. This geologic evaluation conducted in conjunction with the feasibility study is sufficient to conclude that Warrior Met currently controls 67.6 million tonnes of marketable underground coal reserves identified on the Property. The LOM model includes 103.5 million tonnes, a portion of which are currently classified as mineral adverse and must be obtained to successfully engage in the venture. 22.2 Project Risk Assessment The MM&A project team identified project risks for operational, technical and administrative subjects related to the development of the Blue Creek Project. A risk matrix has been constructed to present the risk levels for all the risk factors identified and quantified in the risk assessment process. The risk matrix and risk assessment process are modelled to the standards presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360). The purpose of the risk assessment presented herein is to inform project stakeholders of key aspects of the Project that can be impacted by events, the consequences of which could affect the success of the venture. The significance of an impacted aspect of the operation is directly related to both the probability of occurrence and the severity of the consequences. The initial risk for a risk factor is herein defined as the risk level after the potential impact of the risk factor is addressed by competent and prudent management utilizing control measures readily available. Residual risk for a risk factor is herein defined as the risk level following application of special mitigation measures if management determines

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 81 that the initial risk level is unacceptable. Initial risk and residual risk can be quantified numerically, derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk. Risk aspects identified and evaluated during this assignment total 25. No residual risks are rated Very High; 5 risk aspects are rated High; 10 of the risk aspects are classified as Moderate residual risk, and 10 of the risk aspects were attributed Low and Very Low residual risks. 22.2.1 Assumptions and Limitations Key assumptions in the risk assessment are outlined below. 1. The identification of project risks is not presumed to be exhaustive. Instead, that listing of risks is presented based on the experiences of the project team. 2. The probability and consequence ratings are subjectively assigned and are assumed to reasonably reflect the condition of the projected mine operations. 3. The Control Measures shown in the matrices presented in this chapter are not exhaustive. They represent a condensed collection of activities that the MM&A team has observed to be effective in coal mining scenarios. 4. Mitigation Measures listed for each risk factor of the operation are not exhaustive. The measures listed, however, have been observed to be effective. 5. The monetary values used in ranking the consequences are assumed to be appropriate for projected investment and expected size of the operation. The risk assessment is subject to the limitations of the information currently collected, tested, and interpreted at the effective date of the report. 22.2.2 Methodology The numerical quantities (i.e., risk levels) attributable to either “initial” or “residual” risks are derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk. R = P x C Where: R = Risk Level P = Probability of Occurrence C = Consequence of Occurrence The Probability (P) and Consequence (C) parameters recited in the formula are subjective numerical estimates made by MM&A’s team of practiced mine engineers, geologists and managers. Both P and C are assigned integer values ranging from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products (R = P x C) which define the Risk Level, are thereafter classified from very low to very high.

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 82 Risk Level Table Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Very high initial risks are considered to be unacceptable and require corrective action well in advance of project development. In short, measures must be applied to reduce very high initial risks to a tolerable level. After the consideration and application of mitigation factors, the residual risk can be determined. The residual risk provides a basis for the management team to determine if the residual risk level is acceptable or tolerable. If the risk level is determined to be unacceptable, further actions should be considered to reduce the residual risk to acceptable or tolerable levels to provide justification for continuation of the proposed operation. 22.2.3 Development of the Risk Matrix 22.2.3.1 Quantification of Risk Likelihood and Severity of Impact Risks have been identified for the technical, operational, and administrative activities expected to be encountered throughout the development, installation, and operation of the Project. The likelihood of risk occurrence was developed and quantified according to Table 22-1. Table 22-1: Probability Levels of Risks and Corresponding Values Category Probability Level (P) 1 Remote Not likely to occur except in exceptional circumstances. <10% 2 Unlikely Not likely to occur; small in degree. 10 - 30% 3 Possible Capable of occurring. 30 - 60% 4 Likely High chance of occurring in most circumstances. 60 - 90% 5 Almost Certain Event is expected under most circumstances; impossible to avoid. >90% The lowest rated probability of occurrence is assigned the value of 1 and described as remote, with a likelihood of occurrence of less than 10 percent. Increasing values are assigned to each higher probability of occurrence, culminating with the value of 5 assigned to incidents considered to be almost certain to occur. The consequences of each risk were estimated and quantified by MM&A according to the following Table 22-2.

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Blue Creek Mine Property
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Table 22-2: Consequence Level Table

Correlation of Events in Key Elements of the Project Program to Event Severity Category							
Category	Severity of the Event	Financial Impact of the Event	Unplanned Loss of Production (Impact on Commercial Operations)	Events Impacting on the Environment	Events Affecting the Program's Social and Community Relations	Resultant Regulatory / Sovereign Risk	Events Affecting Occupational Health & Safety
1	**Insignificant**	< $1MM	≤ 12 hours	Insignificant loss of habitat; no irreversible effects on water, soil and the environment.	Occasional nuisance impact on travel.		Event recurrence avoided by corrective action through established procedures (Engineering, guarding, training).
2	**Minor**	$1MM to $4MM	≤ 1 day	No significant change to species populations; short-term reversible perturbation to ecosystem function.	Persistent nuisance impact on travel. Transient adverse media coverage.		**First aid – lost time.** Event recurrence avoided by corrective action thought established procedures.
3	**Moderate**	$4MM to $10MM	≤ 1 week	Appreciable change to species population; medium-term (≤10 years) detriment to ecosystem function.	Measurable impact on travel and water/air quality. Significant adverse media coverage / transient public outrage.	Uncertainty securing or retaining essential approval / license. Change to regulations (tax; bonds; standards).	**Medical Treatment –** permanent incapacitation Avoiding event recurrence requires modification to established corrective action procedures.
4	**Major**	$10MM to $20MM	1 to 2 weeks	Change to species population threatening viability; long-term (>10 years) detriment to ecosystem function.	Long-term, serious impact on travel and use of water resources; degradation of air quality; sustained and effective public opposition.	Suspension / long-delay in securing essential approval / license. Change to laws (tax; bonds; standards).	**Fatality.** Avoiding event recurrence requires modification to established corrective action procedures and staff retraining.
5	**Critical**	> $20MM	>1 month	Species extinction; irreversible damage to ecosystem function.	Loss of permits.	Withdraw / failure to secure essential approval / license.	**Multiple fatalities.** Avoiding event recurrence requires major overhaul of policies and procedures.

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Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 84 The lowest rated consequence is assigned the value of 1 and is described as Insignificant Consequence parameters include non-reportable safety incidents with zero days lost accidents, no environmental damage, loss of production or systems for less than one week and cost of less than $2 million. Increasing values are assigned to each higher consequence, culminating with the value of 5 assigned to critical consequences, the parameters of which include multiple-fatality accidents, major environmental damage, and loss of production or systems for longer than six months and cost of greater than $20 million. Composite Risk Matrix R = P x C and Color-Code Convention The risk level, defined as the product of probability of occurrence and consequence, ranges in value from 1 (lowest possible risk) to 25 (maximum risk level). The values are color-coded to facilitate identification of the highest risk aspects. Table 22-3: Risk Matrix P x C = R Consequence (C) Insignificant Minor Moderate Major Critical 1 2 3 4 5 P ro b ab ili ty L ev el ( P ) Remote 1 1 2 3 4 5 Unlikely 2 2 4 6 8 10 Possible 3 3 6 9 12 15 Likely 4 4 8 12 16 20 Almost Certain 5 5 10 15 20 25 22.2.4 Categorization of Risk Levels and Color Code Convention Very high risks are considered to be unacceptable and require corrective action. Risk reduction measures must be applied to reduce very high risks to a tolerable level. 22.2.5 Summary of Residual Risk Ratings Each risk factor is numbered, and a risk level for each is determined by multiplying the assigned probability by the assigned consequence. The risk levels are plotted on a risk matrix, Table 22-4, to provide a composite view of the Warrior Met risk profile. The average risk level is 7.1, which is defined as Moderate.

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Blue Creek Mine Property
Year End 2023 Reserve Analysis
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Table 22-4: Residual Risk Assessment Matrix

Consequence		<10% Remote	10-30% Unlikely	30-60% Possible	60-90% Likely	>90% Almost Certain
Critical	>$50 MM	8,9				
Major	$10-50MM		13	16	6	
Moderate	$2-10 MM	7	4, 15	1,3	11	
Minor	$0.5-$2 MM	2		12	5	
Low	<$0.5 MM		14	10		

22.2.6 Risk Factors

A high-level approach is utilized to characterize risk factors that are generally similar across a number of active and proposed mining operations in the region. Risk factors that are unique to a specific operation or are particularly noteworthy are addressed individually.

22.2.6.1 Geological and Coal Resource

Coal mining is accompanied by risk that, despite exploration efforts, mining areas will be encountered where geological conditions render extraction of the resource to be uneconomic (such as faulting), or coal quality characteristics that may disqualify the product for sale into target markets.

Offsetting the geological and coal resource risk are the massive size of the controlled property which allows large areas to be mined in the preferred mine areas sufficiently away from areas where coal quality and/or mineability may be less favorable. This flexibility, combined with the extensive work done to define the reserve, reduces the risk at BCM below that of other mine properties.

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Blue Creek Mine Property
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Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Recoverable coal tonnes recognized to be significantly less than previously estimated, including impacts of faulting. Impacts of faulting & associated geotechnical & hydrogeological result in project delays and operational challenges, including decreased productivity.	Reserve base is adequate to serve market commitments and respond to opportunities for many years. Local adverse conditions may increase frequency and cost of production unit relocations. Potential cost overruns and project delays. Reduced productivity on CM and LW sections; increased roof control cost on CM sections and LW gateroads;	Previous and ongoing exploration and extensive regional mining history provide a high level of confidence of coal seam correlation, continuity of the coal seams, and coal resource tonnes. Attempt to locate coal barriers and mains away from areas exhibiting poor mineabilty; conduct hazard mapping and training to reduce accident risk; conduct ongoing exploration to locate problem areas in ample time to allow adjustment to mine plan	4	4	16	Optimize mine plan to increase resource recovery; develop mine plan to provide readily available alternate mining locations to sustain expected production level. Continue to conduct significant drilling ahead of mining and project infrastructure installation. Assess geomechanical characteristics of roof and floor ahead of mine development, shaft & slope installation.	3	3	9
Coal quality locally proves to be lower than initially projected.	If uncontrolled, production and sale of coal that is out of specification can result in rejection of deliveries, cancellation of coal sales agreements and damage to reputation.	Exploration and vast experience and history in local coal seams provide confidence in coal quality; limited excursions can be managed with careful product segregation and blending.	2	3	6	Develop mine plan to provide readily available alternate mining locations to sustain expected production level; modify coal sales agreements to reflect coal quality.	1	2	2

22.2.6.1 Environmental

Water quality and other permit requirements are subject to modification and such changes could have a material impact on the capability of the operator to meet modified standards or to receive new permits and modifications to existing permits. Permit protests may result in delays or denials to permit applications.

Environmental standards and permit requirements have evolved significantly over the past 50 years and to-date, mining operators and regulatory bodies have been able to adapt successfully to evolving environmental requirements.

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Blue Creek Mine Property
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Table 22-6: Environmental (Risks 3 and 4)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Environmental performance standards are modified in the future.	Delays in receiving new permits and modifications to existing permits; cost of testing and treatment of water and soils	Work with regulatory agencies to understand and influence final standards; implement testing, treatment and other actions to comply with new standards.	3	4	12	Modify mining and reclamation plans to improve compliance with new standards while reducing cost of compliance.	3	3	9
New permits and permit modifications are increasingly delayed or denied.	Interruption of production and delayed implementation of replacement production from new mining areas.	Comply quickly with testing, treatment and other actions required; continue excellent compliance performance within existing permits.	2	4	8	Establish and maintain close and constructive working relationships with regulatory agencies, local communities and community action groups. Prepare and submit permits well in advance of needs. Conduct additional drilling to lower risk associated with quality concerns in suspect areas.	2	3	6

22.2.6.2 Regulatory Requirements

Federal and state health and safety regulatory agencies occasionally amend mine laws and regulations. The impact is industry wide. Mining operators and regulatory agencies have been able to adapt successfully to evolving health and safety requirements.

Table 22-7: Regulatory Requirements (Risk 5)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Federal and state mine safety and health regulatory agencies amend mine laws and regulations.	Cost of training, materials, supplies and equipment; modification of mine examination and production procedures; modification of mining plans.	Participate in hearings and workshops, when possible, to facilitate understanding and implementation; work cooperatively with agencies and employees to facilitate implementation of new laws and regulations.	4	3	12	Familiarity and experience with new laws and regulations results in reduced impact to operations and productivity and improved supplies and equipment options.	4	2	8

22.2.6.3 Market and Transportation

Most of the current and future production is expected to be directed to domestic and international metallurgical markets. Historically the metallurgical markets have been cyclical and highly volatile.

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Blue Creek Mine Property
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Table 22-8: Market (Risk 6)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Volatile coal prices drop precipitously.	Loss of revenue adversely affects profitability; reduced cash flow may disrupt capital expenditures plan.	Cost control measures implemented; capital spending deferred.	4	5	20	High-cost operations closed, and employees temporarily furloughed.	4	4	16

Occasional delays or interruption of rail, river and terminals service may be expected. The operator can possibly minimize the impact of delays by being a preferred customer by fulfilling shipment obligations promptly and maintaining close working relationships. Multiple shipment means (rail and barge) help minimize this risk.

Table 22-9: Transportation (Risk 7)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Rail or river transport is delayed; storage and shipping access at river and ocean terminals is not available.	Fulfillment of coal sales agreements delayed; limited coal storage at mines may increase cost of rehandling; production may be temporarily idled.	Provide adequate storage capacity at mines; coordinate continuously with railroad and shipping companies to respond quickly and effectively to changing circumstances.	2	3	6	Provide back-up storage facility along with personnel, equipment and rehandle plan to sustain production and fulfill sales obligations timely.	1	3	3

22.2.6.4 Mining Plan

Occupational health and safety risks are inherent in mining operations. Comprehensive training and retraining programs, internal safety audits and examinations, regular mine inspections, safety meetings, along with support of trained fire brigades and mine-rescue teams are among activities that greatly reduce accident risks. Employee health-monitoring programs coupled with dust and noise monitoring and abatement reduce health risks to miners.

As underground mines are developed and extended, observation of geological, hydrogeological and geotechnical conditions leads to modification of mine plans and procedures to enable safe work within the mine environment.

Highlighted below are selected examples of safety and external factors relevant to Warrior Met operations.

22.2.6.4.1 Methane Management

Coalbed methane is present in coal operations below drainage. Often the methane concentration in shallow coal seams is at such low levels that it can be readily managed with frequent testing and

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Blue Creek Mine Property
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monitoring, vigilance, and routine mine ventilation. Very high methane concentrations may be present at greater depths, as experienced in the Mary Lee and Blue Creek seams at the BCM Property in Alabama. High methane concentrations may require degasification of the coal seams to assure safe mining. Proximal mines have operated safely for many years in one of the most intense methane environments in the United States through careful management of coal seam degasification, gob degasification and mine-ventilation procedures.

Table 22-10: Methane Management (Risk 8)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Methane hazard is present in mines operating below drainage.	Injury or loss of life; possible ignition of gas and mine explosion; potential loss of mine and equipment temporarily or permanently; additional mine fan, mine power, ventilation, monitoring and examination requirements.	Low to moderate levels can be managed with frequent examinations, testing and monitoring within the mine ventilation system. Excellent rock dust maintenance minimizes explosion propagation risk should an ignition occur.	2	5	10	Very high-level methane concentrations may require coal seam degasification and gob degasification if longwall or pillar extraction methods are employed.	1	5	5

22.2.6.4.2 Mine Fires

Mine fires, once common at mine operations, are rare today. Most active coal miners have not encountered a mine fire. Vastly improved mine power and equipment electrical systems, along with safe mine practices, reduce mine fire risks. Crew training and fire brigade support and training improve response for containment and control if a fire occurs. Spontaneous combustion within coal mines, which is the source of most fires that occur today, is not expected to occur at BCM.

Table 22-11: Mine Fires (Risk 9)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Mine fire at underground or operation.	Injury or loss of life; potential loss of mine temporarily or permanently; damage to equipment and mine infrastructure.	Inspection and maintenance of mine power, equipment and mine infrastructure; good housekeeping; frequent examination of conveyor belt entries; prompt removal of accumulations of combustible materials.	1	5	5	If spontaneous combustion conditions are present, enhanced monitoring and examination procedures will be implemented; mine design will incorporate features to facilitate isolation, containment and extinguishment of spontaneous combustion locations.	1	5	5

22.2.6.4.3 Availability of Supplies and Equipment

The industry has periodically experienced difficulty receiving timely delivery of mine supplies and equipment. Availability issues often accompanied boom periods for coal demand. Any future delivery of supplies and equipment delays are expected to be temporary with limited impact on production.

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Blue Creek Mine Property
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Table 22-12: Availability of Supplies and Equipment (Risk 10)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Disruption of availability for supplies and equipment.	Temporary interruption of production.	Force majeure provision in coal sales agreements to limit liability for delayed or lost sales.	3	2	6	Work closely with customers to assure delayed coal delivery rather than cancelled sales; monitor external conditions and increase inventory of critical supplies; accelerate delivery of equipment when possible.	3	1	3

22.2.6.4.4 Labor

Work stoppages due to labor protests are considered unlikely and are accompanied by limited impact should it occur. Excellent employee relations and communications limit the exposure to outside protesters. Loss of supervisors and skilled employees to retirement is inevitable; the impact can be lessened with succession planning and training and training and mentorship of new employees.

Table 22-13: Labor – Work Stoppage (Risk 11)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Work stoppage due to strikes, slowdowns or secondary boycott activity.	Loss of production and coal sales; damaged customer and employee relations; reputation loss.	Maintain excellent employee relations and communications; maintain frequent customer communications. Train salary employees for hourly tasks in case of long-term strike.	4	4	16	Develop plan for employee communications and legal support to minimize impact of secondary boycott activities.	4	3	12

Table 22-14: Labor – Retirement (Risk 12)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Retirement of supervisors and skilled employees.	Loss of leadership and critical skills to sustain high levels of safety, maintenance and productivity.	Monitor demographics closely and maintain communications with employees who are approaching retirement age; maintain employee selection and training programs.	3	3	9	Maintain selection of candidates and implementation of in-house or third-party training for electricians and mechanics; develop employee mentoring program.	3	2	6

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Blue Creek Mine Property
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22.2.6.4.5 Project Execution

Surface facilities construction commenced via a previous owner of the Property and permitting/engineering activity has been completed by Warrior Met and construction has begun. The experienced and highly qualified executive management team improves the likelihood that the major construction project will be completed within the expected time frame and budget.

As construction of the Blue Creek complex continues, the executive management team will be challenged to assemble an experienced and highly competent operations team to execute the mining plan to avoid production shortfalls and cost overruns. Key will be establishing a reasonable development schedule and predicating coal sales commitments to management's ability to select and train its workforce. The experience and capability of the executive team provides confidence that operational readiness will be forthcoming. Risks pertaining to project execution are summarized below.

Table 22-15: Construction Delays and Cost Overruns (Risk 13)

				Initial Risk Level				Residual Risk Level		
No.	Aspect	Impact	Control Measures	P	C	R	Mitigation Measures	P	C	R
21	Project construction phase time and cost exceeds expectations.	Excessive cost and time diminish project investment return; additional project financing may be required; coal sales commitments be delayed.	Realistic budget and project construction schedule developed; continuous monitoring of cost and time to readily detect performance shortcomings and implement corrective actions; utilization of competent, highly reputable contractors and subcontractors.	3	4	12	Preparation of detailed schedule of each construction component; daily review of progress and issues; weekly coordination with all contractors and implementation of corrective actions if project falls behind schedule.	2	4	8

Table 22-16: Permitting Delays (Risk 14)

				Initial Risk Level				Residual Risk Level		
No.	Aspect	Impact	Control Measures	P	C	R	Mitigation Measures	P	C	R
22	Permitting delays (SMCRA, ACOE, MSHA, etc.) result in delays of construction and production.	Lack of ample time to acquire state and federal permits delay production and require additional working capital.	Initiate key permitting requirements immediately, including those related to clean coal transport and refuse impoundments.	2	4	8	Incorporate contingencies into development schedule.	1	2	2

MARSHALL MILLER & ASSOCIATES, INC.
91

Warrior Met Coal, Inc.
Blue Creek Mine Property
Year End 2023 Reserve Analysis
Technical Report Summary

Table 22-17: Select, Isolated Parcels of Uncontrolled Mineral (non-BLM lease) within Mine Plan (Risk 15)

No.	Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
				P	C	R		P	C	R
10	Select, Isolated Parcels of Uncontrolled Mineral within Mine Plan prohibit execution of mine plan. These parcels are associated with private (non-governmental) entities and individuals.	Payment of extortionary terms to secure mining rights; adjustment of mine plan to avoid adverse tracts.	Company has secured vast majority of land titles for development and mining of initial panels; continue efforts to secure timely title acquisition; mine plan defers production on adverse tracts to allow time to secure at reasonable cost.	5	2	**10**	As last resort, pay above-market price to secure mining right or adjust mine plan to avoid adverse tracts.	2	3	**6**

Table 22-18: Select, Isolated Parcels of Uncontrolled Mineral (BLM lease) within Mine Plan (Risk 16)

No.	Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
				P	C	R		P	C	R
11	Select, Isolated Parcels of Uncontrolled Mineral within Mine Plan prohibit execution of mine plan. These parcels are affiliated with Federal Bureau of Land Management (BLM) leases.	Adjustment of mine plan to avoid adverse tracts. Of important note, various presidential candidates have stated desire to limit leasing of federally owned mineral rights in an effort to reduce fossil fuel and natural resource production.	The company is actively pursuing BLM leases. Such activity should be prioritized to ensure that ample time to secure leases is available.	3	5	**15**	Develop mine plan to eliminate requirement for BLM leases as last resort.	3	4	**12**

23 Recommendations

Warrior Met is continuing to conduct ongoing geological campaigns to better define coal thickness, coal quality, and structure within the initial mine plan areas. As part of this campaign, significant efforts are being placed in defining fault networks proximal to the slope bottom and initial longwall districts. MM&A recommends continuing efforts in this regard. During this campaign, MM&A also recommends analyzing roof and floor samples for various geomechanical factors. A hydrogeological study is recommended to help refine water inflow concerns in isolated portions of the mine plan defined by others, most notably in the northern portions of reserve Area D.

MM&A recommends expediting the BLM lease acquisition process, as multiple key leases need to be obtained to execute the mine plan.

MARSHALL MILLER & ASSOCIATES, INC. 92

Warrior Met Coal, Inc. Blue Creek Mine Property Year End 2023 Reserve Analysis Technical Report Summary MARSHALL MILLER & ASSOCIATES, INC. 93 24 References 1. Various sources of geological information, including a digital exploration database, coal quality laboratory information, drillers’ and geologists’ logs, and geophysical logs. 2. Various engineering, permitting and mine plans as presented to MM&A by Warrior Met. 3. Various previous engineering and reserve reports conducted by MM&A on behalf of Warrior Met. 4. Publicly available information from various State and Federal agencies 5. Various mapping information obtained via the public domain. 25 Reliance on Information Provided by Registrant The qualified persons responsible for the development of this TRS have relied upon information provide by Warrior Met, including: 1. Marketing Information, including sales forecasts coal and transportation costs. 2. Legal Matters, including mineral and surface-based land and tenure, and supporting information pertaining to projected leases for BLM tracts. 3. Environmental Matters, including permit status, plans and refuse disposal plans and associated volumes.

APPENDIX A TABLE

Warrior Met Coal, LLC

Blue Creek Area

Underground Mineable Reserves as of December 31, 2023

Appendix A - Table 1 (Metric Tonnes)

Moisture	10%	Washed recoverable tons shown on 6.0% moisture basis
Preparation Plant Efficiency	100%	Included in Wash Recovery*

	Seam	Tons/ Acre-ft.	Wash Recovery*	Plant Eff.	Resource Thickness Measured	Resource Thickness Indicated	Resource Acres Measured	Resource Acres Indicated	Resource Acres Total	In Place Tonnes Measured	In Place Tonnes Indicated	In Place Tonnes Total	Clean, Moist, Demonstrated Tonnes Proven	Clean, Moist, Demonstrated Tonnes Probable	Clean, Moist, Demonstrated Tonnes Total
BC Area															
Block A															
Leased															
Continuous Mining	ML	1,940	84.62%	100%	1.45	1.47	2,575	1,318	3,893	6,548,324	3,410,716	9,959,041	560,271	316,638	876,909
Longwall Mining	ML	1,940	84.62%	100%									3,742,822	1,792,958	5,535,780
Continuous Mining	BC	1,866	88.23%	100%	4.58	4.35	2,575	1,318	3,893	19,948,499	9,708,948	29,657,447	1,767,938	932,806	2,700,744
Longwall Mining	BC	1,866	88.23%	100%									11,995,201	5,382,723	17,377,924
Total					**3.80**	**3.60**	**5,149**	**2,637**	**7,786**	**26,496,824**	**13,119,664**	**39,616,488**	**18,066,232**	**8,425,125**	**26,491,357**
Owned															
Continuous Mining	ML	1,940	84.62%	100%	1.56	1.57	202	1	203	556,377	2,123	558,499	68,950	29	68,979
Longwall Mining	ML	1,940	84.62%	100%									251,610	1,806	253,415
Continuous Mining	BC	1,866	88.23%	100%	5.20	5.22	202	1	203	1,779,570	6,813	1,786,383	216,296	98	216,394
Longwall Mining	BC	1,866	88.23%	100%									894,675	6,030	900,705
Total					**4.33**	**4.35**	**404**	**2**	**406**	**2,335,947**	**8,936**	**2,344,883**	**1,431,530**	**7,963**	**1,439,493**
Option															
Continuous Mining	ML	1,940	84.62%	100%	1.73	0.00	121	0	121	369,406	0	369,406	52,063	0	52,063
Longwall Mining	ML	1,940	84.62%	100%									106,446	0	106,446
Continuous Mining	BC	1,866	88.23%	100%	5.50	0.00	121	0	121	1,131,278	0	1,131,278	161,084	0	161,084
Longwall Mining	BC	1,866	88.23%	100%									366,146	0	366,146
Total					**4.57**	**0.00**	**243**	**0**	**243**	**1,500,684**	**0**	**1,500,684**	**685,739**	**0**	**685,739**
Adverse															
Continuous Mining	ML	1,940	84.62%	100%	1.54	1.57	530	1,058	1,588	1,435,702	2,931,559	4,367,261	117,822	244,092	361,915
Longwall Mining	ML	1,940	84.62%	100%									905,578	1,539,172	2,444,750
Continuous Mining	BC	1,866	88.23%	100%	4.96	4.97	530	1,058	1,588	4,446,086	8,907,894	13,353,981	268,503	538,840	807,343
Longwall Mining	BC	1,866	88.23%	100%									2,349,144	3,804,648	6,153,792
Total					**4.12**	**4.13**	**1,059**	**2,116**	**3,176**	**5,881,788**	**11,839,454**	**17,721,242**	**3,641,047**	**6,126,752**	**9,767,800**
Total															
Continuous Mining - ML_Only							2,898	1,319	4,217	7,474,107	3,412,839	10,886,946	681,285	316,667	997,952
Longwall Mining - ML_Only													4,100,877	1,794,764	5,895,641
Continuous Mining - BC_Only							2,898	1,319	4,217	22,859,347	9,715,761	32,575,108	2,145,318	932,904	3,078,221
Longwall Mining - BC_Only													13,256,022	5,388,752	18,644,775
Total							**5,797**	**2,638**	**8,435**	**30,333,454**	**13,128,600**	**43,462,054**	**20,183,502**	**8,433,087**	**28,616,589**
									0.68						
Owned							404	2	406	2,335,947	8,936	2,344,883	1,431,530	7,963	1,439,493
Leased							5,149	2,637	7,786	26,496,824	13,119,664	39,616,488	18,066,232	8,425,125	26,491,357
Option							243	0	243	1,500,684	0	1,500,684	685,739	0	685,739
Total							**5,797**	**2,638**	**8,435**	**30,333,454**	**13,128,600**	**43,462,054**	**20,183,502**	**8,433,087**	**28,616,589**

WARM121 BCM Table (2024-01-26).xlsx • Metric Tonnes • 1/26/2024

Page 1 of 8

Warrior Met Coal, LLC
Blue Creek Area
Underground Mineable Reserves as of December 31, 2023
Appendix A - Table 1 (Metric Tonnes)

Moisture	10%	Washed recoverable tons shown on 6.0% moisture basis
Preparation Plant Efficiency	100%	Included in Wash Recovery*

	Seam	Tons/ Acre-ft.	Wash Recovery*	Plant Eff.	Resource Thickness Measured	Resource Thickness Indicated	Resource Acres Measured	Resource Acres Indicated	Resource Acres Total	In Place Tonnes Measured	In Place Tonnes Indicated	In Place Tonnes Total	Clean, Moist, Demonstrated Tonnes Proven	Clean, Moist, Demonstrated Tonnes Probable	Clean, Moist, Demonstrated Tonnes Total
Block B															
Leased															
Continuous Mining	ML	1,940	84.62%	100%	1.84	1.90	656	408	1,064	2,117,506	1,360,995	3,478,501	210,906	85,622	296,527
Longwall Mining	ML	1,940	84.62%	100%									1,257,804	811,118	2,068,922
Continuous Mining	BC	1,866	88.23%	100%	4.39	3.42	656	408	1,064	4,868,182	2,363,879	7,232,061	509,256	151,399	660,655
Longwall Mining	BC	1,866	88.23%	100%									3,013,626	1,513,950	4,527,576
Total					**3.61**	**2.86**	**1,311**	**816**	**2,127**	**6,985,687**	**3,724,874**	**10,710,562**	**4,991,592**	**2,562,088**	**7,553,680**
Owned															
Continuous Mining	ML	1,940	84.62%	100%	1.72	1.82	221	104	325	669,720	332,928	1,002,648	116,454	24,592	141,046
Longwall Mining	ML	1,940	84.62%	100%									158,768	152,904	311,673
Continuous Mining	BC	1,866	88.23%	100%	4.25	4.45	221	104	325	1,586,095	784,171	2,370,266	295,299	59,815	355,114
Longwall Mining	BC	1,866	88.23%	100%									356,927	376,916	733,843
Total					**3.50**	**3.67**	**441**	**208**	**649**	**2,255,815**	**1,117,099**	**3,372,914**	**927,448**	**614,227**	**1,541,676**
Option															
Continuous Mining	ML	1,940	84.62%	100%	1.85	1.87	364	273	637	1,182,017	898,694	2,080,710	87,466	53,654	141,121
Longwall Mining	ML	1,940	84.62%	100%									757,711	596,692	1,354,404
Continuous Mining	BC	1,866	88.23%	100%	4.34	3.40	364	273	637	2,670,889	1,572,424	4,243,312	213,073	94,141	307,214
Longwall Mining	BC	1,866	88.23%	100%									1,770,394	1,104,430	2,874,824
Total					**3.57**	**2.84**	**727**	**546**	**1,273**	**3,852,905**	**2,471,118**	**6,324,023**	**2,828,644**	**1,848,918**	**4,677,562**
Adverse															
Continuous Mining	ML	1,940	84.62%	100%	1.82	1.91	661	268	929	2,114,095	903,611	3,017,706	209,113	73,452	282,566
Longwall Mining	ML	1,940	84.62%	100%									1,163,680	489,866	1,653,545
Continuous Mining	BC	1,866	88.23%	100%	4.24	2.95	661	268	929	4,744,777	1,339,259	6,084,036	442,939	131,814	574,753
Longwall Mining	BC	1,866	88.23%	100%									2,647,153	1,067,725	3,714,877
Total					**3.49**	**2.53**	**1,322**	**537**	**1,859**	**6,858,872**	**2,242,870**	**9,101,742**	**4,462,884**	**1,762,857**	**6,225,741**
Total															
Continuous Mining - ML_Only							1,240	785	2,025	3,969,243	2,592,617	6,561,860	414,826	163,868	578,694
Longwall Mining - ML_Only													2,174,283	1,560,714	3,734,998
Continuous Mining - BC_Only							1,240	785	2,025	9,125,165	4,720,474	13,845,639	1,017,628	305,355	1,322,983
Longwall Mining - BC_Only													5,140,947	2,995,296	8,136,243
Total							**2,479**	**1,570**	**4,050**	**13,094,408**	**7,313,090**	**20,407,499**	**8,747,685**	**5,025,233**	**13,772,918**
Owned							441	208	649	2,255,815	1,117,099	3,372,914	927,448	614,227	1,541,676
Leased							1,311	816	2,127	6,985,687	3,724,874	10,710,562	4,991,592	2,562,088	7,553,680
Option							727	546	1,273	3,852,905	2,471,118	6,324,023	2,828,644	1,848,918	4,677,562
Total							**2,479**	**1,570**	**4,050**	**13,094,408**	**7,313,090**	**20,407,499**	**8,747,685**	**5,025,233**	**13,772,918**

WARM121 BCM Table (2024-01-26).xlsx • Metric Tonnes • 1/26/2024

Page 2 of 8

Warrior Met Coal, LLC
Blue Creek Area
Underground Mineable Reserves as of December 31, 2023
Appendix A - Table 1 (Metric Tonnes)

Moisture	10%	Washed recoverable tons shown on 6.0% moisture basis
Preparation Plant Efficiency	100%	Included in Wash Recovery*

	Seam	Tons/ Acre-ft.	Wash Recovery*	Plant Eff.	Resource Thickness		Resource Acres			In Place Tonnes			Clean, Moist, Demonstrated Tonnes		
					Measured	Indicated	Measured	Indicated	Total	Measured	Indicated	Total	Proven	Probable	Total
Block C															
Leased															
Continuous Mining	ML	1,940	84.62%	100%	2.00	2.06	266	625	891	938,247	2,267,999	3,206,246	77,434	164,687	242,121
Longwall Mining	ML	1,940	84.62%	100%									485,607	1,384,100	1,869,707
Continuous Mining	BC	1,866	88.23%	100%	3.44	3.29	266	625	891	1,549,871	3,485,650	5,035,521	131,392	252,491	383,883
Longwall Mining	BC	1,866	88.23%	100%									793,196	2,249,957	3,043,153
Total					**2.90**	**2.81**	**532**	**1,251**	**1,783**	**2,488,118**	**5,753,648**	**8,241,767**	**1,487,630**	**4,051,234**	**5,538,864**
Owned															
Continuous Mining	ML	1,940	84.62%	100%	1.85	1.84	267	43	310	867,704	138,545	1,006,250	86,770	5,948	92,719
Longwall Mining	ML	1,940	84.62%	100%									335,420	91,742	427,162
Continuous Mining	BC	1,866	88.23%	100%	4.15	4.30	267	43	310	1,874,244	311,446	2,185,690	189,009	14,109	203,118
Longwall Mining	BC	1,866	88.23%	100%									767,948	214,786	982,735
Total					**3.42**	**3.54**	**534**	**86**	**619**	**2,741,949**	**449,991**	**3,191,939**	**1,379,147**	**326,586**	**1,705,733**
Option															
Continuous Mining	ML	1,940	84.62%	100%	1.95	1.81	276	24	300	945,060	76,739	1,021,799	85,861	8,671	94,532
Longwall Mining	ML	1,940	84.62%	100%									452,007	43,369	495,376
Continuous Mining	BC	1,866	88.23%	100%	3.63	3.39	276	24	300	1,697,742	138,146	1,835,888	159,765	15,872	175,637
Longwall Mining	BC	1,866	88.23%	100%									852,700	82,876	935,576
Total					**3.03**	**2.82**	**552**	**48**	**600**	**2,642,802**	**214,885**	**2,857,687**	**1,550,332**	**150,789**	**1,701,122**
Adverse															
Continuous Mining	ML	1,940	84.62%	100%	1.82	2.12	870	1,401	2,271	2,780,849	5,228,153	8,009,001	262,218	454,077	716,295
Longwall Mining	ML	1,940	84.62%	100%									1,551,198	2,815,165	4,366,363
Continuous Mining	BC	1,866	88.23%	100%	3.46	2.49	870	1,401	2,271	5,094,624	5,896,294	10,990,918	460,042	646,298	1,106,340
Longwall Mining	BC	1,866	88.23%	100%									2,735,839	4,603,857	7,339,696
Total					**2.88**	**2.31**	**1,740**	**2,802**	**4,542**	**7,875,473**	**11,124,447**	**18,999,919**	**5,009,298**	**8,519,397**	**13,528,694**
Total															
Continuous Mining - ML_Only							809	692	1,501	2,751,011	2,483,283	5,234,294	250,065	179,307	429,372
Longwall Mining - ML_Only													1,273,034	1,519,211	2,792,245
Continuous Mining - BC_Only							809	692	1,501	5,121,858	3,935,242	9,057,099	480,166	282,472	762,638
Longwall Mining - BC_Only													2,413,844	2,547,619	4,961,464
Total							**1,618**	**1,385**	**3,002**	**7,872,869**	**6,418,524**	**14,291,393**	**4,417,109**	**4,528,610**	**8,945,719**
Owned							534	86	619	2,741,949	449,991	3,191,939	1,379,147	326,586	1,705,733
Leased							532	1,251	1,783	2,488,118	5,753,648	8,241,767	1,487,630	4,051,234	5,538,864
Option							552	48	600	2,642,802	214,885	2,857,687	1,550,332	150,789	1,701,122
Total							**1,618**	**1,385**	**3,002**	**7,872,869**	**6,418,524**	**14,291,393**	**4,417,109**	**4,528,610**	**8,945,719**

WARM121 BCM Table (2024-01-26).xlsx • Metric Tonnes • 1/26/2024

Page 3 of 8

Warrior Met Coal, LLC

Blue Creek Area

Underground Mineable Reserves as of December 31, 2023

Appendix A - Table 1 (Metric Tonnes)

Moisture	10%	Washed recoverable tons shown on 6.0% moisture basis
Preparation Plant Efficiency	100%	Included in Wash Recovery*

	Seam	Tons/ Acre-ft.	Wash Recovery*	Plant Eff.	Resource Thickness Measured	Resource Thickness Indicated	Resource Acres Measured	Resource Acres Indicated	Resource Acres Total	In Place Tonnes Measured	In Place Tonnes Indicated	In Place Tonnes Total	Clean, Moist, Demonstrated Tonnes Proven	Clean, Moist, Demonstrated Tonnes Probable	Clean, Moist, Demonstrated Tonnes Total
Block D															
Leased															
Continuous Mining	ML	1,940	84.62%	100%	1.45	1.45	684	292	976	1,746,848	744,971	2,491,819	195,261	86,095	281,357
Longwall Mining	ML	1,940	84.62%	100%									943,698	402,384	1,346,082
Continuous Mining	BC	1,866	88.23%	100%	4.63	3.31	684	292	976	5,359,703	1,635,664	6,995,367	638,804	195,118	833,922
Longwall Mining	BC	1,866	88.23%	100%									2,968,745	946,811	3,915,556
Total					**3.85**	**2.73**	**1,368**	**583**	**1,951**	**7,106,552**	**2,380,635**	**9,487,187**	**4,746,508**	**1,630,408**	**6,376,916**
Owned															
Continuous Mining	ML	1,940	84.62%	100%	1.59	1.56	830	213	1,043	2,319,881	585,561	2,905,441	258,515	71,787	330,302
Longwall Mining	ML	1,940	84.62%	100%									1,141,960	302,258	1,444,218
Continuous Mining	BC	1,866	88.23%	100%	4.29	3.94	830	213	1,043	6,031,964	1,422,439	7,454,403	701,135	160,815	861,950
Longwall Mining	BC	1,866	88.23%	100%									3,112,320	820,561	3,932,881
Total					**3.54**	**3.25**	**1,659**	**426**	**2,086**	**8,351,844**	**2,008,000**	**10,359,844**	**5,213,930**	**1,355,421**	**6,569,351**
Adverse															
Continuous Mining	ML	1,940	84.62%	100%	1.56	1.53	134	478	612	369,442	1,283,259	1,652,701	39,400	187,234	226,634
Longwall Mining	ML	1,940	84.62%	100%									203,798	482,893	686,691
Continuous Mining	BC	1,866	88.23%	100%	3.97	3.99	134	478	612	902,849	3,230,186	4,133,035	81,597	441,349	522,946
Longwall Mining	BC	1,866	88.23%	100%									550,351	1,341,708	1,892,059
Total					**3.27**	**3.29**	**269**	**955**	**1,224**	**1,272,291**	**4,513,445**	**5,785,736**	**875,145**	**2,453,184**	**3,328,330**
Total															
Continuous Mining - ML_Only							1,514	505	2,019	4,066,729	1,330,532	5,397,261	453,776	157,882	611,658
Longwall Mining - ML_Only													2,085,658	704,643	2,790,301
Continuous Mining - BC_Only							1,514	505	2,019	11,391,667	3,058,102	14,449,770	1,339,938	355,933	1,695,872
Longwall Mining - BC_Only													6,081,065	1,767,371	7,848,437
Total							**3,027**	**1,010**	**4,037**	**15,458,396**	**4,388,634**	**19,847,031**	**9,960,438**	**2,985,830**	**12,946,268**
Owned							1,659	426	2,086	8,351,844	2,008,000	10,359,844	5,213,930	1,355,421	6,569,351
Leased							1,368	583	1,951	7,106,552	2,380,635	9,487,187	4,746,508	1,630,408	6,376,916
Option							0	0	0	0	0	0	0	0	0
Total							**3,027**	**1,010**	**4,037**	**15,458,396**	**4,388,634**	**19,847,031**	**9,960,438**	**2,985,830**	**12,946,268**

WARM121 BCM Table (2024-01-26).xlsx • Metric Tonnes • 1/26/2024

Page 4 of 8

Warrior Met Coal, LLC

Blue Creek Area

Underground Mineable Reserves as of December 31, 2023

Appendix A - Table 1 (Metric Tonnes)

Moisture	10%	Washed recoverable tons shown on 6.0% moisture basis
Preparation Plant Efficiency	100%	Included in Wash Recovery*

	Seam	Tons/ Acre-ft.	Wash Recovery*	Plant Eff.	Resource Thickness		Resource Acres			In Place Tonnes			Clean, Moist, Demonstrated Tonnes		
					Measured	Indicated	Measured	Indicated	Total	Measured	Indicated	Total	Proven	Probable	Total
Block E1															
Leased															
Continuous Mining	ML	1,937	65.68%	100%	0.00	1.77	0	910	910	0	2,824,883	2,824,883	0	203,178	203,178
Longwall Mining	ML	1,937	65.68%	100%									0	1,062,795	1,062,795
Continuous Mining	BC	1,909	71.79%	100%	0.00	2.56	0	910	910	0	4,039,468	4,039,468	0	289,795	289,795
Longwall Mining	BC	1,909	71.79%	100%									0	1,724,497	1,724,497
Total					**0.00**	**2.23**	**0**	**1,821**	**1,821**	**0**	**6,864,351**	**6,864,351**	**0**	**3,280,265**	**3,280,265**
Adverse															
Continuous Mining	ML	1,937	65.68%	100%	0.00	1.73	0	981	981	0	2,979,168	2,979,168	0	223,062	223,062
Longwall Mining	ML	1,937	65.68%	100%									0	1,029,603	1,029,603
Continuous Mining	BC	1,909	71.79%	100%	0.00	2.39	0	981	981	0	4,055,752	4,055,752	0	316,526	316,526
Longwall Mining	BC	1,909	71.79%	100%									0	1,563,616	1,563,616
Total					**0.00**	**2.11**	**0**	**1,961**	**1,961**	**0**	**7,034,920**	**7,034,920**	**0**	**3,132,807**	**3,132,807**
Block E1 has been moved to all indicated/proven due to questionable/minimum quality information															
Total															
Continuous Mining - ML_Only							0	910	910	0	2,824,883	2,824,883	0	203,178	203,178
Longwall Mining - ML_Only													0	1,062,795	1,062,795
Continuous Mining - BC_Only							0	910	910	0	4,039,468	4,039,468	0	289,795	289,795
Longwall Mining - BC_Only													0	1,724,497	1,724,497
Total							**0**	**1,821**	**1,821**	**0**	**6,864,351**	**6,864,351**	**0**	**3,280,265**	**3,280,265**
Owned							0	0	0	0	0	0	0	0	0
Leased							0	1,821	1,821	0	6,864,351	6,864,351	0	3,280,265	3,280,265
Option							0	0	0	0	0	0	0	0	0
Total							**0**	**1,821**	**1,821**	**0**	**6,864,351**	**6,864,351**	**0**	**3,280,265**	**3,280,265**
Block E2															
Leased															
Continuous Mining	ML	2,100	65.18%	100%	0.00	1.01	0	1,116	1,116	0	2,154,120	2,154,120	0	0	0
Longwall Mining	ML	2,100	65.18%	100%									0	0	0
Continuous Mining	BC	2,090	64.37%	100%	0.00	2.27	0	1,116	1,116	0	4,799,626	4,799,626	0	0	0
Longwall Mining	BC	2,090	64.37%	100%									0	0	0
Total					**0.00**	**1.88**	**0**	**2,232**	**2,232**	**0**	**6,953,745**	**6,953,745**	**0**	**0**	**0**

WARM121 BCM Table (2024-01-26).xlsx • Metric Tonnes • 1/26/2024

Page 5 of 8

Warrior Met Coal, LLC

Blue Creek Area

Underground Mineable Reserves as of December 31, 2023

Appendix A - Table 1 (Metric Tonnes)

Moisture	10%	Washed recoverable tons shown on 6.0% moisture basis
Preparation Plant Efficiency	100%	Included in Wash Recovery*

		Tons/	Wash	Plant	Resource Thickness		Resource Acres			In Place Tonnes			Clean, Moist, Demonstrated Tonnes		
	Seam	Acre-ft.	Recovery*	Eff.	Measured	Indicated	Measured	Indicated	Total	Measured	Indicated	Total	Proven	Probable	Total
Adverse															
Continuous Mining	ML	2,100	65.18%	100%	0.00	1.00	0	633	633	0	1,202,955	1,202,955	0	0	0
Longwall Mining	ML	2,100	65.18%	100%									0	0	0
Continuous Mining	BC	2,090	64.37%	100%	0.00	2.24	0	633	633	0	2,683,916	2,683,916	0	0	0
Longwall Mining	BC	2,090	64.37%	100%									0	0	0
Total					**0.00**	**1.85**	**0**	**1,266**	**1,266**	**0**	**3,886,870**	**3,886,870**	**0**	**0**	**0**
Total															
Continuous Mining - ML_Only							0	1,116	1,116	0	2,154,120	2,154,120	0	0	0
Longwall Mining - ML_Only													0	0	0
Continuous Mining - BC_Only							0	1,116	1,116	0	4,799,626	4,799,626	0	0	0
Longwall Mining - BC_Only													0	0	0
Total							**0**	**2,232**	**2,232**	**0**	**6,953,745**	**6,953,745**	**0**	**0**	**0**
Owned							0	0	0	0	0	0	0	0	0
Leased							0	2,232	2,232	0	6,953,745	6,953,745	0	0	0
Option							0	0	0	0	0	0	0	0	0
Total							**0**	**2,232**	**2,232**	**0**	**6,953,745**	**6,953,745**	**0**	**0**	**0**
Block E3															
Leased															
Continuous Mining	ML	2,100	65.18%	100%	0.00	1.42	0	3,953	3,953	0	10,701,054	10,701,054	0	0	0
Longwall Mining	ML	2,100	65.18%	100%									0	0	0
Continuous Mining	BC	2,090	64.37%	100%	0.00	2.91	0	3,953	3,953	0	21,815,468	21,815,468	0	0	0
Longwall Mining	BC	2,090	64.37%	100%									0	0	0
Total					**0.00**	**2.42**	**0**	**7,906**	**7,906**	**0**	**32,516,522**	**32,516,522**	**0**	**0**	**0**
Owned															
Continuous Mining	ML	2,100	65.18%	100%	0.00	0.85	0	30	30	0	48,217	48,217	0	0	0
Longwall Mining	ML	2,100	65.18%	100%									0	0	0
Continuous Mining	BC	2,090	64.37%	100%	0.00	2.52	0	30	30	0	141,612	141,612	0	0	0
Longwall Mining	BC	2,090	64.37%	100%									0	0	0
Total					**0.00**	**2.09**	**0**	**59**	**59**	**0**	**189,828**	**189,828**	**0**	**0**	**0**
Adverse															
Continuous Mining	ML	2,100	65.18%	100%	0.00	1.09	0	3,788	3,788	0	7,868,832	7,868,832	0	0	0
Longwall Mining	ML	2,100	65.18%	100%									0	0	0
Continuous Mining	BC	2,090	64.37%	100%	0.00	2.88	0	3,788	3,788	0	20,704,212	20,704,212	0	0	0
Longwall Mining	BC	2,090	64.37%	100%									0	0	0
Total					**0.00**	**2.39**	**0**	**7,576**	**7,576**	**0**	**28,573,043**	**28,573,043**	**0**	**0**	**0**

WARM121 BCM Table (2024-01-26).xlsx • Metric Tonnes • 1/26/2024

Page 6 of 8

Warrior Met Coal, LLC
Blue Creek Area
Underground Mineable Reserves as of December 31, 2023
Appendix A - Table 1 (Metric Tonnes)

Moisture	10%	Washed recoverable tons shown on 6.0% moisture basis
Preparation Plant Efficiency	100%	Included in Wash Recovery*

Seam	Tons/ Acre-ft.	Wash Recovery*	Plant Eff.	Resource Thickness		Resource Acres			In Place Tonnes			Clean, Moist, Demonstrated Tonnes		
				Measured	Indicated	Measured	Indicated	Total	Measured	Indicated	Total	Proven	Probable	Total
Total														
Continuous Mining - ML_Only						0	3,983	3,983	0	10,749,271	10,749,271	0	0	0
Longwall Mining - ML_Only												0	0	0
Continuous Mining - BC_Only						0	3,982	3,982	0	21,957,079	21,957,079	0	0	0
Longwall Mining - BC_Only												0	0	0
Total						**0**	**7,965**	**7,965**	**0**	**32,706,351**	**32,706,351**	**0**	**0**	**0**
Owned						0	59	59	0	189,828	189,828	0	0	0
Leased						0	7,906	7,906	0	32,516,522	32,516,522	0	0	0
Option						0	0	0	0	0	0	0	0	0
Total						**0**	**7,965**	**7,965**	**0**	**32,706,351**	**32,706,351**	**0**	**0**	**0**
Grand Total														
Inclusive of Reserves (Blocks A-E)														
Continuous Mining - ML_Only						6,461	4,212	10,672	18,261,090	12,644,154	30,905,244	1,799,952	1,020,902	2,820,854
Longwall Mining - ML_Only												9,633,852	6,642,128	16,275,980
Continuous Mining - BC_Only						6,461	4,212	10,672	48,498,038	25,469,047	73,967,084	4,983,050	2,166,459	7,149,509
Longwall Mining - BC_Only												26,891,879	14,423,536	41,315,415
Total						**12,921**	**8,424**	**21,345**	**66,759,127**	**38,113,201**	**104,872,328**	**43,308,734**	**24,253,025**	**67,561,758**
Owned						3,039	722	3,760	15,685,555	3,584,025	19,269,580	8,952,056	2,304,197	11,256,252
Leased						8,360	7,108	15,468	43,077,181	31,843,173	74,920,354	29,291,962	19,949,121	49,241,083
Option						1,522	594	2,116	7,996,391	2,686,002	10,682,394	5,064,716	1,999,707	7,064,423
Total						**12,921**	**8,424**	**21,345**	**66,759,127**	**38,113,201**	**104,872,328**	**43,308,734**	**24,253,025**	**67,561,758**
Adverse						4,391	8,372	12,763	21,888,424	36,755,136	58,643,559	13,988,375	21,994,998	35,983,372
Exclusive of Reserves (Blocks E1-E2)														
Continuous Mining - ML_Only						0	5,099	5,099	0	12,903,391	12,903,391			
Longwall Mining - ML_Only														
Continuous Mining - BC_Only						0	5,098	5,098	0	26,756,705	26,756,705			
Longwall Mining - BC_Only														
Total						**0**	**10,197**	**10,197**	**0**	**39,660,096**	**39,660,096**			
Owned						0	59	59	0	189,828	189,828			
Leased						0	10,138	10,138	0	39,470,268	39,470,268			
Option						0	0	0	0	0	0			
Total						**0**	**10,197**	**10,197**	**0**	**39,660,096**	**39,660,096**			
Adverse						0	8,842	8,842	0	32,459,914	32,459,914			

WARM121 BCM Table (2024-01-26).xlsx • Metric Tonnes • 1/26/2024

Page 7 of 8

Warrior Met Coal, LLC

Blue Creek Area

Underground Mineable Reserves as of December 31, 2023

Appendix A - Table 1 (Metric Tonnes)

Moisture	10%	Washed recoverable tons shown on 6.0% moisture basis
Preparation Plant Efficiency	100%	Included in Wash Recovery*

Seam	Tons/ Acre-ft.	Wash Recovery*	Plant Eff.	Resource Thickness		Resource Acres			In Place Tonnes			Clean, Moist, Demonstrated Tonnes		
				Measured	Indicated	Measured	Indicated	Total	Measured	Indicated	Total	Proven	Probable	Total
Grand Total														
Continuous Mining - ML_Only						6,461	9,311	15,771	18,261,090	25,547,545	43,808,635	1,799,952	1,020,902	2,820,854
Longwall Mining - ML_Only												9,633,852	6,642,128	16,275,980
Continuous Mining - BC_Only						6,461	9,310	15,771	48,498,038	52,225,751	100,723,789	4,983,050	2,166,459	7,149,509
Longwall Mining - BC_Only												26,891,879	14,423,536	41,315,415
Total						**12,921**	**18,621**	**31,542**	**66,759,127**	**77,773,297**	**144,532,424**	**43,308,734**	**24,253,025**	**67,561,758**
Owned						3,039	781	3,820	15,685,555	3,773,853	19,459,409	8,952,056	2,304,197	11,256,252
Leased						8,360	17,246	25,606	43,077,181	71,313,441	114,390,622	29,291,962	19,949,121	49,241,083
Option						1,522	594	2,116	7,996,391	2,686,002	10,682,394	5,064,716	1,999,707	7,064,423
Total						**12,921**	**18,621**	**31,542**	**66,759,127**	**77,773,297**	**144,532,424**	**43,308,734**	**24,253,025**	**67,561,758**
Adverse						4,391	17,214	21,604	21,888,424	69,215,049	91,103,473	13,988,375	21,994,998	35,983,372

*Average total seam thickness by mine

Definitions: Total seam is the thickness of coal and non-coal partings from the top to the base of the seam, excluding the middleman.

Wash recovery is estimated via a plant simulation utilizing multi-gravity data available to target a 10.2% ash product from exploration data and MM&A's experience in the subject coal horizons.

WARM121 BCM Table (2024-01-26).xlsx • Metric Tonnes • 1/26/2024

Page 8 of 8